SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



              Date of Report (Date of earliest  event reported):
                                  March 2, 1999


                        Waste Systems International, Inc.
                    (formerly "BioSafe International, Inc.")
             (Exact name of Registrant as specified in its charter)




          Delaware                      0-25998                  95-4203626
(State or other jurisdiction       (Commission File           (I.R.S. Employer
      of incorporation)                  Number)             Identification No.)



                          420 Bedford Street, Suite 300
                         Lexington, Massachusetts 02173
              (Address of principal executive offices and zip code)



                Registrant's  telephone number,  including area code:
                                    (781) 862-3000

         ITEM 5.   OTHER EVENTS.

         On March 2, 1999, the Registrant completed a private offering of 10,000 units (the "Units"), each consisting of $10,000 principal amount of 11 1/2% senior notes due 2006 (the "Notes") and warrants to purchase 150 shares of common stock of the Registrant, par value $.01 ("Common Stock") at an exercise price of $6.25 per share (the "Warrants").

         First Albany Corporation (the "Initial Purchaser") initially purchased the Units at a discount of 2.5% of the principal amount of the Notes. The price to purchasers of Units from the Initial Purchaser was 100% of the principal amount of the Notes.

         The net proceeds to the Registrant from the sale of the Units, after deducting the discount to the Initial Purchaser and related issuance costs, was approximately $97.3 million. The Registrant will use the net proceeds to complete a buyback of 500,000 shares of Common Stock, finance pending and future acquisitions, repay outstanding debt, as well as for general corporate purposes.

         Delivery of the Units was made on March 2, 1999 through the facilities of the Depository Trust Company, against payment therefor in immediately available funds.

         The Notes, in the aggregate principal amount of $100,000,000, were issued under an Indenture dated March 2, 1999 between the Registrant and IBJ Whitehall Bank & Trust Company, as trustee, and mature on January 15, 2006.

         The Notes bear interest at a rate of 11 1/2% per annum except as set forth below. In the event that the Registrant has not achieved an Adjusted Stockholders' Equity (as defined herein) of at least $40 million by each of December 31, 1999, June 30, 2000 and December 31, 2000, the interest rate of the Notes shall be adjusted on the date following such dates to 13%, 14% and 15% per annum, respectively, except as such rate may be adjusted as otherwise set forth herein in connection with a default of the Registrant's obligation to file, cause to be declared effective and keep effective registration statements filed with the Securities and Exchange Commission. "Adjusted Stockholders' Equity" means the Registrant's stockholders' equity as shown on its consolidated balance sheets filed as part of its regular reports with the Securities and Exchange Commission, less the amount of any increase therein resulting from the issuance of shares of Common Stock in exchange for outstanding 7% convertible subordinated notes due 2005 of the Registrant, to the extent, if any, that such issuance exceeds 2,343,646 shares of Common Stock in the aggregate.

         Interest accrues on the Notes from the March 2, 1999 and will be payable semi-annually in arrears on each January 15 and July 15, commencing July 15, 1999, to holders of record of the Notes on January 1 and July 1, respectively, subject to prepayment under certain circumstances described herein.

         Pursuant to a registration rights agreement, the Registrant is obligated to file a registration statement under the Securities Act of 1933 with respect to either (i) an exchange offer with respect to the Notes
(the "Exchange Offer") or (ii) resales of the Notes, and, if the Registrant does not either make such a filing prior to the date that is 180 days after March 2, 1999, or does not consummate such Exchange Offer or cause a shelf registration statement with respect to such resales to be declared effective on or prior to the date that is 240 days after March 2, 1999, the interest rate on the Notes will increase by 0.5% per annum, in either case for so long as such failure continues.


         Upon a Change of Control (as defined in the Indenture), the Registrant will be required, subject to certain conditions, to make an offer to repurchase all of the outstanding Notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of such repurchase.

         The Warrants, representing the right to purchase an aggregate of 1,500,000 shares of Common Stock, were issued pursuant to a Warrant Agreement dated March 2, 1999 between the Registrant and IBJ Whitehall Bank & Trust Company, as warrant agent.

         The Warrants are exercisable from and after September 2, 1999, to and including March 2, 2004. Each Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $6.25 per share. The number of shares for which, and the price per share at which, a Warrant is exercisable, are subject to adjustment upon the occurrence of certain events as provided in the Warrant Agreement.

         Pursuant to a registration rights agreement, the Registrant is required within 180 days of March 2, 1999 to file a shelf registration statement with respect to the resale of the Warrants, the issuance of Common Stock upon the exercise of the Warrants and, under certain circumstances if required by law, the resale of Common Stock issuable upon exercise of the Warrants, and to use its reasonable best efforts to cause such registration statement to be declared effective, subject to certain exceptions, on or before 240 days after March 2, 1999. If the Registrant does not comply with its obligations under this registration rights agreement the interest rate on the Notes will be subject to increase by 0.5% for so long as such failure continues. The Registrant has also agreed to do all things reasonably required to maintain the quotation of the Common Stock on the Nasdaq SmallCap Market.

 ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL   INFORMATION AND EXHIBITS.

         (a)      Financial statements of business acquired:

                  Not Applicable


         (b)      Pro forma financial information:

                  Not Applicable


         (c)      Exhibits:

Exhibit No.

         1.1 Purchase Agreement, dated February 25, 1999, by and among First Albany Corporation and Waste
                  Systems International, Inc. and its subsidiaries.

         4.1 Indenture, dated as of March 2, 1999, between Waste Systems International, Inc. and its subsidiaries and IBJ Whitehall Bank & Trust Company, including a form of the 11 1/2% Senior Note due 2006.

         4.2 Warrant Agreement, dated as of March 2, 1999, between Waste Systems International, Inc. and IBJ Whitehall Bank & Trust Company, a New York banking corporation as warrant agent.

         4.3 Note Registration Rights Agreement, dated as of March 2, 1999, by and among Waste Systems International, Inc. and its subsidiaries and First Albany Corporation.

         4.4 Warrant Registration Rights Agreement, dated as of March 2, 1999, by and among Waste Systems International, Inc. and its subsidiaries and First Albany Corporation.

         99 Press Release of Waste Systems International, Inc. dated March 2, 1999.

Exhibits


Exhibit No.       Description

         1.1 Purchase Agreement, dated February 25, 1999, by and among First Albany Corporation and Waste
                  Systems International, Inc. and its subsidiaries.

         4.1 Indenture, dated as of March 2, 1999, between Waste Systems International, Inc.and its subsidiaries and IBJ Whitehall Bank & Trust Company, including a form of the 11 1/2% Senior Note due 2006.

         4.2 Warrant Agreement, dated as of March 2, 1999, between Waste Systems International, Inc. and IBJ Whitehall Bank & Trust Company, a New York banking corporation as warrant agent.

         4.3 Note Registration Rights Agreement, dated as of March 2, 1999, by and among Waste Systems International, Inc. and its subsidiaries and First Albany Corporation.

         4.4 Warrant Registration Rights Agreement, dated as of March 2, 1999, by and among Waste Systems International, Inc. and its subsidiaries and First Albany Corporation.

         99 Press Release of Waste Systems International, Inc. dated March 2, 1999.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           WASTE SYSTEMS INTERNATIONAL, INC.



Date: March 12, 1999     By: /s/    Philip Strauss
                                    -----------------
                                    Philip Strauss
                                    Chairman, Chief Executive Officer and
                                    President
                                   (Principal Executive Officer)


Date:  March 12, 1999      By: /s/  Robert Rivkin
                                   ----------------
                                   Robert Rivkin
                                   Executive Vice President - Acquisitions
                                   Chief Financial Officer and Secretary
                                   (Principal Financial and Accounting Officer)

EXHIBIT No.  1.1
------------------

                        WASTE SYSTEMS INTERNATIONAL, INC.
                            (a Delaware corporation)

                                  10,000 Units

                     Consisting of an aggregate of
          $100,000,000 Principal Amount of 11 1/2% Senior Notes due 2005 and 1,500,000 Warrants to Purchase One Share of Common Stock per Warrant



                               PURCHASE AGREEMENT



                            Dated: February 25, 1999

                                Table of Contents
                                                                       Page

SECTION 1.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
                              SUBSIDIARY GUARANTORS.....................2
(a)      Representations and Warranties of the Company and the
                     Subsidiary Guarantors..............................2
(b)      Officers' Certificates.......................
             ...........................................................11

SECTION 2.        PURCHASE, SALE AND DELIVERY OF THE UNITS..............11
(a)      Units..........................................................11
(b)      Payment........................................................11
(c)      Denominations; Registration....................................11

SECTION 3.        REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE
                  INITIAL PURCHASER.....................................12
(a)      Terms and Conditions of Resales................................12
(b)      Offers and Sales only to Qualified Institutional Buyers........12
(c)      No General Solicitation.................................  .....12
(d)      No Liability for Subsequent Transfers..........................12
(e)      Delivery of Offering Memorandum................................13

SECTION 4.        COVENANTS OF THE COMPANY..............................13
(a)      Offering Memorandum....................................... ....13
(b)      Amendment to Offering Memorandum...............................13
(c)      Notice and Effect of Material Events...........................13
(d)      Transfer Restrictions...............................      .....13
(e)      Restriction on Repurchases.....................................14
(f)      Investment Company.............................................14
(g)      Qualification of Units for Offer and Sale......................14
(h)      Payment of Expenses............................................14
(i)      Rule 144A(d)(4) Information....................................15
(j)      Eligibility of Units, Notes, Warrants and Warrant Shares.......15
(k)      Public Filings.................................................15
(l)      No Sale Requiring Registration.................................15
(m)      Required Legends...............................................15
(n)      No Public Offering or Solicitation.............................15
(o)      Public Solicitation of Tenders.................................15
(p)      Limitation on Public Offering of Debt Securities...............16
(q)      Use of Proceeds................................................16

SECTION 5.        CONDITIONS OF THE OBLIGATIONS OF THE INITIAL PURCHASER...16
(a)      No Material Misstatements or Omissions.........................16
(b)      Corporate Proceedings..........................................16
(c)      Opinion of Counsel for the Company.............................16
(d)      Opinion of General Counsel of the Company......................17
(e)      Opinion of Company's Pennsylvania Counsel......................17
(f)      Opinion of Counsel for the Initial Purchaser...................17
(g)      Accountant's Consent; Comfort Letter...........................17
(h)      Bring-Down Comfort Letter......................................17
(i)      Officers' Certificate..........................................18
(j)      No Material Adverse Changes....................................18
(k)      PORTAL.........................................................19
(l)      Note Registration Rights Agreement.............................19
(m)      Warrant Registration Rights Agreement..........................19
(n)      Additional Documents...........................................19

SECTION 6.        INDEMNIFICATION AND CONTRIBUTION......................19
(a)      Indemnification of Initial Purchaser...........................19
(b)      Indemnification of the Company.................................20
(c)      Actions Against Parties; Notification..........................21
(d)      Contribution...................................................21
(e)      Information Provided by Initial Purchaser......................22

SECTION 7.        SURVIVAL OF REPRESENTATIONS, WARRANTIES AND OBLIGATIONS...22

SECTION 8.        NOTICES.............................................. 23

SECTION 9.        PARTIES...............................................23

SECTION 10.       ENTIRE AGREEMENT......................................23

SECTION 11.       GOVERNING LAW.........................................23

SECTION 12.       COUNTERPARTS..........................................23

SECTION 13.       EFFECT OF HEADINGS....................................23

                        WASTE SYSTEMS INTERNATIONAL, INC.
                            (a Delaware corporation)

                                  10,000 Units
                         Consisting of an aggregate of
           $100,000,000 Principal Amount of 11 1/2% Senior Notes due 2005 and 1,500,000 Warrants to Purchase One Share of Common Stock per Warrant

                               PURCHASE AGREEMENT



                                February 25, 1999



First Albany Corporation
30 South Pearl Street
Albany, NY 12201

Ladies and Gentlemen:

         Waste Systems International, Inc., a Delaware corporation (the "Company"), and the subsidiaries of the Company set forth in Exhibit D hereto (the "Subsidiary Guarantors") confirm their agreement with First Albany Corporation (the "Initial Purchaser") with respect to the issue and sale by the Company and the purchase by the Initial Purchaser of $100,000,000 aggregate principal amount of the Company's 11 1/2% Senior Notes due 2005 (the "Notes") and 1,500,000 Warrants of the Company (the "Warrants"), each Warrant entitling the holder thereof to purchase one share of common stock, par value $.01 per share, of the Company (the "Common Stock"). The Notes and Warrants will be sold in Units (the "Units"), each Unit consisting of $10,000 principal amount of Notes and 150 Warrants. The Notes are to be issued pursuant to the Indenture dated as of March 2, 1999 (the "Indenture"), between the Company, the Subsidiary Guarantors and IBJ Whitehall Bank & Trust Company, as trustee (the "Trustee"). The Company's obligations under the Notes, including the due and punctual payment of interest on the Notes, will be unconditionally guaranteed by the Subsidiary Guarantors. The Warrants are to be issued pursuant to the Warrant Agreement dated as of March 2, 1999 (the "Warrant Agreement"), between the Company and IBJ Whitehall Bank & Trust Company, as warrant agent (the "Warrant Agent"). Shares of Common Stock issuable upon exercise of the Warrants are referred to herein as "Warrant Shares."

         The Company understands that the Initial Purchaser proposes to make an offering of the Units on the terms and in the manner set forth herein and in the Offering Memorandum (as hereinafter defined) as soon as the Initial Purchaser deems advisable after this Agreement has been executed and delivered, subject to the conditions set forth herein and in the Units, Notes and Warrants, to, and only to, qualified institutional buyers (each, a "Qualified Institutional Buyer") as defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), in transactions exempt from registration under the Securities Act pursuant to Rule 144A. The Notes and Warrants shall be separately transferable immediately upon issuance. Holders of the Notes will be entitled to the benefits of the Note Registration Rights Agreement of even date herewith (the "Note Registration Rights Agreement") between the Company, the Subsidiary Guarantors and the Initial Purchaser, pursuant to which the Company will file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act registering the Notes or the Exchange Notes referred to in the Note Registration Rights Agreement. Holders of the Warrants will be entitled to the benefits of the Warrant Registration Rights Agreement of even date herewith (the "Warrant Registration Rights Agreement") between the Company, the Subsidiary Guarantors and the Initial Purchaser, pursuant to which the Company will file a shelf registration statement (the "Warrant Registration Statement") with the Commission under the Securities Act registering the Warrants and the Warrant Shares referred to in the Warrant Registration Rights Agreement. As used herein, this Agreement, the Indenture, the Warrant Agreement, the Note Registration Rights Agreement and the Warrant Registration Rights Agreement shall be collectively referred to as the "Transaction Documents." The Units, the Notes, the Warrants and the Transaction Documents are more fully described in the Offering Memorandum.

         The Units will be offered and sold to the Initial Purchaser without being registered under the Securities Act, in reliance upon an exemption from the registration requirements thereunder. The Company has prepared and delivered to the Initial Purchaser a preliminary offering memorandum dated February 12, 1999 (such preliminary offering memorandum, including the documents incorporated by reference therein, being hereinafter referred to as the "Preliminary Offering Memorandum") and has authorized the Initial Purchaser to distribute copies thereof in connection with the offering and resale of the Units as provided herein. The Company is also preparing and will deliver to the Initial Purchaser a final offering memorandum dated the date hereof (such final offering memorandum, including the documents incorporated or deemed to be incorporated by reference therein, in the form first furnished to the Initial Purchaser for use in connection with the offering of the Units being hereinafter referred to as the "Final Offering Memorandum") and hereby authorizes the Initial Purchaser to distribute copies thereof in connection with the offering and resale of the Units as provided herein. All references herein to information that is "included" or "contained" in the Preliminary Offering Memorandum or the Final Offering Memorandum, and all references of like import, shall include the information (including financial statements) incorporated by reference therein, and all references herein to amendments or supplements to the Preliminary Offering Memorandum or the Final Offering Memorandum shall include any document filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which is incorporated by reference therein. The term "Offering Memorandum" as used herein means any offering memorandum (whether the
Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendments or supplements to either such document), that has been prepared and delivered by the Company to the Initial Purchaser in connection with the offering and resale of the Units. Capitalized terms used herein and not otherwise defined herein have the respective meanings specified in the Offering Memorandum.

SECTION 1Representations and Warranties of the Company and the Subsidiary Guarantors.

(a) Representations and Warranties of the Company and the Subsidiary Guarantors. The Company and the Subsidiary Guarantors represent and warrant to, and agree with, the Initial Purchaser as of the date hereof and the Closing Date referred to in Section 2(b) hereof, as follows:

(i) Offering Memorandum. The Preliminary Offering Memorandum did not and the Final Offering Memorandum (and any amendments or supplements thereto) does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in the Preliminary Offering Memorandum or the Final Offering Memorandum made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser specifically for use therein.

(ii) Incorporated Documents. The documents incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission, complied, or when so filed will comply, in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder (the "Exchange Act Regulations"), and when read together with the other information in the Offering Memorandum, at the date hereof and on the Closing Date, do not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(iii)    Independent  Accountants;  Financial  Statements.  KPMG LLP,  whose reports are  incorporated  by
         reference in the Offering Memorandum, are independent certified public accountants with respect to the Company as required by the Securities Act and the rules and regulations thereunder (the "Rules and Regulations"). The consolidated financial statements, together with the related notes and supporting schedules, incorporated by reference in the Offering Memorandum present fairly in all material respects the financial condition, results of operations and changes in financial condition of the Company and its consolidated subsidiaries at the dates and for the periods indicated and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The selected consolidated historical financial data included in the Offering Memorandum present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Offering Memorandum.

(iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries, including the Subsidiary Guarantors, considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(v) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Offering Memorandum and the Company is duly qualified as a foreign corporation to do business and is in good standing in each other jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it make such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. (vi) Good Standing of the Subsidiaries. Each subsidiary of the Company, including each Subsidiary Guarantor, to the extent applicable, has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own, lease and operate its properties and conduct its business, and each such subsidiary is duly qualified as a foreign corporation to do business and is in good standing in each other jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it requires such qualification, except where the failure to be so qualified would not reasonably be expected to have an Material Adverse Effect. Each subsidiary of the Company is set forth on Exhibit D hereto. (vii) Capitalization of the Company. The authorized, issued and outstanding capital stock of the Company as of September 30, 1998 is as set forth in the Offering Memorandum in the column entitled "Actual" under the caption "Capitalization" and there have been no material changes thereto since such date (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Offering Memorandum or pursuant to the exercise of convertible securities or options referred to in the Offering Memorandum). All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive or other similar rights of any securityholder of the Company. (viii) Capitalization of the Subsidiaries. All of the outstanding shares of capital stock of each of the Company's subsidiaries, including the Subsidiary Guarantors, have been duly authorized and validly issued and are fully paid and nonassessable and are owned, directly or indirectly, by the Company, free and clear of all liens, encumbrances, equities or claims other than encumbrances under the Credit Facility (as defined in the Offering Memorandum). None of the outstanding shares of capital stock of any of the Company's subsidiaries, including the Subsidiary Guarantors, was issued in violation of any preemptive or similar rights arising by operation of law, the charter or bylaws of any such subsidiary or any agreement or other instrument to which the Company or such subsidiary is a party or by which it is bound. (ix) No Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, including any Subsidiary Guarantor, on the one hand, and any director, officer or stockholder of the Company or any subsidiary of the Company, on the other hand, except as is described in the Offering Memorandum other than relationships that would not be required to be described in the Company's annual and quarterly reports filed with the Commission on Form 10-K and Form 10-Q, respectively, under Item 404 of Regulation S-K or that would be required to be described on a report to the Commission on Form 8-K under the Exchange Act and the rules and regulations thereunder. (x) Absence of Defaults and Conflicts. Neither the Company nor any subsidiary of the Company, including any Subsidiary Guarantor, is, or with the giving of notice or lapse of time or both would be, (i) in violation of its charter or bylaws or other governing document or (ii) in violation of, or default in, the performance or observation of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument, to which the Company or such subsidiary is a party or by which it may be bound, or to which any of its properties or assets is subject, except for violations or defaults which would not be reasonably likely to have a Material Adverse Effect. The execution and delivery of, and performance under, this Agreement, each of the other Transaction Documents and each of the Units, the Notes, the Warrants and the Warrant Shares and any other agreement or instrument entered into or issued, or to be entered into or issued, by the Company in connection with the transactions contemplated hereby or thereby, or in the Offering Memorandum, and the consummation of the transactions contemplated herein or therein, or in the Offering Memorandum, including the issuance of the Notes, the Warrants and the Warrant Shares, the issuance and sale of the Units and the use of the proceeds therefrom as described in the Offering Memorandum under "Use of Proceeds," and compliance by the Company with its obligations under the Transaction Documents and the Units, the Notes, the Warrants and the Warrant Shares have been duly authorized by all necessary corporate action and do not and will not (A) result in a material violation of, or constitute a default under, the certificate of incorporation, bylaws, or other governing documents of the Company or any subsidiary of the Company, (B) conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary of the Company pursuant to any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument, to which the Company or any subsidiary is a party or by which it or them may be bound, or to which any of their properties or assets is subject, or (C) violate any law, rule, administrative regulation or decree of any arbitrator, court, or any governmental agency or body having jurisdiction over the Company or any subsidiary of the Company, or any of its properties. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xi) Absence of Defaults and Conflicts by the Subsidiary Guarantors. The execution and delivery of, and performance under, this Agreement, the Indenture, the Note Registration Rights Agreement and the Warrant Registration Rights Agreement and the Notes and any other agreement or instrument entered into or issued, or to be entered into or issued, by the Subsidiary Guarantors in connection with the transactions contemplated hereby or thereby, or in the Offering Memorandum, and the consummation of the transactions contemplated herein or therein, or in the Offering Memorandum, including the issuance of the Notes, and compliance by each of the Subsidiary Guarantors with its obligations under this Agreement, the Indenture, the Note Registration Rights Agreement and the Warrant Registration Rights Agreement and the Notes have been duly authorized by all necessary corporate action and do not and will not (A) result in a material violation of, or constitute a default under, the certificate of incorporation, bylaws, or other governing documents of such Subsidiary Guarantor, (B) conflict with or constitute a breach of, or default or a Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Subsidiary Guarantor pursuant to any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument, to which such Subsidiary Guarantor is a party or by which it may be bound, or to which any of its properties or assets is subject, or (C) violate any law, rule, administrative regulation or decree of any arbitrator, court, or any governmental agency or body having jurisdiction over such Subsidiary Guarantor, or any of its properties.

(xii) Absence of Further Requirements. No consent, approval, authorization or order of, or filing or registration with, any court, governmental agency or body or financial
         institution is required in connection with the issuance of the Notes, the Warrants and the Warrant Shares, the issuance and sale of the Units, the execution, delivery and performance of the Transaction Documents or execution and delivery of the Units, the Notes, the Warrants or the Warrant Shares and the consummation of the transactions contemplated hereby and thereby (except such as may be required to comply with securities or Blue Sky laws of various jurisdictions or in connection with the registration under the Securities Act of the Notes, the Exchange Notes, the Warrants or the Warrant Shares and qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") in accordance with the Note Registration Rights Agreement and the Warrant Registration Rights Agreement).

(xiii)  Authorization  of  Agreements.  The Company has all necessary  corporate power and authority to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder; and each of this Agreement and the other Transaction Documents has been duly authorized, executed and delivered by the Company and constitutes and will constitute the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject as to enforcement (i) to bankruptcy, insolvency, reorganization, arrangement moratorium, fraudulent conveyance and similar laws of general applicability relating to or affecting creditors' rights, (ii) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law, and (iii) to the limitations imposed by United States federal or state securities laws on any rights to indemnity and contribution under this Agreement. Each of the Subsidiary Guarantors has all necessary corporate power and authority to execute and deliver this Agreement, the Indenture, the Note Registration Rights Agreement and the Warrant Registration Rights Agreement and to perform its obligations hereunder and thereunder; and each of this Agreement and the Indenture, the Note Registration Rights Agreement and the Warrant Registration Rights Agreement has been duly authorized, executed and delivered by the Subsidiary Guarantors and constitutes and will constitute the valid and legally binding agreement of each of the Subsidiary Guarantors, enforceable against each of the Subsidiary Guarantors in accordance with its terms, subject as to enforcement (i) to bankruptcy, insolvency, reorganization, arrangement moratorium, fraudulent conveyance and similar laws of general applicability relating to or affecting creditors' rights, (ii) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law, and (iii) to the limitations imposed by United States federal or state securities laws on any rights to indemnity and contribution under this
Agreement. The Note Registration Rights Agreement, the Warrant Registration Rights Agreement, the Warrant Agreement and the Indenture conform to the respective statements relating thereto in the Offering Memorandum. (xiv) Authorization of the Units, Notes and Warrants. The Company has all necessary corporate power and authority to execute and deliver the Units, Notes and Warrants and to perform its obligations thereunder. On the Closing Date, the Units, Notes and Warrants will have been duly authorized, and, when duly executed, authenticated, issued and delivered in accordance with their terms, will be duly and validly issued and outstanding, and will constitute the valid and legally binding obligations of the Company and, in the case of the Notes, the Subsidiary Guarantors enforceable in accordance with their terms, subject as to enforcement (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights, and (ii) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law. The Units, Notes and Warrants conform to the respective descriptions thereof in the Offering Memorandum. (xv) Authorization of Warrant Shares. The Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants. The Warrant Shares to be issued by Company pursuant to the Warrant Agreement have been duly authorized for issuance and sale, and, when issued and delivered by the Company pursuant to the Warrant Agreement, will be validly issued and fully paid and non-assessable and no holder of the Warrant Shares is or will be subject to personal liability by reason of being such a holder. The form of certificate used to evidence the Warrant Shares complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the Nasdaq SmallCap Market. The Common Stock, including the Warrant Shares, conforms to the description thereof in the Offering Memorandum. (xvi) Possession of Intellectual Property. The Company and each of its subsidiaries, including each of the Subsidiary Guarantors, owns or possesses, or can acquire on reasonable terms, adequate patents, patent
rights,  inventions,  trade secrets,   licenses,   know-how,   proprietary
techniques, including processes and substances, trademarks, service marks, trade names, copyrights and other intellectual property (collectively, "Intellectual Property") necessary for the business now or proposed to be conducted by it as described in the Offering Memorandum. Except as disclosed in the Offering Memorandum, neither of the Company nor any subsidiary of the Company has received any notice of infringement of or conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any Intellectual Property; and the use, in connection with the business and operations of the Company and its subsidiaries, of such Intellectual Property does not, to the knowledge of the Company, infringe or conflict with any Intellectual Property of any person, firm, corporation or association known to the Company other than infringements or conflicts which would not reasonably be expected to have a Material Adverse Effect.

(xvii) Title to Property. The Company and each of its subsidiaries, including each of the Subsidiary Guarantors, has good and marketable title to all material real property and personal property owned by it, in each case free and clear of all mortgages, pledges, liens, charges, encumbrances, restrictions, claims and defects of any kind, except such as are described in the Offering Memorandum, liens under the Credit Facility, or such as do not, singly or in the aggregate, materially adversely affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or such subsidiary. All real property and personal property held under lease or sublease by the Company and each of its subsidiaries, including each Subsidiary Guarantor, is held by it under valid leases or subleases enforceable against the Company and, to the Company's knowledge, the other parties thereto, with such exceptions as do not, singly or in the aggregate, materially adversely affect the value of such property and do not materially interfere with the use made and proposed to be made of such real property and personal property by the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries, including any Subsidiary Guarantor, has received notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any material lease or sublease of the Company or any of its subsidiaries, or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of such leased or subleased premises.

(xviii) Insurance. The Company and each of its subsidiaries, including each of the Subsidiary Guarantors, carries insurance in such amounts and covering such risks as is reasonably believed by the Company to be adequate for the conduct of its business and the value of its properties and is customary for entities engaged in businesses similar to that of the Company. (xix) Absence of Proceedings. Except as described in the Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body now pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, including any of the Subsidiary Guarantors, that would result in any Material Adverse Effect, or that might reasonably be expected to materially and adversely affect the properties or assets of the Company or any subsidiary of the Company or the consummation of this Agreement or the performance by the Company of its obligations hereunder, or which is required to be disclosed in the Offering Memorandum and is not so disclosed and adequately summarized therein. To the best of the Company's knowledge, neither the Company nor any subsidiary of the Company is in violation in any material respect of any law, ordinance, governmental rule or regulation or court decree to which it may be subject other than violations which would not be reasonably likely to have a Material Adverse Effect. (xx) No Unlawful Payments. None of the Company, any of its subsidiaries, including any Subsidiary Guarantor, or any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. (xxi) Possession of Licenses and Permits. The Company and each of its subsidiaries, including each of the Subsidiary Guarantors, possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it; the Company and each of its subsidiaries, including each of the Subsidiary Guarantors, is in compliance in all material respects with the terms and conditions of all such Governmental Licenses; all of the Governmental Licenses are valid and in full force and effect; and neither of the Company nor any subsidiary of the Company has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.
(xxii) Environmental Laws. (i) Neither the Company nor any of its subsidiaries, including any Subsidiary Guarantor, is in material violation of any federal, state or local law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in material violation of any Environmental Law; (ii) the Company and each of its subsidiaries, including each of the Subsidiary Guarantors, has all permits, authorizations, and approvals required in the operation of the business of the Company and such subsidiary under any applicable Environmental Laws and is in material compliance with their requirements; (iii) there is no material claim, action or cause of action filed against the Company or any of its subsidiaries, including any Subsidiary Guarantor, with a court or governmental authority, no investigation with respect to which the Company or any of its subsidiaries has received written notice, and no written notice by any person or entity to the Company or any of its subsidiaries alleging potential material liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment of any Materials of Environmental Concern at any location owned, leased or operated by the Company, any of its subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the best of the Company's knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iv) to the best of the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a material violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries, including any Subsidiary Guarantor, or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law. (xxiii) Cost of Environmental Compliance. In the ordinary course of its business, the Company conducts periodic reviews of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such reviews and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Effect. (xxiv) No Registration Required. Subject to compliance by the Initial Purchaser with the representations, warranties and agreements set forth in Section 3 hereof, the Company is not required by applicable law or regulation in connection with the offer, sale and delivery of the Units to the Initial Purchaser, or in connection with the initial resale of the Units by the Initial Purchaser in the manner contemplated by this Agreement, to register the Units under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). (xxv) No Sale of Shares. Except as described in the Offering Memorandum and except for 455,922 shares of Common Stock issued in connection with the acquisition on September 21, 1998 of Mattei-Flynn Trucking, Incorporated, neither the Company nor any of its subsidiaries, including any Subsidiary Guarantor, has sold or issued any shares of Common Stock of the Company during the six-month period preceding the date of the Offering Memorandum, including any sales pursuant to Rule 144A, Regulation D or Regulation S under the Securities Act, other than shares issued pursuant to stock plans of the Company or issued upon conversion of convertible securities.
(xxvi) Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Units will not be, an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder (the "Investment Company Act"). (xxvii) Rule 144A Eligibility. No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Units, the Notes or the Warrants are listed on any national securities exchange registered under
Section 6 of the Exchange Act or quoted on an automated interdealer quotation system. The Company has been advised that the Notes have been designated as securities eligible for the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD"). (xxviii) No Stabilization. Neither the Company nor any of its subsidiaries, including any Subsidiary Guarantor, has taken or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Units, the Notes, the Warrants and the Warrant Shares. (xxix) No General Solicitation. None of the Company, its Affiliates under the Securities Act, or any person acting on its or any of their behalf has directly, or through any agent (provided that no representation is made as to the Initial Purchaser or any person acting on its behalf), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or would be integrated with the offering and sale of the Units in a manner that would require the registration of the Units under the Securities Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Rule 502(c) of the Securities Act) in connection with the offering of the Units. As used in this Agreement, the term "Affiliate" shall have the meaning given such term by Rule 501(b) of Regulation D under the Securities Act. (xxx) Tax Returns. The Company and each of its subsidiaries, including each of the Subsidiary Guarantors, have filed all federal, state, local and foreign tax returns that are required to be filed or have duly requested extensions thereof and have paid all taxes required to be paid by each of them and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings. Adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 1(a)(iii) above in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities. (xxxi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries, including any Subsidiary Guarantor, exists or, to the Company's knowledge, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect. (xxxii) Internal Controls. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. (b) Officers' Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries, including any Subsidiary Guarantor, delivered to the Initial Purchaser or to counsel for the Initial Purchaser shall be deemed a representation and warranty by the Company to the Initial Purchaser as to the matters covered thereby.

SECTION 2 Purchase, Sale and Delivery of the Units.

(a) Units. On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company on the Closing Date, at the purchase price of 97.5% of the principal amount thereof, 10,000 Units consisting of an aggregate of $100,000,000 principal amount of Notes and 1,500,000 Warrants.

(b) Payment. Payment of the Purchase Price for the Units shall be made against delivery of the Units at a closing to be held at the offices of Brown & Wood LLP, One World Trade Center, New York, New York, at 10:00 A.M., New York time, on March 2, 1999 or at such other time or place on the same or such other date, as shall be mutually determined by the Initial Purchaser and the Company. The time and date of such payment are herein referred to as the Closing Date.

(c) Denominations; Registration. On the Closing Date, payment of the Purchase Price for the Units shall be made by certified or official bank check or checks, or by wire transfer, payable to the order of the Company, in Federal (same day) funds. On the Closing Date, payment will be made against delivery of a single global Unit in registered form to be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC, in such denominations and registered in such names as the Initial Purchaser shall request. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition to the obligations of the Initial Purchaser hereunder. The Company shall make available the certificates representing the Units, the Notes, the Warrants and the Warrant Shares for inspection by the Initial Purchaser in New York, New York not later than 2:00 p.m., New York City time, on the business day prior to the Closing Date. SECTION 3Representations, Warranties and Agreements of the Initial Purchaser.

(a) Terms and Conditions of Resales. The Initial Purchaser represents and warrants that it will offer the Units for resale, directly or through one or more selected dealers, only upon the terms and conditions set forth in this Agreement and in the Offering Memorandum.

(b) Offers and Sales only to Qualified Institutional Buyers. The Initial Purchaser acknowledges that none of the Units, the Notes, the Warrants and the Warrant Shares have been registered under the Securities Act and none of the Units, the Notes, the Warrants and the Warrant Shares may be offered or sold within the United States or to, or for the benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Securities Act. The Initial Purchaser represents, warrants and agrees that it has offered the Units, and will offer and sell the Units, only to persons whom the Initial Purchaser reasonably believes to be Qualified Institutional Buyers. (c) No General Solicitation. The Initial Purchaser consents and agrees with the Company that it will offer the Units purchased hereunder for sale upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. The Initial Purchaser represents, warrants to, and agrees with, the Company that (i) it has not engaged, and will not engage, in connection with the offering of the Units, in any form of general solicitation or general advertising (as those terms are defined in Regulation D under the Securities Act), (ii) it has not solicited offers for, offered or sold, and will not solicit offers for, offer or sell, the Units by means of any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of
Section 4(2) of the Securities Act, and (iii) it has solicited and will solicit offers for the Units only from, and has offered, sold and delivered and will offer, sell and deliver the Units, as part of its initial offering, only as contemplated under the caption "Plan of Distribution" in the Offering Memorandum and only to persons whom it reasonably believes to be Qualified Institutional Buyers or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Initial Purchaser that each such account is a Qualified Institutional Buyer over which such person exercises sole investment discretion to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in a transaction under Rule 144A. (d) No Liability for Subsequent Transfers. Following the sale of the Units by the Initial Purchaser to each subsequent purchaser of the Units pursuant to the terms hereof, the Initial Purchaser shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Unit, Note, Warrant or Warrant Share, except those arising from or relating to any breach of the obligations hereunder of the Initial Purchaser. (e) Delivery of Offering Memorandum. The Initial Purchaser will deliver to each purchaser of the Units from the Initial Purchaser, in connection with its original distribution of the Units, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery. SECTION 4Covenants of the Company. The Company covenants with the Initial Purchaser as follows:

(a) Offering Memorandum. The Company will furnish to the Initial Purchaser copies of the Final Offering Memorandum and all amendments and supplements thereto, copies of all documents incorporated by reference therein (through the date of completion of the distribution of the Units by the Initial Purchaser) and signed copies of all consents and certificates of experts, in each case as soon as available and in such quantities as the Initial Purchaser may reasonably request.

(b) Amendment to Offering Memorandum. During the period beginning the date hereof and ending the date of completion of the offering of the Units, as determined by the Initial Purchaser, the Company (i) will advise the Initial Purchaser promptly of any proposed amendment or supplement to the Offering Memorandum or any document that would as a result thereof be incorporated by reference in the Offering Memorandum, (ii) will furnish the Initial Purchaser with copies of any such amendment, supplement or other document a reasonable time in advance of making any such amendment, supplement or filing, and (iii)
will not effect such amendment, supplement or filing without the Initial Purchaser's consent, which consent shall not be unreasonably withheld. Neither the Initial Purchaser's consent to, nor its delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in
Section 5 hereof. (c) Notice and Effect of Material Events. The Company will promptly notify the Initial Purchaser of (i) any filing made by the Company of information relating to the offering of the Units, Notes, Warrants or Warrant Shares with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (ii) prior to the completion of the offering of the Units by the Initial Purchaser, any material change in or affecting, or any development involving a prospective material change in or affecting, the earnings or business of the Company or any subsidiary of the Company that (A) makes any statement in the Offering Memorandum false or misleading or (B) is not disclosed in the Offering Memorandum. In such event or if prior to the completion of the offering of the Units any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Company, its counsel, the Initial Purchaser or counsel for the Initial
Purchaser, to amend or supplement the Offering Memorandum in order that the Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Offering Memorandum by preparing and furnishing to the Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchaser) so that, as so amended or supplemented, the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser by the Initial Purchaser in connection with the initial resale of the Units by the Initial Purchaser, not misleading. (d) Transfer Restrictions. During the period of two years after the Closing Date, the Company will, upon request, furnish to the Initial Purchaser and any holder of any of the Units, the Notes, the Warrants or the Warrant Shares a copy of the restrictions on transfer applicable to such Unit, Note, Warrant or Warrant Share. (e) Restriction on Repurchases. The Company will not, and will cause its Affiliates not to, resell any Units, Notes, Warrants or Warrant Shares which have been acquired by it or them during the period of two years after the Closing Date and which constitute "restricted securities" under Rule 144(a)(3) of the Securities Act, otherwise than pursuant to an effective registration statement under the Securities Act. (f) Investment Company. During the period of two years after the Closing Date, the Company will not be or become an "investment company" within the meaning of, nor be or become subject to regulation under, the Investment Company Act. (g) Qualification of Units for Offer and Sale. The Company and the Subsidiary Guarantors will cooperate with counsel to the Initial Purchaser to arrange for qualification of the Units for sale under the laws of such jurisdictions as the Initial Purchaser may reasonably designate and to maintain such qualifications in effect so long as reasonably required for the distribution of the Units but under no circumstances for a period of less than one year from the date of the Final Offering Memorandum; provided, however, that the Company will not be obligated to qualify to do business as a foreign corporation in any state in which it is not so qualified or to file a general consent to service of process in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Units have been qualified as above provided.
         The Company will also supply the Initial Purchaser with such information as the Initial Purchaser reasonably believes is necessary for the determination of the legality of the Units for investment under the laws of such jurisdictions as the Initial Purchaser may reasonably request.

(h) Payment of Expenses. The Company agrees to pay (i) the fees and expenses of its counsel and accountants and any transfer agents, conversion agents and paying agents; (ii) the costs in connection with packaging and initial delivery of the certificates evidencing the Units, the Notes, the Warrants and the Warrant Shares and the preparation and printing of the certificates evidencing the Units, the Notes, the Warrants and the Warrant Shares, this Agreement and the other Transaction Documents, the Preliminary Offering Memorandum, the Final Offering Memorandum and any information provided by the Company pursuant to Sections 4(a) and 4(g) above and any other document relating to the issuance of the Units; (iii) the cost of obtaining approval for the trading of the Notes through the PORTAL Market; (iv) any fees charged by rating agencies for rating the Notes; (v) the fees and expenses of the Trustee, including the legal fees and expenses of counsel for the Trustee in connection with the Indenture and the Notes; (vi) the fees and expenses of the Warrant Agent, including the legal fees and expenses of counsel for the Warrant Agent in connection with the Warrant Agreement and the Warrants; (vii) any fees and expenses relating to the eligibility of the Units, Notes, Warrants and Warrant Shares for clearance and settlement through the facilities of the DTC; (viii) the qualification of the Units, Notes, Warrants and Warrant Shares under the applicable securities laws in accordance with Section 4(g) above, including the filing fees and the reasonable fees and disbursements of counsel for the Initial Purchaser in connection with the Blue Sky Survey and legal investment memoranda; and (ix) all other costs, fees and expenses incident to the performance of its obligations hereunder which are not specifically provided for above. If this Agreement is terminated by the Initial Purchaser in accordance with the provisions of Section 5 hereof, the Company shall reimburse the Initial Purchaser for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchaser, incurred by the Initial
Purchaser in making preparations for the purchase, sale and delivery of the Units.

(i) Rule 144A(d)(4) Information. So long as any of the Units, Notes, Warrants or Warrant Shares are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will either (i) file reports and other information with the Commission under Section 13(a) or Section 15(d) of the Exchange Act, or (ii) during any period in which it is not subject to or in compliance with Sections 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) upon request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities. (j) Eligibility of Units, Notes, Warrants and Warrant Shares. The Company will use all reasonable efforts to cause the Notes to be eligible for the PORTAL Market and to cause the Units, Notes, Warrants and Warrant Shares to be eligible for clearance and settlement through DTC. (k) Public Filings. For a period of five years following the Closing Date, the Company shall furnish to the Initial Purchaser, upon request, copies of any annual reports, current reports and quarterly reports of the Company filed with the Commission on Forms 10-K, 8-K and 10-Q, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to the Commission. (l) No Sale Requiring Registration. Neither the Company nor any of its Affiliates will offer for sale, sell or solicit offers to buy any other security (as defined in the Securities Act) the offering of which could be integrated with the sale of the Units, Notes or Warrants in a manner that would require the registration of any of the Units, Notes or Warrants under the Securities Act. (m) Required Legends. Each Unit, Note, Warrant and Warrant Share will bear a legend substantially in the form set forth in the Offering Memorandum under the caption "Notice to Investors" until such legend shall no longer be necessary or advisable because such Unit, Note, Warrant or Warrant Share is no longer subject to the restrictions on transfer described therein.

(n) No Public Offering or Solicitation. Neither the Company nor any of its Affiliates will offer or sell the Units, Notes or Warrants in the United States in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act), including, but not limited to, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(o) Public Solicitation of Tenders. Except following the effectiveness of the Registration Statement (as such term is defined in the Warrant Registration Rights Agreement) and the Exchange Offer Registration Statement or the Shelf Registration Statement (as each such term is defined in the Note Registration Rights Agreement), neither the Company nor any of its Affiliates will solicit any offer to buy or offer to sell the Units, Notes, Warrants or Warrant Shares by means of any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

(p) Limitation on Public Offering of Debt Securities. At or prior to the Closing Time, the Company will not, without the prior written consent of the Initial Purchaser, directly or indirectly, offer or sell, or enter into any agreement to offer or sell, any debt securities issued or guaranteed by the Company with a maturity of more than one year in any public offering. This limitation is not applicable to the public offering of tax exempt securities guaranteed by the Company or to the Exchange Notes referred to in the Note Registration Rights Agreement. (q) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Units in the manner specified in the Offering Memorandum under the caption "Use of Proceeds".

SECTION 5Conditions of the Obligations of the Initial Purchaser. The obligations of the Initial Purchaser to purchase and pay for the Units on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company at and as of such respective dates, to the accuracy of the statements of officers of the Company made in certificates delivered pursuant to the provisions hereof, to the performance by the Company of its respective obligations hereunder and to the following additional conditions precedent:

(a) No Material Misstatements or Omissions. The Initial Purchaser shall not have been advised by the Company and shall not have discovered and disclosed to the Company that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of counsel for the Initial Purchaser, is material, or omits to state a fact which, in the opinion of counsel for the Initial Purchaser, is material or is necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading.

(b) Corporate Proceedings. All corporate proceedings and other legal matters incident to the authorization, form and validity of the Transaction Documents, the Units, the Notes, the Warrants and the Warrant Shares and the Offering Memorandum, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchaser. (c) Opinion of Counsel for the Company. On the Closing Date there shall have been furnished to you the opinion of Goodwin, Procter & Hoar LLP, counsel for the Company, dated such Closing Date and in form and substance reasonably satisfactory to counsel for the Initial Purchaser, which may be relied upon by counsel for the Initial Purchaser in giving its opinion, to the effect set forth in Exhibit A hereto. In giving such opinion, such counsel may rely, as to all matters governed by the law of jurisdictions other than the law of the Commonwealth of Massachusetts, the federal laws of the United States and the General Corporation Law of the State of Delaware upon opinions of counsel satisfactory to the Initial Purchaser. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied to the extent they deem proper, upon certificates of the Company and its subsidiaries and certificates of public officials. (d) Opinion of General Counsel of the Company. On the Closing Date there shall have been furnished to you the opinion of Arthur Streeter, Esq., General Counsel of the Company, dated such Closing Date and in form and substance reasonably satisfactory to counsel for the Initial Purchaser, which may be relied upon by counsel for the Initial Purchaser in giving its opinion, to the effect set forth in Exhibit C hereto. In giving such opinion, such counsel may rely, as to all matters governed by the law of jurisdictions other than the law of the Commonwealth of Massachusetts, the federal laws of the United States and the General Corporation Law of the State of Delaware upon opinions of counsel satisfactory to the Initial Purchaser. Such counsel may also state that, insofar as such opinion involves factual matters, he has relied to the extent he deems proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials. (e) Opinion of Company's Pennsylvania Counsel. On the Closing Date there shall have been furnished to you the opinion of Fike, Cascio & Boose, the Company's Pennsylvania counsel, dated such Closing Date and in form and substance reasonably satisfactory to counsel for the Initial Purchaser, which may be relied upon by counsel for the Initial Purchaser in giving its opinion, to the effect set forth in Exhibit B hereto. In giving such opinion, such counsel may rely, as to all matters governed by the law of jurisdictions other than the law of the Commonwealth of Pennsylvania, the federal laws of the United States and the General Corporation Law of the State of Delaware upon opinions of counsel satisfactory to the Initial Purchaser. Such counsel may also state that, insofar as such opinion involves factual matters, he has relied to the extent he deems proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials. (f) Opinion of Counsel for the Initial Purchaser. The Initial Purchaser shall have received from Brown & Wood LLP, counsel for the Initial Purchaser, such opinion or opinions, dated such Closing Date, with respect to the issuance of the Units and such other related matters as the Initial Purchaser may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Initial Purchaser. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials. (g) Accountant's Consent; Comfort Letter. On the date hereof, the Initial Purchaser shall have received from KPMG LLP, independent auditors of the Company, a letter dated such date, in form and substance reasonably satisfactory to the Initial Purchaser, consenting to the incorporation by reference of the audited financial statements in the Offering Memorandum and confirming that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations, and containing statements and information, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date of such letter), of the type ordinarily included in accountants' "comfort letters" with respect to the financial statements and certain financial information contained in the Offering Memorandum. (h) Bring-Down Comfort Letter. On the Closing Date, the Initial Purchaser shall have received from KPMG LLP, a letter dated such date, in form and substance reasonably satisfactory to the Initial Purchaser, to the effect that it reaffirms the statements made in the letter previously furnished by it pursuant to Section 5(g) above, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date. (i) Officers' Certificate. At the time of execution of this Agreement, at the time the Offering Memorandum was issued, at the time any amended or supplemented Offering Memorandum was issued and at the Closing Time, (i)(A) the Offering Memorandum as so amended or supplemented shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and
(B) the documents incorporated by reference in the Offering Memorandum and filed with the Commission prior to the Closing Time, except to the extent that any statement therein is modified or superseded in the Offering Memorandum, as of the dates they were filed with the Commission, did not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) there shall not have been, since the respective dates as of which information is given in the Offering Memorandum, any material adverse change or any prospective material adverse change, in or affecting particularly the business or financial affairs of the Company and its subsidiaries, including the Subsidiary Guarantors, considered as one enterprise, which, in any such case, would, in the opinion of the Initial Purchaser, make it inadvisable to proceed with the offering of the Units, (iii) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, including any Subsidiary Guarantor, other than as set forth in the Offering Memorandum and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, including any Subsidiary Guarantor, before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would reasonably be expected to materially adversely affect the condition (financial or otherwise), earnings or business affairs of the Company and its subsidiaries, including the Subsidiary Guarantors, considered as one enterprise, other than as set forth in the Offering Memorandum, (iv) the Company and the Subsidiary Guarantors shall have complied with all agreements and satisfied all conditions set forth herein on its part to be performed and satisfied at or prior to the Closing Time and (v) the other representations and warranties of the Company and the Subsidiary Guarantors set forth in Section 1(a) hereof shall be accurate as though expressly made at and as of the time of execution of this Agreement and the Closing Time, as the case may be. At the Closing Time, the Initial Purchaser shall have received a certificate of the Chairman, Chief Executive Officer and President of the Company and the Executive Vice President-Acquisitions, Chief Financial Officer, Treasurer and Secretary of the Company, dated as of the Closing Time, to such effect. (j) No Material Adverse Changes. At the time of execution of this Agreement, at the time the Offering Memorandum was issued, at the time any amended or supplemented Offering Memorandum was issued and at the Closing Time, there shall not have occurred any of the following (i) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder, (ii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission or such exchange or other regulatory body or governmental authority having jurisdiction, (iii) a banking moratorium is declared by either Federal, Commonwealth of Massachusetts or New York State authorities, (iv) the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States, (v) there shall have been such a material adverse change in general economic, political or financial conditions, or the effect of international or national conditions on the financial markets in the United States shall be such, as to, in the judgment of the Initial Purchaser, make it inadvisable or impracticable to proceed with the offering of the Units, or (vi) the Company shall have sustained any loss by fire, flood, accident or other calamity, or become a party to or the subject of any litigation or proceeding, which is materially adverse to the Company, or there shall have been a Material Adverse Effect or other material adverse change in the governmental affairs, operations, business, key personnel, capitalization, financial condition or net worth of the Company, whether or not arising in the ordinary course of business, which in the case of (i) through (vi) above, in the judgment of the Initial Purchaser, shall render it impracticable or inadvisable to proceed with the offering of the Units. (k) PORTAL. The Notes shall have been approved by The National Association of Securities Dealers, Inc. as being eligible for trading in the PORTAL Market and the Units, Notes and Warrants shall have been declared eligible for clearance and settlement through The Depository Trust Corporation.
(l) Note Registration Rights Agreement. The Note Registration Rights Agreement shall have been executed and delivered and be in form, scope and substance reasonably satisfactory to the Initial Purchaser. (m) Warrant Registration Rights Agreement. The Warrant Registration Rights Agreement shall have been executed and delivered and be in form, scope and substance reasonably satisfactory to the Initial Purchaser. (n) Additional Documents. The Company and each Subsidiary Guarantor shall furnish to the Initial Purchaser and counsel for the Initial Purchaser conformed copies of any opinions, certificates, letters and other documents in such number as they shall reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Units and the issuance of the Notes and Warrants as contemplated in this Agreement and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company or of the Subsidiary Guarantors, or the fulfillment of any of the conditions, herein contained. All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to counsel for the Initial Purchaser.

         If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Initial Purchaser hereunder may be canceled at, or at any time prior to, the Closing Date by the Initial Purchaser, except that the provisions of Section 4(h), Section 6 and Section 7 shall survive any such termination and remain in full force and effect. Any such cancellation shall be without liability of the Initial Purchaser to the Company. Notice of such cancellation shall be given to the Company in writing, or by telegraph or telephone and confirmed in writing.

SECTION 6Indemnification and Contribution.

(a) Indemnification of Initial Purchaser. The Company and each of the Subsidiary Guarantors, jointly and severally, shall indemnify and hold harmless the Initial Purchaser, its directors, officers and employees and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act:

(i) from and against any and all loss, liability, claim, damage, action and expense whatsoever, as incurred, insofar as such loss, liability, claim, damage, action or expense arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact included in the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement thereto, or the omission or alleged omission to state in the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

(ii)  against any and all loss,  liability,  claim,  damage,  action and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and
                  (iii) against any and all expense whatsoever (including reasonable fees and disbursements of counsel chosen by the Initial Purchasers) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

 provided, however, that the Company and the Subsidiary Guarantors shall not be liable in any such case to the extent that any such loss, liability, claim, damage, action or expense arises out of or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser specifically for inclusion therein. The foregoing indemnification with respect to any Preliminary Offering Memorandum or Final Offering Memorandum shall not inure to the benefit of the Initial Purchaser (or to the benefit of any person controlling such Initial Purchaser) if the person asserting any such losses, claims, damages, liabilities or expenses was not sent or delivered a copy of the Final Offering Memorandum (or the Final Offering Memorandum as amended or supplemented) at or prior to the written confirmation of the sale of Units to such person and if the untrue statement or omission of a material fact contained in such Preliminary Offering Memorandum was corrected in the Final Offering Memorandum (or the Final Offering Memorandum as amended or supplemented) unless such corrected Final Offering Memorandum was not sent or delivered because the Company failed to timely provide the Initial Purchaser with sufficient copies of such corrected Final Offering Memorandum. The foregoing indemnity agreement is in addition to any liability which the Company and the Subsidiary Guarantors may otherwise have to the Initial Purchaser or to any officer, employee or controlling person of the Initial Purchaser.

(b) Indemnification of the Company. The Initial Purchaser shall indemnify and hold harmless the Company, its directors, officers and employees and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all loss, liability, claim, damage, action and expense described in Section 6(a) above, as incurred, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto) was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company by First Albany Corporation specifically for inclusion therein.

(c) Actions Against Parties; Notification. Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this
Section 6, except to the extent it has been materially prejudiced by such failure, or from any liability which it may have to an indemnified party otherwise than under this Section 6. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Initial Purchaser, and, in the case of parties indemnified pursuant to
Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on account of any indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. (d) Contribution. If the indemnification provided for in this Section 6 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Initial Purchaser on the other from the offering of the Units pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Subsidiary Guarantors on the one hand and the Initial Purchaser on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Initial Purchaser on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the sale of the Units to the Initial Purchaser under this Agreement (before deducting expenses) received by the Company bear to the total discount received by the Initial Purchaser with respect to the Units purchased under this Agreement, in each case as set forth on the cover of the Final Offering Memorandum. The relative fault of the Company and the Subsidiary Guarantors on the one hand and the Initial

Purchaser on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchaser, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Subsidiary Guarantors and the Initial Purchaser agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocable or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purposes of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 6(d), the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Units purchased and resold by it exceeds the amount of any damages which the Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect to which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought for any obligation it may have hereunder or otherwise (except as specifically provided in Section 6(c) above). (e) Information Provided by Initial Purchaser. The Initial Purchaser confirms and the Company and the Subsidiary Guarantors acknowledge that the statements with respect to the Units, Notes and Warrants by the Initial Purchaser set forth on the cover page of, and the text appearing under the caption "Plan of Distribution" in, the Offering Memorandum constitute the only information concerning such Initial Purchaser furnished in writing to the Company by or on behalf of the Initial
Purchaser specifically for inclusion in the Offering Memorandum. SECTION 7Survival of Representations, Warranties and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Subsidiary Guarantors or any of their officers and of the Initial Purchaser set forth in or made in certificates delivered pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchaser, the Company, the Subsidiary Guarantors or any of their respective representatives, officers or directors or any person who controls the Company or the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive delivery of and payment for the Units.

SECTION 8. Notices. All communications hereunder will be in writing and will be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchaser shall be directed to First Albany Corporation at 30 South Pearl Street, Albany, New York 12201, Attention:
Legal Department (facsimile: (518) 447-8557), with a copy, in the case of any notice pursuant to Section 6(c), to Stephen Wink, Esquire; notices to the Company shall be directed to it at Waste Systems International, Inc., Lexington Office Park, 420 Bedford Street, Lexington, Massachusetts 02173, Attention:
President (facsimile: (781) 862-2929). SECTION 9. Parties. This Agreement is made solely for the benefit of the Initial Purchaser, the Company and, to the extent expressed, any person who controls the Company or the Initial Purchaser within the meaning of Section 15 of the Securities Act, and the directors and officers of the Company and its respective executors, administrators, successors and assigns and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from the Initial Purchaser of the Units. All of their obligations hereunder are several and not joint. SECTION 10. Entire Agreement. This Agreement is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings between the parties hereto in respect of the transactions contemplated herein. No promise, representations, understandings, warranties and agreements have been made by any of the parties hereto except as referred to herein and all inducements to the making of this Agreement relied upon by either party hereto have been expressed herein. SECTION
11. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH JURISDICTION. SECTION 12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. SECTION 13. Effect of Headings. The Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the Initial Purchaser in accordance with its terms.

                        WASTE SYSTEMS INTERNATIONAL, INC.

                                            By:
                                            Name:
                                            Title:

                         WSI MEDICAL WASTE SYSTEMS, INC.


                                            By
                                            Name:
                                            Title:


                                            BIOSAFE SYSTEMS, INC.


                                            By
                                            Name:
                                            Title:


                           WSI NEW YORK HOLDINGS, INC.


                                            By
                                            Name:
                                            Title:


                                            WSI OF NEW YORK, INC.


                                            By
                                            Name:
                                            Title:


                           WSI VERMONT HOLDINGS, INC.


                                            By
                                            Name:
                                            Title:

                                            WSI OF VERMONT, INC.


                                            By
                                            Name:
                                            Title:


                                            WSI MORETOWN LANDFILL, INC.


                                            By
                                            Name:
                                            Title:


                                           WSI BURLINGTON TRANSFER STATION, INC.


                                            By
                                            Name:
                                            Title:


                                          I ST. JOHNSBURY TRANSFER STATION, INC.


                                            By
                                            Name:
                                            Title:


                                           WSI WAITSFIELD TRANSFER STATION, INC.


                                            By
                                            Name:
                                            Title:


                                              WSI MASSACHUSETTS HOLDINGS, INC.


                                            By
                                            Name:
                                            Title:

                                             WSI OF MASSACHUSETTS HAULING, INC.


                                            By
                                            Name:
                                            Title:


                                           WSI OF SOUTH HADLEY, INC.


                                            By
                                            Name:
                                            Title:


                                           WSI OXFORD TRANSFER STATION, INC.


                                            By
                                            Name:
                                            Title:


                                         MATTEI-FLYNN TRUCKING, INC.


                                            By
                                            Name:
                                            Title:


                                         WSI MARYLAND HOLDINGS, INC.


                                            By
                                            Name:
                                            Title:


                                        WSI PENNSYLVANIA HOLDINGS, INC.


                                            By
                                            Name:
                                            Title:


                                        WSI OF PENNSYLVANIA, INC.


                                            By
                                            Name:
                                            Title:


                                        WSI SANDY RUN LANDFILL, INC.


                                            By
                                            Name:
                                            Title:


                                        WSI ALTOONA TRANSFER STATION, INC.


                                            By
                                            Name:
                                            Title:


                                            MOSTOLLER LANDFILL, INC.


                                            By
                                            Name:
                                            Title:


The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

FIRST ALBANY CORPORATION

By:
Name:
Title:

                               Exhibit A




                      FORM OF OPINION OF COMPANY'S COUNSEL

         (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

         (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement, the Indenture, the Warrant Agreement, the Note Registration Rights Agreement and the Warrant Registration Rights Agreement.

         (iii) The authorized capital stock of the Company is as set forth in the Offering Memorandum and the shares of issued and outstanding capital stock of the Company have been duly authorized.

         (iv) The Purchase Agreement, Note Registration Rights Agreement and Warrant Registration Rights Agreement have been duly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors, other than Mostoller Landfill, Inc.

         (v) The Indenture has been duly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors
                 (other than Mostoller  Landfill,  Inc. and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company and each of the Subsidiary Guarantors, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         (vi) The Warrant Agreement has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Warrant Agent) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

        (vii) The Notes are in the form contemplated by the Indenture, have been duly authorized by the Company and each of the Subsidiary Guarantors and, assuming that the Notes have been duly authenticated by the Trustee in the manner described in its certificate delivered to you today (which fact such counsel need not determine by an inspection of the Notes), the Notes have been duly executed, issued and delivered by the Company and constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         (viii) The Warrants are in the form contemplated by the Warrant Agreement, have been duly authorized by the Company and, assuming that the Warrants have been duly authenticated by the Warrant Agent in the manner described in its certificate delivered to you today (which fact such counsel need not determine by an inspection of the Warrants), the Warrants have been duly executed, issued and delivered by the Company and constitute valid and binding obligations of the Company entitled to the benefits of the Warrant Agreement, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         (ix) The Warrant Shares to be issued by Company pursuant to the Warrant Agreement have been duly authorized for issuance and sale, and, when issued and delivered by the Company pursuant to the Warrant Agreement, will be validly issued and fully paid and non-assessable. The Company has reserved and available, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, the maximum number of shares of Warrant Shares which may be deliverable upon the exercise of all outstanding Warrants (without giving effect to any future splits, dividends or similar events with respect to the Common Stock, none of which, to our knowledge are currently contemplated by the Company). The form of certificate used to evidence the Warrant Shares complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company. The issuance of the Warrant Shares is not subject to the preemptive or other any statutory preemptive rights or preemptive rights in the Certificate of Incorporation or By-laws of the Company or, to our knowledge, similar rights of any securityholder of the Company.

         (x) The Units, Notes, Warrants and Common Stock and the Indenture and Warrant Agreement conform as to legal matters in all material respects to the descriptions thereof contained in the Offering Memorandum.

         (xi) All descriptions in the Offering Memorandum (including without limitation the statements under the captions "Business-Government Regulation," "Certain Federal Income Tax Considerations" and "Notice to Investors") insofar as they contain descriptions of laws, rules or regulations, and insofar as they describe the contents of certain provisions of statutes, regulations, or case law or the contents of agreements or documents are accurate in all material respects and fairly present in all material respects the information required to be shown therein.

         (xii) All descriptions in the Offering Memorandum of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects.

         (xiii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than as may be required under the securities or blue sky laws of the various states) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or the due execution, delivery or performance of the Note Registration Rights Agreement, Warrant Registration Rights Agreement, Warrant Agreement or Indenture by the Company or for the offering, issuance, sale or delivery of the Units, Notes or Warrants.

         (xiv) The execution, delivery and performance of the Purchase Agreement, Note Registration Rights
                  Agreement, Warrant Registration Rights Agreement, Warrant Agreement, the Indenture and the Units, the Notes, the Warrants and the Warrant Shares and the consummation of the transactions contemplated in the Purchase Agreement and in the Offering Memorandum (including the issuance and sale of the Units, Notes and Warrants and the use of the proceeds from the sale of the Units as described in the Offering Memorandum under the caption "Use Of Proceeds") and compliance by the Company with its obligations under th Purchase Agreement, Note Registration Rights Agreement, Warrant Registration Rights Agreement, Warrant Agreement, the Indenture and the Notes and Warrants do not and will not, whether with or without the giving of notice or lapse of time or both, constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(x) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, listed as an exhibit to any document or report incorporated by reference in the Offering Memorandum, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action violate the provisions of the charter or by-laws of the Company or any subsidiary, the Delaware General Corporation Law or any applicable Massachusetts or Federal law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any Delaware, Massachusetts or Federal instrumentality or court.

         (xv) The execution, delivery and performance of the Purchase Agreement, Note Registration Rights Agreement, Warrant Registration Rights Agreement and Indenture and the Notes and the consummation of the transactions contemplated in the Purchase Agreement and in the Offering Memorandum (including the issuance and sale of the Notes) and complianc by each of the Subsidiary Guarantors with its obligations under the Purchase Agreement, Note Registration Rights Agreement, Warrant Registration Rights Agreement and Indenture and the Notes do not and will not, whether with or without the giving of notice or lapse of time or both, constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(x) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Subsidiary Guarantor pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, listed as an exhibit to any document or report incorporated by reference in the Offering Memorandum, to which such Subsidiary Guarantor is a party or by which it may be bound, or to which any of the property or assets of such Subsidiary Guarantor is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action violate the provisions of the charter or by-laws of such Subsidiary Guarantor, the Delaware General
                  Corporation Law or any applicable Massachusetts or Federal law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any Massachusetts or Federal instrumentality or court.

         (xvi) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act.

         (xvii)   The  Units,   Notes  and  Warrants   satisfy  the  eligibility
                  requirements of Rule 144A(d)(3) under the Securities Act.

         (xviii) Assuming (A) the representations and warranties of the Company and the Subsidiary Guarantors in
                  Section 1 of the Purchase Agreement and of the Initial Purchaser in Section 3 of the Purchase
                  Agreement are true and correct, (B) compliance with the offering and transfer restrictions described under the caption "Notice to Investors" in the Offering Memorandum and (C) compliance by the Company and the Initial Purchaser with the covenants and agreements contained in the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Units to the Initial Purchaser under the Purchase Agreement or in connection with the initial resale of such Units by the Initial Purchaser in accordance with the Purchase Agreement to register the Units under the Securities Act or qualify the Units under the Trust Indenture Act, it being understood that no opinion is expressed as to any subsequent resale of any such Units.

         We have participated in the preparation of the Offering Memorandum and have participated in discussions with your representatives, those of counsel for the Initial Purchaser, and those of the Company and its accountants. We have also reviewed operating permits for the Company's currently operating facilities and facilities proposed to commence operations as described in the Offering Memorandum and a limited number of environmental site assessments for certain of such facilities, in each case in the form provided to us by the Company, and we have participated in conversations with the Company's management regarding overall environmental compliance. On the basis of the information that we gained in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law and the experience we have gained through our practice in offerings of the type made by the Offering Memorandum, we confirm to you that nothing that came to our attention in the course of such review has caused us to believe (A) that the Offering Memorandum or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we make no statement), as of the date of such Offering Memorandum or any such amendment or supplement and on the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (B) that the documents incorporated by reference in the Offering Memorandum and filed with the Commission prior to the Closing Date (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we make no statement, and except to the extent that any statement therein is modified or superseded in the Offering Memorandum or by a subsequent document filed with the Commission and incorporated by reference in the Offering Memorandum), and as of the date hereof contained or contain an untrue statement of a material fact or omitted or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The limitations inherent in the independent verification of factual matters and the character of determinations involved in the offering process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum or the documents incorporated by reference therein except for those made under the captions "Business--Government Regulation," "Certain Federal Income Tax Considerations" and "Notice to Investors" in the Offering Memorandum, insofar as such statements constitute a summary of documents referred to therein or matters of law.

         In rendering such opinion, we have relied, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates of responsible officers of the Company and public officials.

                                 Exhibit B

             FORM OF OPINION OF COMPANY'S PENNSYLVANIA COUNSEL

                  (i) Mostoller Landfill, Inc. has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Pennsylvania.

                  (ii)  The  Purchase   Agreement,   Note  Registration   Rights
         Agreement and Warrant Registration Rights Agreement have been duly authorized, executed and delivered by Mostoller Landfill, Inc.

                  (iii) The Indenture has been duly authorized, executed and delivered by Mostoller Landfill, Inc.

                               Exhibit C




                  FORM OF OPINION OF COMPANY'S GENERAL COUNSEL

         (i) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction listed on Appendix I attached hereto, which jurisdictions, based on a certificate of the Company, constitute all of the jurisdictions in which the Company owns or leases property or otherwise conducts its business.

         (ii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum and the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of any statutory preemptive rights or preemptive rights in the Certificate of Incorporation or By-laws or, to my knowledge, similar rights of any securityholder of the Company.

         (iii) Each direct and indirect subsidiary of the Company, including each Subsidiary Guarantor, other than Mostoller Landfill has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction listed opposite such subsidiary's name on Appendix II attached hereto, which jurisdictions, based on a certificate of the Company, constitute all of the jurisdictions in which such subsidiary owns or leases property or otherwise conducts its business; except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock of each direct and indirect subsidiary of the Company, including each Subsidiary Guarantor, has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of my knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, other than security interests granted by the Company under the Credit Facility; none of the outstanding shares of capital stock of any subsidiary, including any Subsidiary Guarantor, was issued in violation of any statutory preemptive rights or preemptive rights in the Certificate of Incorporation or By-laws or, to my knowledge, similar rights of any securityholder of such subsidiary.

         (iv) To the best of my knowledge, based upon a certificate of the Company, and except as would not, individually or in the aggregate, result in a Material Adverse Effect, neither the Company nor any subsidiary, including any Subsidiary Guarantor is in violation of its charter or by-laws and no default by the Company or any subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Offering Memorandum or filed as an exhibit to the documents incorporated by reference in the Offering Memorandum.

         (v) To the best of my knowledge and except as would not, individually or in the aggregate, result in a Material Adverse Effect there is no Environmental Claim, pending or, threatened against the Company or any of its subsidiaries, including any Subsidiary Guarantor, or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

         (vi) There is not pending or, to the best of my knowledge, threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement, Note Registration Rights Agreement, Warrant Registration Rights Agreement, Warrant Agreement or Indenture, or the performance by the Company of its obligations thereunder.

         (vii) To the best of my knowledge, and except as would not, individually or in the aggregate, result in a Material Adverse Effect, neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses.

         In rendering such opinion, I have relied, as to matters of fact (but not as to legal conclusions), to the extent I deem proper, on certificates of responsible officers of the Company and public officials.

Exhibit D

                      Subsidiary Guarantors of the Company

  Subsidiary:                                               Formed In:
   ----------                                                ---------
WSI Medical Waste Systems, Inc.                                    Delaware
BioSafe Systems, Inc.                                              Delaware
WSI New York Holdings, Inc.                                        Delaware
WSI of New York, Inc.                                              Delaware
WSI Vermont Holdings, Inc.                                         Delaware
WSI of Vermont, Inc.                                               Delaware
WSI Moretown Landfill, Inc.                                        Delaware
WSI Burlington Transfer Station, Inc.                              Delaware
WSI St. Johnsbury Transfer Station, Inc.                           Delaware
WSI Waitsfield Transfer Station, Inc.                              Delaware
WSI Massachusetts Holdings, Inc.                                   Delaware
WSI of Massachusetts Hauling, Inc.                                 Delaware
WSI of South Hadley, Inc.                                          Delaware
WSI Oxford Transfer Station, Inc.                                  Delaware
WSI Maryland Holdings, Inc.                                        Delaware
WSI Pennsylvania Holdings, Inc.                                    Delaware
WSI of Pennsylvania, Inc.                                          Delaware
WSI Sandy Run Landfill, Inc.                                       Delaware
WSI Altoona Transfer Station, Inc.                                 Delaware
Mostoller Landfill, Inc.                                           Pennsylvania
Mattei-Flynn Trucking, Inc.                                        Massachusetts

EXHIBIT 4.1
------------



================================================================================



                       WASTE SYSTEMS INTERNATIONAL, INC.,


                                     Issuer,


                 THE SUBSIDIARIES SET FORTH ON SCHEDULE I HERETO


                                       and


                       IBJ Whitehall Bank & Trust Company,


                                     Trustee


--------------------------------------------------------------------------------


                                    Indenture


                            Dated as of March 2, 1999


--------------------------------------------------------------------------------


                                 $100,000,000


                          11 1/2% Senior Notes due 2006

================================================================================



                                                         1

                        Waste Systems International, Inc.

               Reconciliation and Tie between Trust Indenture Act
                of 1939 and Indenture, dated as of March 2, 1999





Trust Indenture
Act Section                                                   Indenture Section


ss. 310(a)(1)                .........................................    607
       (a)(2)              ...........................................    607
       (b)                 ...........................................    608
ss. 312(c)                   .........................................    701
ss. 314(a)                   .........................................    703
       (a)(4)              ..........................................    1008(a)
       (c)(1)              ...........................................    102
       (c)(2)              ...........................................    102
       (e)                 ...........................................    102
ss. 315(b)                   .........................................    601
ss. 316(a)(last
       sentence)           .................................101 ("Outstanding")
       (a)(1)(A)           ......................................    502, 512
       (a)(1)(B)           ................................. .........    513
       (b)                 ...........................................    508
       (c)                 ...........................................    105(d)
ss. 317(a)(1)                .........................................    503
       (a)(2)              ...........................................    504
       (b)                 ...........................................    1003
ss. 318(a)                   .........................................    111

                                              TABLE OF CONTENTS

ARTICLE ONE  DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION........2

    SECTION 101.           Definitions......................................2
                           -----------
    SECTION 102.           Compliance Certificates and Opinions.............18
                           ------------------------------------
    SECTION 103.           Form of Documents Delivered to Trustee...........18
                           --------------------------------------
    SECTION 104.           Acts of Holders..................................19
                           ---------------
    SECTION 105.           Notices, Etc., to Trustee, Company...............20
                           ----------------------------------
    SECTION 106.           Notice to Holders; Waiver........................20
                           -------------------------
    SECTION 107.           Conflict of Any Provision of Indenture with
                                  Trust Indenture Act.......................21
                           -------------------------------
    SECTION 108.           Effect of Headings and Table of Contents.........21
                           -------------------------------
    SECTION 109.           Successors and Assigns...........................21
                           ----------------------
    SECTION 110.           Separability Clause......................  ......21
                           -------------------
    SECTION 111.           Benefits of Indenture............................21
                           ---------------------
    SECTION 112.           Governing Law....................................21
                           -------------
    SECTION 113.           Legal Holidays............................. .....22
                           --------------
    SECTION 114.           Consent to Jurisdiction and Service of Process...22
                           ----------------------------------------------

ARTICLE TWO  SECURITY FORMS    24

    SECTION 201.           Forms Generally..................................24
                           ---------------
    SECTION 202.           Restrictive Legends..............................24
                           -------------------

ARTICLE THREE  THE SECURITIES  27

    SECTION 301.           Title and Terms........................... ......27
                           ---------------
    SECTION 302.           Denominations....................................28
                           -------------
    SECTION 303.           Execution, Authentication, Delivery and Dating...28
                           ----------------------------------------------
    SECTION 304.           Temporary Securities.............................29
                           --------------------
    SECTION 305.           Registration, Registration of Transfer
                              and Exchange..................................30
                           ------------------------------------------
    SECTION 306.           Book-Entry Provisions for Global Securities......31
                           -------------------------------------------
    SECTION 307.           Special Transfer Provisions......................32
                           ---------------------------
    SECTION 308.           Mutilated, Destroyed, Lost and Stolen Securities..34
                           ------------------------------------------------
    SECTION 309.           Payment of Interest; Interest Rights Preserved....34
                           ----------------------------------------------
    SECTION 310.           Persons Deemed Owners........................... .36
                           ---------------------
    SECTION 311.           Cancellation......................................36
                           ------------
    SECTION 312.           CUSIP Numbers.....................................36
                           -------------
    SECTION 313.           Computation of Interest...........................37
                           -----------------------

ARTICLE FOUR  SATISFACTION AND DISCHARGE.................................... 38

    SECTION 401.           Satisfaction and Discharge of Indenture...........38
                           ---------------------------------------
    SECTION 402.           Application of Trust Money........................39
                           --------------------------

ARTICLE FIVE  REMEDIES         40

    SECTION 501.           Events of Default.................................40
                           -----------------
    SECTION 502.           Acceleration of Maturity; Rescission and
                                Annulment....................................41
                           ---------------------------
    SECTION 503.           Collection of Indebtedness and Suits for
                                Enforcement by Trustee.......................43
                           ---------------------------
    SECTION 504.           Trustee May File Proofs of Claim..................43
                           --------------------------------
    SECTION 505.           Trustee May Enforce Claims Without
                              Possession of Securities.......... ............44
                           ------------------------------
    SECTION 506.           Application of Money Collected....................44
                           ------------------------------
    SECTION 507.           Limitation on Suits...............................45
                           -------------------
    SECTION 508.           Unconditional Right of Holders to Receive
                                 Principal, Premium and Interest.............45
                           -------------------------------------
    SECTION 509.           Restoration of Rights and Remedies...... .........46
                           ----------------------------------
    SECTION 510.           Rights and Remedies Cumulative....................46
                           ------------------------------
    SECTION 511.           Delay or Omission Not Waiver............. ........46
                           ----------------------------
    SECTION 512.           Control by Holders................................46
                           ------------------
    SECTION 513.           Waiver of Past Defaults...........................47
                           -----------------------
    SECTION 514.           Waiver of Stay or Extension Laws..................47
                           --------------------------------
    SECTION 515.           Undertaking for Costs.............................47
                           ---------------------

ARTICLE SIX  THE TRUSTEE       49

    SECTION 601.           Notice of Defaults................................49
                           ------------------
    SECTION 602.           Certain Rights of Trustee.................  ......49
                           -------------------------
    SECTION 603.           Trustee Not Responsible for Recitals
                            or Issuance of Securities........................52
                           -------------------------------------
    SECTION 604.           May Hold Securities...............................53
                           -------------------
    SECTION 605.           Money Held in Trust...............................53
                           -------------------
    SECTION 606.           Compensation and Reimbursement......  ............53
                           ------------------------------
    SECTION 607.           Corporate Trustee Required; Eligibility...........54
                           ---------------------------------------
    SECTION 608.           Resignation and Removal;
                              Appointment of Successor.......................54
                           --------------------------------------
    SECTION 609.           Acceptance of Appointment by Successor............55
                           --------------------------------------
    SECTION 610.           Merger, Conversion, Consolidation or
                                   Succession to Business....................56
                           --------------------------------------

ARTICLE SEVEN  HOLDERS' LISTS AND REPORTS....................................57

    SECTION 701.           Disclosure of Names and Addresses of Holders......57
                           --------------------------------------------
    SECTION 702.           Reports by Trustee........................... ....57
                           ------------------
    SECTION 703.           Reports by Company................................57
                           ------------------

ARTICLE EIGHT  CONSOLIDATION, MERGER, AND SALE OF ASSETS.....................59

    SECTION 801.           Company May Consolidate, etc.,
                                 Only on Certain Terms.......................59
                           -------------------------
    SECTION 802.           Successor Substituted...............      ........59
                           ---------------------

ARTICLE NINE  SUPPLEMENTS AND AMENDMENTS
          TO INDENTURE AND SUBSIDIARY GUARANTEES.............................61

    SECTION 901.           Without Consent of Holders........................61
                           --------------------------
    SECTION 902.           With Consent of Holders.... ......................62
                           -----------------------
    SECTION 903.           Execution of Supplemental Indentures..............62
                           ------------------------------------
    SECTION 904.           Effect of Supplemental Indentures.................63
                           ---------------------------------
    SECTION 905.           Conformity with Trust Indenture Act...............63
                           -----------------------------------
    SECTION 906.           Reference in Securities to
                            Supplemental Indentures..........................63
                           ---------------------------------
    SECTION 907.           Notice of Supplemental Indentures.................63
                           ---------------------------------

ARTICLE TEN  COVENANTS         64

    SECTION 1001.          Payment of Principal, Premium,
                              if Any, and Interest..........................64
                           ---------------------------------------------------
    SECTION 1002.          Maintenance of Office or Agency..................64
                           -------------------------------
    SECTION 1003.          Money for Security Payments to Be Held in Trust..64
                           -----------------------------------------------
    SECTION 1004.          Corporate Existence..............................65
                           -------------------
    SECTION 1005.          Payment of Taxes and Other Claims................66
                           ---------------------------------
    SECTION 1006.          Maintenance of Properties and Insurance..........66
                           ---------------------------------------
    SECTION 1007.          Statement by Officers as to Default..............66
                           -----------------------------------
    SECTION 1008.          Reports..........................................67
                           --------
    SECTION 1009.          Limitation on Sale-Leaseback Transactions. ......68
                           ------------------------------------------
    SECTION 1010.          Limitation on Indebtedness and
                              Issuance of Preferred Stock...................68
                           -------------------------------------------
    SECTION 1011.          Limitation on Restricted Payments................71
                           ----------------------------------
    SECTION 1012.          Purchase of Securities upon a Change of Control..75
                           -----------------------------------------------
    SECTION 1013.          Limitation on Asset Sales......   ...............76
                           --------------------------
    SECTION 1014.          Limitation on Transactions With Affiliates.......78
                           ------------------------------------------
    SECTION 1015. Limitation on Dividend and Other Payment Restrictions Affecting Restricted
                           ----------------------------------------------------
                           Subsidiaries...........................        ..79
    SECTION 1016.          Limitation on the Issuance and Sale of Capital
                           Stock of Restricted
                           Subsidiaries.....................................80
    SECTION 1017.          Limitation on Liens...................... .......80
                           --------------------
    SECTION 1018.          Limitation on Designation of
                           Unrestricted Subsidiaries.....       ............81
                           -----------------------------------------------------
    SECTION 1019.          Limitations on Issuances of Guarantees of
                                Indebtedness; Additional Guarantors.........82
                           ----------------------------------------------
    SECTION 1020.          Waiver of Certain Covenants...................  .82
                           ---------------------------
    SECTION 1021.          Payment for Consent..............................82
                           -------------------

ARTICLE ELEVEN  REDEMPTION OF SECURITIES....................................83

    SECTION 1101.          Right of Redemption..............................83
                           -------------------
    SECTION 1102.          Applicability of Article.........................83
                           ------------------------
    SECTION 1103.          Election to Redeem; Notice to Trustee........... 83
                           -------------------------------------
    SECTION 1104.          Selection by Trustee of Securities to Be Redeemed.83
                           -------------------------------------------------
    SECTION 1105.          Notice of Redemption.............................84
                           --------------------
    SECTION 1106.          Deposit of Redemption Price......................84
                           ---------------------------
    SECTION 1107.          Securities Payable on Redemption Date............85
                           -------------------------------------
    SECTION 1108.          Securities Redeemed in Part......................85
                           ---------------------------

ARTICLE TWELVE  RANKING OF SECURITIES...........  ..........................86

    SECTION 1201.          Ranking..........................................86
                           -------

ARTICLE THIRTEEN  LEGAL DEFEASANCE AND COVENANT DEFEASANCE..................86

    SECTION 1301.          Company Option to Effect Legal Defeasance
                                or Covenant Defeasance......................86
                           -----------------------------------------
    SECTION 1302.          Legal Defeasance and Discharge..... .............86
                           ------------------------------
    SECTION 1303.          Covenant Defeasance............   ...............87
                           -------------------
    SECTION 1304.          Conditions to Legal Defeasance or
                                 Covenant Defeasance........................87
                           -----------------------------------------------------
    SECTION 1305.          Deposited Money and U.S. Government
                               Obligations to Be Held in Trust; Other
                           ----------------------------------------------------
    SECTION 1306.          Reinstatement.....................................89
                           -------------

ARTICLE FOURTEEN  SUBSIDIARY GUARANTEES......................................91

    SECTION 1401.          Subsidiary Guarantees.............................91
                           ---------------------
    SECTION 1402.          Guaranty Absolute.................................92
                           -----------------
    SECTION 1403.          Waivers...........................................93
                           -------
    SECTION 1404.          Subrogation.......................................94
                           -----------
    SECTION 1405.          No Waiver; Remedies...............................94
                           -------------------
    SECTION 1406.          Continuing Guaranty; No Right
                            of Set-Off; Independent Obligation...............94
                           ----------------------------------------------------
    SECTION 1407.          Subsidiary Guarantors May
                             Consolidate, etc., on Certain Terms.............95
                           ---------------------------------------------------
    SECTION 1408.          Additional Subsidiary Guarantors..... ............95
                           --------------------------------
    SECTION 1409.          Releases..........................................96
                           --------
    SECTION 1410.          Benefits Acknowledged.............................96
                           ---------------------
    SECTION 1411.          Severability......................................96
                           ------------


SCHEDULE I.             Subsidiary Guarantors of the Company..............Sch-1

Exhibit A:  Form of Note....................................................A-1
Exhibit B:  Form of Note Registration Rights Agreement......................B-1
Exhibit C:  Form of Warrant Registration Rights Agreement...................C-1

===============================================================================


                                                         7

                  INDENTURE, dated as of March 2, 1999 among Waste Systems International, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), the Subsidiary Guarantors set forth on Schedule I hereto and IBJ Whitehall Bank & Trust Company, a New York banking corporation having its principal corporate trust office at One State Street, New York, New York 10004, as trustee (herein called the "Trustee").



                             RECITALS OF THE COMPANY

                  The Company has duly authorized the creation and issue of its 11 1/2% Senior Notes due 2006 (herein called the "Initial Securities"), and 11 1/2% Senior Notes due 2006, Series B (the "Exchange Securities" and, together with the Initial Securities, the "Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

                  Upon the issuance of the Exchange Securities, if any, or the effectiveness of the Exchange Offer Registration Statement (as defined herein) or, under certain circumstances, the effectiveness of the Shelf Registration Statement (as defined herein), this Indenture shall be subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

                  All things necessary have been done to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, each in accordance with their respective terms. The Subsidiary Guarantors have done all things necessary to make their guarantees, when this Indenture is executed and delivered, the valid obligations of the Subsidiary Guarantors enforceable in accordance with their terms, and this Indenture is a valid agreement of each Subsidiary Guarantor in accordance with its terms.

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the Securities by the Holders (as defined herein) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE ONE



                        DEFINITIONS AND OTHER PROVISIONS

                             OF GENERAL APPLICATION

                  SECTION 101.      Definitions.

                  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                  (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper," as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

                  (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; and

                  (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                  Certain terms, used principally in Articles Two, Eight, Ten and Twelve are defined in those Articles.

                  "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person is merged with or into the Company or becomes a Restricted Subsidiary or assumed by the Company or a Restricted Subsidiary in connection with the acquisition of assets from such Person and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such acquisition of assets.

                  "Act," when used with respect to any Holder, has the meaning specified in Section 104 hereof.

                  "Adjusted EBITDA" means, with respect to the Company and the Restricted Subsidiaries for any period, the EBITDA of the Company and the Restricted Subsidiaries for such period plus the following: (i) one-time charges incurred during such period associated with the write-off of landfill development costs; (ii) costs incurred during such period associated with the integration of acquired companies and businesses into the Company's operations, including, without limitation, costs related to termination and retention of employees, lease termination costs, costs related to the integration of information systems and costs related to the change of the name of the acquired company or business; and (iii) restructuring costs incurred during such period.

                  "Adjusted Stockholders' Equity" means the Company's stockholders' equity shown on its consolidated balance sheets filed as part of its regular reports with the Commission, less the amount of any increase therein resulting from the issuance of any shares of Common Stock in exchange for outstanding 7% Convertible Subordinated Notes due 2005 of the Company, to the extent, if any, that such issuance exceeds 2,343,646 shares of Common Stock in the aggregate.

                  "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") of any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Asset Sale" means any sale, issuance, lease, conveyance, transfer or other disposition (including, without limitation, by way of merger or consolidation) (collectively, a "transfer") by the Company or any Restricted Subsidiary (other than to the Company or a Restricted Subsidiary and other than directors' qualifying shares), directly or indirectly, in one transaction or in a series of related transactions of (a) any Capital Stock (other than Disqualified Stock) of any Restricted Subsidiary, (b) all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries representing a division or line of business or (c) any other properties or assets of the Company or any Restricted Subsidiary, other than in the ordinary course of business; provided, however, the following transactions shall not be deemed Asset Sales: (i) the transfer of accounts receivable (or participations therein) in connection with any accounts receivables financing; (ii) the transfer of Capital Stock or Indebtedness or other securities of an Unrestricted Subsidiary; (iii) the transfer of assets pursuant to and in accordance with the limitation on mergers, sales or consolidations provisions in this Indenture;
(iv) the making of Restricted Payments permitted by Section 1011 of this Indenture; (v) the creation or assumption of (or foreclosure on) a Lien securing Indebtedness to the extent that such Lien does not violate Section 1017 of this Indenture; and (vi) the consummation of any sale or series of related sales of assets or properties of the Company and any Restricted Subsidiary having an aggregate fair market value for all such sales of less than $1 million in any fiscal year.

                  "Asset Sale Offer" has the meaning set forth in Section 1013 hereof.

                  "Authenticating Agent" has the meaning set forth in Section
                303 hereof.

                  "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the product of the numbers of years (rounded upwards to the nearest month) from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

                  "Bank" means The Howard Bank, N.A. and other financial institutions that from time to time are lenders under the Credit Facility or any other credit facility.

                  "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means any day except Saturday, Sunday and any day on which banks in The City of New York are required or permitted by law or executive order to close.

                  "Capital Lease Obligation" means, with respect to any Person, an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "Capital Stock" of any Person means any and all shares, interests, partnership interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, including any Preferred Stock, but excluding debt securities convertible into such equity.

                  "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances (or, with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $200 million; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and
(vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

                  "Change of Control" means the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (i) such person or group shall be deemed to have "beneficial ownership" of all shares that any said person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the outstanding Voting Stock of the Company; or (ii) individuals who on the Closing Date constitute the Board of Directors (together with any new or successor directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors on the date of their election or nomination) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or (iii) the sale, lease or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Restricted Subsidiaries to any person or group (as so defined), excluding any such sale, lease or other transfer to or among the Company's Restricted Subsidiaries.

                  "Change of Control Offer" has the meaning set forth in Sectio
                     1012 hereof.

                  "Change of Control Purchase Price" has the meaning set forth in Section 1012 hereof.

                  "Change of Control Purchase Date" has the meaning set forth in Section 1012 hereof.

                  "Closing Date" means the date on which the Securities are originally issued under this Indenture.

                  "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                  "Company" means Waste Systems International, Inc., a Delaware corporation, unless and until a successor replaces it in accordance with this Indenture and thereafter means such successor.

                  "Common Stock" means the common stock, par value $.01 per share, of the Company.

                  "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, Chief Executive Officer, President, any Vice President, Chief Financial Officer, Treasurer or an Assistant Treasurer, and delivered to the Trustee.

                  "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of Adjusted EBITDA of such Person for such period to the Consolidated Fixed Charges of such Person for such period; provided, however, that (A) if the Company or any Restricted Subsidiary has incurred any Indebtedness since the beginning of such period and through the date of determination of the Consolidated Fixed Charge Coverage Ratio that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio is an incurrence of Indebtedness or both, the Adjusted EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving effect on a pro forma basis to (1) such Indebtedness as if such Indebtedness had been incurred on the first day of such period (provided that if such Indebtedness is incurred under a revolving credit facility or similar arrangement or under any predecessor revolving credit or similar arrangement only that portion of such Indebtedness that constitutes the one year projected average balance of such Indebtedness (as determined in good faith by the Board of Directors of the Company) shall be deemed outstanding for purposes of this calculation) and (2) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (B) if since the beginning of such period any Indebtedness of the Company or its Restricted Subsidiaries has been repaid, repurchased, defeased or otherwise discharged (other than Indebtedness under a revolving credit or similar arrangement unless such revolving credit Indebtedness has been permanently repaid and the underlying commitment terminated and not replaced), Consolidated Fixed Charges for such period shall be calculated after giving pro forma effect thereto as if such Indebtedness had been repaid, repurchased, defeased or otherwise discharged on the first day of such period, (C) if since the beginning of such period the Company or any of its Restricted Subsidiaries shall have made any Asset Sale, Adjusted EBITDA for such period shall be reduced by an amount equal to the Adjusted EBITDA (if positive) attributable to the assets which are the subject of such Asset Sale for such period or increased by an amount equal to the Adjusted EBITDA (if negative) attributable thereto for such period, Consolidated Fixed Charges for such period shall be (i) reduced by an amount equal to the Consolidated Fixed Charges attributable to any
Indebtedness of the Company or any of its Restricted Subsidiaries repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Sale for such period (or if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale) and (ii) increased by interest income attributable to the assets which are the subject of such Asset Sale for such period, (D) if since the beginning of such period the Company or any of its Restricted Subsidiaries (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary as a result thereof) or an acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder which constitutes all or substantially all of an operating unit of a business, Adjusted EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and (E) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of the Company or was merged with or into the Company or any other Restricted Subsidiary since the beginning of such period) shall have made any Asset Sale, Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by the Company or a Restricted Subsidiary during such period, Adjusted EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition had occurred on the first day of such period. For the purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Fixed Charges associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

                  "Consolidated Fixed Charges" means, with respect to any period without duplication, the sum of (i) the amount that in conformity with GAAP would be set forth opposite the caption "interest expense" or any like caption on the consolidated statement of operations of the Company and its Restricted Subsidiaries for such period, including, without limitation, (a) amortization of debt discount, (b) the net cash payments, if any, under interest rate contracts (including amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) accrued interest, plus (ii) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period, of the Company and its Restricted Subsidiaries, plus (iii) all cash dividends paid during such period by the Company and its Restricted Subsidiaries with respect to any Preferred Stock and Disqualified Stock, in each case as determined on a consolidated basis in accordance with GAAP; plus (iv) all interest on any Indebtedness of any person guaranteed by the Company or any of its Restricted Subsidiaries; provided, that Consolidated Fixed Charges shall not include (x) the amortization of debt issuance costs and (y) the fixed charges of a Restricted Subsidiary to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was excluded in calculating Consolidated Net Income pursuant to clause (v) of the definition thereof for such period.

                  "Consolidated  Net Income" means,  with respect to any period, the net income (or loss) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income (or loss) by excluding, without duplication, (i) extraordinary gains and losses, (ii) the portion of net income (or loss) of the Company and its Restricted Subsidiaries allocable to interests in unconsolidated Persons or Unrestricted Subsidiaries, except that the Company's equity in the net income of such Person or Subsidiary shall be included in Consolidated Net Income to the extent of the amount of dividends or distributions actually paid to the Company or its Restricted Subsidiaries by such Person or Subsidiary during such period, (iii) net income (or loss) of any Person combined with the Company or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) net gain or loss in respect of any sale, transfer or disposition of assets (including without limitation, pursuant to sale and leaseback transactions) other than in the ordinary course of business, and (v) the net income (but not the net loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income to the Company is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Restricted Subsidiary or its stockholders (other than pursuant to the Securities or this Indenture).

                  "Consolidated Net Worth" means, at any date of determination, stockholders' equity of the Company and its Restricted Subsidiaries as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries and less, to the extent included in calculating such stockholders' equity of the Company and its Restricted Subsidiaries, the stockholders' equity attributable to Unrestricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

                  "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at One State Street, New York, New York 10004, except that with respect to presentation of Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate trust and agency business shall be conducted in The City of New York.

                  "Credit Facility" means the Credit Facility established under the Business Loan Agreement dated September 11, 1998, with respect to which the Company is a guarantor, by and among WSI Vermont Holdings, Inc. and WSI Pennsylvania Holdings, Inc. and The Howard Bank, N.A., including collateral documents, instruments and agreements executed in connection therewith and any amendments, supplements, substitutions, qualifications, extensions, renewals, restatements, replacements, refinancings or refunding thereof.

                  "Currency Agreement Obligations" means the obligations of any Person under a foreign exchange contract, currency swap agreement or other similar agreement or arrangement to protect such Person against fluctuations in currency values.

                  "Default" means any event that is, or after the giving of notice or passage of time or both would be, an Event of Default.

                  "Defaulted Interest" has the meaning specified in Section 309 hereof.

                  "Depositary" means The Depository Trust Company, its nominees and successors.

                  "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors, to make a finding or otherwise take action under the Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions (other than as the holder of Voting Stock of the Company).

                  "Disqualified Stock" means (a) any Preferred Stock of any Restricted Subsidiary and (b) any class or series of Capital Stock of the Company that, either by its terms, or by the terms of any security into which it is convertible or exchangeable or by contract or otherwise (i) is, or upon the happening of an event or passage of time would be, required to be redeemed prior to one year after the final Stated Maturity of the Securities, (ii) is redeemable at the option of the holder thereof at any time prior to one year after such final Stated Maturity, or (iii) at the option of the holder thereof, is convertible into or exchangeable for debt securities at any time prior to one year after such final Stated Maturity; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions therein giving holders thereof the right to cause the issuer thereof to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Securities will not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions contained in Sections 1012 and 1013 and such Capital Stock specifically provides that the issuer will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Securities as are required to be repurchased pursuant to Sections 1012 and 1013.

                  "Dollars" and "$" means lawful money of the United States of America.

                  "EBITDA" means, with respect to any Person for any period, the sum of Consolidated Net Income of such Person for such period plus the following to the extent deducted in calculating such Consolidated Net Income: (a) provision for taxes based on the net income or profits of such Person, (b) Consolidated Fixed Charges (including for this purpose the amortization of debt issuance costs), (c) consolidated depreciation and amortization, calculated in accordance with GAAP, and (d) any other non-cash charges (excluding any non-cash items that represent an accrual of or reserve for cash charges reasonably expected to be disbursed in any subsequent period prior to the Stated Maturity of the Securities) deducted in computing Consolidated Net Income, less (e) non-cash items increasing Consolidated Net Income (excluding any items which represent an accrual for cash receipts or the reduction of required future cash disbursements reasonably expected to be received or disbursed in a subsequent period prior to the Stated Maturity of the Securities).

                  "Equity Offering" means an offer and sale by the Company of its Common Stock (which is Qualified Stock) for cash to a Person or Persons other than a Subsidiary.

                  "Event of Default" has the meaning specified in
Section 501 hereof.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Offer" means the exchange offer that may be effected pursuant to the Note Registration Rights Agreement.

                  "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in the Note Registration Rights Agreement.

                  "Exchange Securities" has the meaning stated in the first recital of this Indenture and refers to any Exchange Securities containing terms substantially identical to the Initial Securities (except that such Exchange Securities shall not contain terms with respect to the interest rate step-up provisions in Section 309 hereof and the transfer restrictions in Section 307 hereof) that are issued and exchanged for the Initial Securities pursuant to the Note Registration Rights Agreement and this Indenture.

                  "Existing Indebtedness" means Indebtedness of the Company or its Restricted Subsidiaries in existence on the Closing Date plus any premium or interest accrued thereon.

                  "Fair Market Value" means, with respect to any asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between an informed and willing seller and an informed and willing buyer, neither of which is under pressure or compulsion to complete the transaction.

                  "Federal Bankruptcy Code" means the Bankruptcy Act of Title 11 of the United States Code, as amended from time to time.

                  "GAAP" means generally accepted accounting principles in the United States set forth in the Statements of Financial Accounting Standards and the Interpretations, Accounting Principles Board Opinions and AICPA Accounting Research Bulletins which are applicable as of December 31, 1998 except as otherwise specified herein.

                  "Global Security" has the meaning set forth in Section 201 hereof.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person guaranteeing Indebtedness of another Person (including, without limitation, obligations, agreements to purchase assets, securities or services, to take-or-pay, or to maintain financial statement conditions, or similar arrangements or agreements entered into for the purpose of assuring the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part), but excluding (i) endorsements of negotiable instruments for collection or deposit in the ordinary course of business, and (ii) contingent obligations in connection with the sale or discount of accounts receivable and similar paper.

                  "Holder" means the Person in whose name a Security is, at the time of determination, registered on the Security Register.

                  "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

                  "Indebtedness" means, with respect to any Person, without duplication, (i) the principal of and the premium (if any) on all indebtedness of such Person for money borrowed or which is evidenced by a note, bond, debenture or similar instrument for payment, (ii) all obligations of such Person under any conditional sale, title retention or similar agreement in respect of the deferred or unpaid purchase price of property or services acquired by such Person, (iii) all Capital Lease Obligations of such Person, (iv) all reimbursement obligations of such Person in respect of letters of credit, bankers' acceptances or similar facilities issued or created for the account of such Person, (v) all net obligations of such Person under Interest Rate Agreement Obligations or Currency Agreement Obligations of such Person, (vi) all liabilities of others of the kind described in the preceding clauses (i), (ii) or (iii) secured by any Lien on any property owned by such Person even though such Person has not assumed or become liable for the payment of such liabilities; provided, however, the amount of such Indebtedness for purposes of this definition shall be limited to the lesser of the amount of Indebtedness secured by such Lien or the value of the property subject to such Lien, (vii) all Disqualified Stock issued by such Person and all Preferred Stock issued by a Restricted Subsidiary of such Person, (viii) the amount of every Capital Lease Obligation of such Person, and (ix) to the extent not otherwise included, any Guarantee by such Person of any other Person's Indebtedness or other obligations described in clauses (i) through (viii) above. For purposes of this definition, the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness is required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value will be determined in good faith by the board of directors of the issuer of such Disqualified Stock. "Indebtedness" of the Company and the Restricted Subsidiaries shall not include (i) trade payables incurred in the ordinary course of business, and (ii) contingent obligations incurred in connection with the sale or discount of accounts receivable and similar paper in the ordinary course of business. The principal amount outstanding of any Indebtedness issued with original issue discount is the accreted value of such Indebtedness and Indebtedness shall not include any liability for federal, state, local or other taxes. Accrued liabilities arising in the ordinary course of business and any liability for federal, state or local taxes or other taxes owed by such person will not be considered Indebtedness for purposes of this definition.

                  "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

                  "Indenture Obligations" means the obligations of the Company and any other obligor hereunder or under the Securities to pay principal of (and premium, if any) and interest on the Securities when due and payable at Maturity, and all other amounts due or to become due under or in connection with this Indenture, the Securities and the performance of all other obligations to the Trustee (including all amounts due to the Trustee under Section 606 hereof) and the Holders under this Indenture and the Securities, according to the terms hereof and thereof.

                  "Initial Securities" has the meaning stated in the first recital of this Indenture.

                  "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

                  "Interest Rate Agreement Obligations" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

                  "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement but excluding advances to customers and employees in the ordinary course of business) to, capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of capital stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include the designation of a Restricted Subsidiary as an Unrestricted Subsidiary. For purposes of the definition of "Unrestricted Subsidiary" and Section 1011 of this Indenture, (i) "Investment" shall include the fair market value of the assets (net of liabilities) of any Restricted Subsidiary of the Company at the time that such Restricted Subsidiary of the Company is designated an Unrestricted Subsidiary and shall exclude the fair market value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted
Subsidiary of the Company and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined by the Board of Directors in good faith.

                  "Lien" means any mortgage, lien (statutory or otherwise), pledge, charge, security interest or encumbrance of any kind upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction). A Person will be deemed to own subject to a Lien any property that such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

                  "Maturity," when used with respect to any Security, means the date on which the principal of such Security (or premium, if any) or any installment of interest becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

                  "Moody's" means Moody's Investors Service, Inc. and its successors.

                  "Net Cash Proceeds" means, with respect to any Asset Sale by any Person, the aggregate cash or Cash Equivalent proceeds thereof, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), pursuant to, or monetization of, a note or installment receivable or otherwise, net of (i) the amount of any Indebtedness (including Disqualified Stock or Preferred Stock of a Subsidiary) which is required to be repaid by such Person or its Affiliates in connection with such Asset Sale, plus (ii) all fees, Commissions and other expenses incurred (including without limitation, the fees and expenses of legal counsel and investment banking, accounting, underwriting and brokerage fees and expenses) by such Person in connection with such Asset Sale, plus (iii) provision for taxes, including income taxes, attributable to the Asset Sale or attributable to required prepayments or repayments of Indebtedness with the proceeds of such Asset Sale, plus (iv) any amounts reasonably to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Seller after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, plus (v) amounts required to be paid to Persons (other than the Company or a Restricted Subsidiary) holding a beneficial interest in the assets sold in such Asset Sale or to holders of minority interests in a Restricted Subsidiary or other entity as a result of such Asset Sale.

                  "Net Proceeds," with respect to any issuance or sale of Capital Stock, means the proceeds, in cash, securities or property (with any securities or property valued at fair market value), of the issuance or the sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or Commissions and brokerage, consultant and other fees and expenses incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

                  "Note Registration Rights Agreement" means the Note Registration Rights Agreement between the Company, the Subsidiary Guarantors and the Initial Purchaser, dated as of March 2, 1999, relating to the Securities and attached hereto as Exhibit B.

                  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Offering" means the offering by the Company of 10,000 Units, each Unit consisting of $10,000 principal amount of 11 1/2% Senior Notes due 2006 and 150 Warrants to purchase one share of Common Stock per Warrant.

                  "Officers' Certificate" means a certificate signed by the Chairman, Chief Executive Officer, the President, the Chief Financial Officer or any Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

                  "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company.

                  "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                  (a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                  (b) Securities, or portions thereof, for whose payment, redemption or purchase money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, irrevocable notice of such redemption has been duly given pursuant to this Indenture to Holders or provision therefor satisfactory to the Trustee has been made;

                  (c) Securities, except to the extent provided in Sections 1302 and 1303 hereof, with respect to which the Company has effected legal defeasance and/or covenant defeasance as provided in Article Thirteen hereof; and

                  (d) Securities which have been paid pursuant to Section 308 hereof or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Company proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned, as evidenced by registration on the Securities Register or reflected on the records of the Depositary as furnished to the Trustee in writing, or as indicated to the Trustee in writing by the Company, shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

                  "Paying Agent" means IBJ Whitehall Bank & Trust Company and any successor (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

                  "Permitted Investment" means (i) an Investment in the Company or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment; (ii) Cash Equivalents;
(iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) stock, obligations or securities received in satisfaction of judgments; (v) an Investment in any Person consisting solely of the transfer to such Person of an Investment in another Person that is not a Restricted Subsidiary; (vi) Investment Grade Securities; (vii) Interest Rate Agreements and Currency Agreements designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in interest rates or foreign currency exchange rates; (viii) Investments, not to exceed $10.0 million at any one time outstanding (and for purposes of this clause (viii) an Investment shall be deemed to be outstanding in the amount of the excess (but not, in any event, less than zero) of the amount of such Investment on the date or dates made, less the return of capital to the Company and its Restricted Subsidiaries with respect to such Investment); and (ix) Investments, to the extent the consideration therefor consists of Capital Stock (other than Disqualified Stock) of the Company or net cash proceeds from the sale of such Capital Stock, if such Capital Stock was issued or sold within 90 days of the making of such Investment.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Physical Security" shall have the meaning set forth in

Section 201.

                  "Preferred Stock" as applied to the Capital Stock of any Person means Capital Stock of any class or classes (however designated), whether now outstanding or issued after the Closing Date, which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

                  "Private Placement Legend" has the meaning set forth in
Section 202 hereof.

                  "Purchase Money Obligation" means any Indebtedness secured by a Lien on assets related to the business of the Company or the Restricted Subsidiaries, and any additions and accessions thereto, which are purchased or constructed by the Company or any Restricted Subsidiary at any time after the Closing Date; provided that (i) any security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a "Security Agreement") shall be entered into within 180 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and (iii)(A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Security Agreement is entered into exceed 100% of the purchase price to the Company or any Restricted Subsidiary of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Qualified Stock" of any Person means any and all Capital Stock of such Person, other than Disqualified Stock.

                  "Redemption Date," when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

                  "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

                  "Registrar" means IBJ Whitehall Bank & Trust Company and any successor authorized by the Company to act as Registrar.

                  "Registration Statement" means the Registration Statement as defined in the Note Registration Rights Agreement and Warrant
Registration Rights Agreement.

                  "Regular Record Date" for the interest payable on any Interest Payment Date means the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

                  "Restricted Investment" means an Investment by the Company or a Restricted Subsidiary in any Person other than a Restricted Subsidiary.

                  "Restricted Payment" has the meaning set forth in Section 1011 hereof.

                  "Restricted   Subsidiary"   means  each   direct  or  indirect
Subsidiary of the Company other than an Unrestricted Subsidiary.

                  "Rule 144A" means Rule 144A under the Securities Act.
                   "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Securities" shall include the Initial Securities and any Exchange Securities to be issued and exchanged for any Initial Securities in accordance with the Exchange Offer as provided for in the Note Registration Rights Agreement and this Indenture. All Initial Securities and Exchange Securities shall vote together as one series of Securities under this Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder.

                  "Security Register" has the meaning set forth in
Section 305 hereof.

                  "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Note Registration Rights Agreement.

                  "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 309 hereof.

                  "Standard & Poor's" means Standard & Poor's Ratings Services, a division of McGraw Hill, Inc. and its successors.

                  "Stated Maturity" means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness or any installment of interest thereon is due and payable.

                  "Subordinated Indebtedness" means Indebtedness (including, without limitation, secured Indebtedness) of the Company or a Subsidiary Guarantor which by its express terms is subordinated or junior in right of payment to the Securities or the Subsidiary Guarantee issued by such Subsidiary Guarantor, as the case may be.

                  "Subsidiary" of a Person means any Person a majority of the voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof.

                  "Subsidiary Guarantee" means a guarantee of the Securities by a Restricted Subsidiary in accordance with the provisions of this Indenture.

                  "Subsidiary Guarantor" means those Restricted Subsidiaries set forth on Schedule I to this Indenture and any other Restricted Subsidiary that from time to time issues a Subsidiary Guarantee pursuant to the terms hereof (subject to the release of any such Restricted Subsidiary from its obligations as a Subsidiary Guarantor pursuant to the provisions hereof).

                  "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was executed, except as provided in Section 905 hereof.

                  "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

                  "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such by the Board of Directors of the Company pursuant to and in compliance with Section 1018 of this Indenture, and any Subsidiary of an Unrestricted Subsidiary. Any such Designation may be revoked by a Board of Resolution of the Company delivered to the Trustee, subject to the provisions of
Section 1018.

                  "U.S. Government Obligations" has the meaning set forth in
Section 1304 hereof.

                  "Voting Stock" of a Person means any class or classes of Capital Stock of such Person then outstanding as to which the holders thereof are entitled under ordinary circumstances (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of such Person.

                  "Warrants" means the warrants of the Company to purchase up to an aggregate of 1,500,000 shares of Common Stock.

                  "Warrant Registration Rights Agreement" means the Warrant Registration Rights Agreement between the Company, its subsidiaries and the Initial Purchaser, dated as of March 2, 1999, relating to the Warrants and Warrant Shares and attached hereto as Exhibit C.

                  "Warrant Shares" means the shares of Common Stock issued or issuable upon the exercise of the Warrants.

                  "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary with respect to which all of the outstanding Voting Stock (other than directors' qualifying shares) is owned, directly or indirectly, by the Company.

                  SECTION 102.      Compliance Certificates and Opinions.

                  Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1007(a) hereof) shall include:

                  (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

                  SECTION 103.      Form of Documents Delivered to Trustee.

                  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                  SECTION 104.      Acts of Holders.

                  (a)......Any  request,   demand,   authorization,   direction,
notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing (including but not limited to an electronic transmission of an agent's message or other consent pursuant to the Depositary's Automated Tender Offer Program or any similar procedure); and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company if made in the manner provided in this Section.

                  (b)......The  fact and date of the  execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

                  (c)......The principal  amount and serial numbers of
Securities held by any Person, and the date of holding the same shall be proved by the Security Register.

                  (d)......If  the  Company  shall  solicit  from the Holders of
Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

                  (e)......Any  request,   demand,   authorization,   direction,
notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

                  (f)......For  all  purposes  of this  Indenture,  all  Initial
Securities and Exchange Securities shall vote together as one series of Securities under this Indenture.

                  SECTION 105.      Notices, Etc., to Trustee, Company.

                  Any request, application, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                  (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and hand delivered or mailed, first-class postage prepaid, to or with the Trustee at its Corporate Trust Office,
         Attention: Corporate Trust Department, or sent by facsimile to the Trustee at (212) 858-2952 (with receipt confirmed by telephone at (212) 858-2000); or

                  (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at Waste Systems International, Inc., Lexington Office Park, 420 Bedford Street, Lexington, Massachusetts 02173 Attention: President, or sent by facsimile to the Company at (781) 862-2929 (with receipt confirmed by telephone at (781) 862-3000), or at any other address or facsimile number previously furnished in writing to the Trustee by the Company.

                  SECTION 106.      Notice to Holders; Waiver.

                  Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his last address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

                  SECTION 107.      Conflict of Any Provision of Indenture with
                                   Trust Indenture Act.

                  If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 318, inclusive, of the Trust Indenture Act, or conflicts with any provision (an "incorporated provision") required by or deemed to be included in this Indenture by operation of such Trust Indenture Act sections, such imposed duties or incorporated provision shall control.

                  SECTION 108.      Effect of Headings and Table of Contents.

                  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof. Articles and Sections referred to herein shall refer to such Articles and Sections as set forth herein, unless otherwise specified.

                  SECTION 109.      Successors and Assigns.

                  All covenants and agreements in this Indenture by the Company and any Subsidiary Guarantor shall bind its respective successors and assigns, whether so expressed or not.

                  SECTION 110.      Separability Clause.

                  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 111.      Benefits of Indenture.

                  Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                  SECTION 112.      Governing Law.

                  THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF
ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. Upon the issuance of the Exchange Securities, if any, or the effectiveness of the Exchange Offer Registration Statement (as defined herein) or, under certain circumstances, the effectiveness of the Shelf Registration Statement (as defined herein), this Indenture shall be subject to the provisions of the Trust Indenture Act, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

                  SECTION 113.      Legal Holidays.

                  In any case where any Interest Payment Date, Redemption Date, date established for payment of Defaulted Interest pursuant to Section 309 hereof, Stated Maturity or Maturity, Change of Control Purchase Date or Asset Sale Purchase Date with respect to any Security or other date on which principal, premium or interest in respect or the Securities is due, shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, date established for payment of Defaulted Interest pursuant to
Section 309 hereof, Stated Maturity or Maturity, Change of Control Purchase Date, Asset Sale Purchase Date or such other date; provided that no interest shall accrue for the period from and after such Interest Payment Date or other such day, Redemption Date, date established for payment of Defaulted Interest pursuant to Section 309 hereof, Stated Maturity or Maturity, Change of Control Purchase Date, Asset Sale Purchase Date or such other date, as the case may be, to the next succeeding Business Day.

                  SECTION 114.   Consent to Jurisdiction and Service of Process.

                  The Company and each of the Subsidiary Guarantors agrees that any legal suit, action or proceeding brought by any party to enforce any rights under or with respect to this Indenture or the Securities may be instituted in any state or federal court in The City of New York and waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding. The Company and each of the Subsidiary Guarantors hereby irrevocably designates and appoints CT Corporation System as the Company's and such Subsidiary Guarantor's authorized agent to receive and forward on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process upon CT Corporation System at its office at 1633 Broadway, New York, New York 10019, (or such other address in the State of New York as the Company may designate by written notice to the Trustee) and written notice of such service to the Company and any Subsidiary Guarantor marked or delivered to CT Corporation System at its address set forth herein shall be deemed in every respect effective service of process upon the Company and such Subsidiary Guarantor in any such suit, action or proceeding and shall be taken and held to be valid personal service upon the Company. Nothing in this Section 114 shall affect the right of any party hereto to serve process in any manner permitted by law or limit the right of any party hereto to bring proceedings against the Company or any Subsidiary Guarantor in the courts of any jurisdiction or jurisdictions. The Company and each of the Subsidiary Guarantors further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect so long as this Indenture or any of the Securities shall be outstanding. To the extent that the Company or any Subsidiary Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, executor or otherwise) with respect to itself or its property, the Company and such Subsidiary Guarantor hereby irrevocably waive such immunity in respect of its obligations under this Indenture, the Securities and the applicable Subsidiary Guarantee, to the extent permitted by law.


                                   ARTICLE TWO

                                 SECURITY FORMS

                  SECTION 201.      Forms Generally.

                  The Securities and the Trustee's certificate of authentication shall be in substantially the form annexed hereto as Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

                  The definitive Securities shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Securities, as evidenced by their execution of such Securities.

                  The terms and provisions contained in the form of the Securities annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  Securities shall be issued initially in the form of one permanent global Note in registered form substantially in the form set forth in Exhibit A (the "Global Security"), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

                  Securities offered and sold in the form of permanent certificated Securities in registered form shall be in substantially the form set forth in Exhibit A (the "Physical Securities"), except that the legends of such Securities shall not contain language which pertains to the Global Security.

                  SECTION 202.      Restrictive Legends.

                  Unless and until an Initial Security is sold under an effective Shelf Registration Statement or an Initial Security is exchanged for an Exchange Security in connection with an effective Exchange Offer Registration Statement, in each case pursuant to the Note Registration Rights Agreement, the Global Security and any Physical Securities shall bear the legend, set forth below on the face thereof (the "Private Placement Legend"):

         "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY (1) BY ITS ACQUISITION HEREOF REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND (2) IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (X) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (i)(a) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, OR (c) IN ACCORDANCE WITH ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (ii) TO THE COMPANY OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (Y) THE HOLDER WILL, AND WILL REQUIRE EACH SUBSEQUENT HOLDER TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (X) ABOVE."

                  Each Global Security, whether or not an Initial Security, shall also bear the following legend on the face thereof:

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 306 AND 307 OF THE INDENTURE.

                                  ARTICLE THREE

                                 THE SECURITIES

                  SECTION 301.      Title and Terms.

                  The Initial Securities shall be known and designated as the "11 1/2% Senior Notes due 2006" and the Exchange Securities shall be known and designated as the "11 1/2% Senior Notes due 2006, Series B." The Stated Maturity of the Securities shall be January 15, 2006, and they shall bear interest at the rate of 11 1/2% per annum (subject to adjustments as set forth below) from March 2, 1999, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually on January 15 and July 15 in each year, commencing July 15, 1999, until the principal thereof is paid or duly provided for, to the Person in whose name the Security (or any predecessor Security) is registered at the close of business on the January 1 or July 1 next preceding such Interest Payment Date.

                  In the event that the Adjusted Stockholders' Equity is not at least $40,000,000 on each of December 31, 1999, June 30, 2000 and December 31, 2000, the rate at which the Securities bear interest shall be adjusted on the date following each such date to 13%, 14% and 15% per annum, respectively, except as such rate may be adjusted pursuant to the Note Registration Rights Agreement and Warrant Registration Rights Agreement in connection with a default of the Company's obligations thereunder to file, cause to be declared effective and keep effective registration statements filed with the Commission.

                  Pursuant the terms of the Note Registration Rights Agreement attached hereto as Exhibit B and the Warrant Registration Rights Agreement attached hereto as Exhibit C, the rate at which the Securities bear interest is subject to an additional increase based upon the terms and conditions specified in the form of Security attached hereto as Exhibit A.

                  The principal of (and premium, if any), and interest on the Securities shall be payable, and the Securities shall be exchangeable and transferable, at the office or agency of the Company in The City of New York maintained for such purposes, (which initially shall be the office of the Trustee located at One State Street, New York, New York 10004 or, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register; provided that all payments with respect to each Global Security, as well as Physical Securities the Holders of which have given wire transfer instructions to the Trustee (or other Paying Agent) by the Regular Record Date for such payment, shall be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

                  Initial Securities that remain outstanding after the consummation of the Exchange Offer and Exchange Securities issued in connection with the Exchange Offer will be treated as a single class of securities under this Indenture.

                  The Securities shall be redeemable as provided in Article Eleven.

                  SECTION 302.      Denominations.

                  The Securities shall be issuable only in registered form, without coupons, and only in denominations of $10,000 and integral multiples thereof.

                  SECTION 303.   Execution, Authentication, Delivery and Dating.

                  The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is $100,000,000. The Securities shall be executed on behalf of the Company by its Chairman, Chief Executive Officer and President, its Chief Financial Officer or any Vice President. The signature of any of these officers on the Securities may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

                  Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

                  On the date hereof, after the execution and delivery of this Indenture, the Company shall deliver Initial Securities in the aggregate principal amount of $100,000,000 executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Initial Securities directing the Trustee to authenticate the Initial Securities and certifying that all conditions precedent to the issuance of Securities contained herein have been fully complied with, and the Trustee in accordance with such Company Order shall authenticate and deliver such Initial Securities. On Company Order, the Trustee shall authenticate for original issue Exchange Securities in an aggregate principal amount not to exceed $100,000,000; provided that such Exchange Securities shall be issuable only upon the valid surrender for cancellation of Initial Securities of a like aggregate principal amount in accordance with an Exchange Offer pursuant to the Note Registration Rights Agreement and a Company Order delivered to the Trustee for the authentication and delivery of such Exchange Securities and certifying that all conditions precedent to the issuance of such Securities have been complied with (including the effectiveness of the Exchange Offer Registration Statement related thereto). In each case, the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company to the effect that the form of the securities being delivered to the Trustee for authentication comply with the terms and provisions of this Indenture, that all terms and provisions of this Indenture have been complied with for the issuance of Exchange Securities or such other matters as the Trustee may reasonably request in connection with such authentication of Securities. Each Company Order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

                  Each Security shall be dated the date of its authentication.

                  No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for in Exhibit A hereto duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

                  In case the Company, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate as determined by the Company or the successor Person, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request or the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them or the Trustee, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities (an "Authenticating Agent"). Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                  SECTION 304.      Temporary Securities.

                  Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Company's officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

                  If temporary Securities are issued, the Company shall cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 1002 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

                  SECTION 305.      Registration, Registration
                                   of Transfer and Exchange.

                  The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 hereof being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Security Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as "Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

                  Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 1002 hereof, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations of a like aggregate principal amount.

                  At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange (including an exchange of Initial Securities for Exchange Securities), the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive; provided that no exchange of Initial Securities for Exchange Securities shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel confirming that the Exchange Offer Registration Statement has been declared effective by the Commission and an Opinion of Counsel stating that the Exchange Securities are entitled to the benefits of this Indenture (including the Subsidiary Guarantees hereunder), and the Initial Securities to be exchanged for the Exchange Securities shall be canceled by the Trustee.

                  All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

                  Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

                  No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 304, 906, 1012, 1013 or 1108 hereof not involving any transfer.

                  Neither the Company nor the Registrar shall be required to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the selection of Securities to be redeemed under Section 1104 hereof and ending at the close of business on the day of such mailing of the relevant notice of redemption.

                  Notwithstanding anything to the contrary contained herein, the Trustee shall have no duty whatsoever and no liability whatsoever with respect to compliance with federal or state securities laws, rules or regulations.

                  SECTION 306.      Book-Entry Provisions for Global Securities.

                  (a)......The Global Security initially shall (i) be registered in the name of the Depositary or the nominee of the Depositary, (ii) be deposited with, or on behalf of, the Depositary or with the Trustee, as custodian for such Depositary, and (iii) bear legends as set forth in Section 202 hereof. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to receive physical delivery of Physical Securities in registered form without interest coupons.

                  Members  of,  or  participants  in,  the  Depositary   ("Agent
Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary (or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security), and the Company, the Trustee or any agent of the Company or the Trustee shall be entitled to rely thereon in accordance with such certification, proxy or other authorization in accordance with its terms.

                  (b)......Transfers  of a Global  Security  shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 307 hereof. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Security respectively, in accordance with instructions from the Depositary, if (i) the Depositary notifies the Company and the Trustee that it is unwilling or unable to continue as Depositary for the Global Security or has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by the Company within 90 days of such notice, (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of the Physical Securities, or (iii) an Event of Default has occurred and is continuing and is known to the Trustee and the Registrar has received a request from the Depositary.

                  (c)......In  connection  with any transfer of a portion of the beneficial interests in a Global Security to beneficial owners pursuant to subsection (b) of this Section, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in such Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

                  (d)......In  connection with the transfer of the entire Global
Security to beneficial owners pursuant to subsection (b) of this Section, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Security identified by the Depositary an equal aggregate principal amount of Physical Securities of authorized denominations.

                  (e)......Any  Physical  Security  delivered in exchange for an interest in the Global Security pursuant to subsection (b) of this Section shall, except as otherwise provided by paragraph (c) of Section 307 hereof, bear the applicable legend regarding transfer restrictions applicable to the Physical Security set forth in Section 202 hereof.

                  (f)......The  registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  SECTION 307.      Special Transfer Provisions.

                  The Trustee is entitled to rely upon the certificates delivered pursuant to this Section 307 and is irrevocably authorized to produce such certificates or copies thereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered thereby.

                  Unless and until the Trustee has received a certification from the Company that (i) an Initial Security is sold under an effective Shelf Registration Statement or (ii) an Initial Security is exchanged for an Exchange Security in connection with an effective Registration Statement, in each case pursuant to the Note Registration Rights Agreement, the following provisions shall apply:

                  (a)......Transfers  to QIBs.  The following  provisions  shall apply with respect to the registration of any proposed transfer of a Physical Security or an interest in the Global Security to a QIB:

                  (i) If the Security to be transferred consists of (x) Physical Securities, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Initial Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Initial Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Initial Security for its own account or an account with respect to which it exercises sole investment discretion and that it, or the Person on whose behalf it is acting with respect to any such account, is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in the Global Security, the transfer of such interest may be effected only through the book-entry system maintained by the Depositary.

                  (ii) If the proposed transferee is an Agent Member, and the Initial Security to be transferred consists of Physical Securities, upon receipt by the Registrar of the documents referred to in clause
         (i) and instructions given by the Depositary in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security in an amount equal to the principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Security so transferred.

                  (b)......Other  Transfers of Physical  Securities or Interests
in the Global Security. The following provisions shall apply with respect to any other transfer of interests in the Global Security or Physical Securities:

                  (i) prior to the removal of the Private Placement Legend from the Global Security or a Physical Security pursuant to Section 202 hereof, the Registrar shall refuse to register such transfer unless such transfer complies with Section 306(b); and

                  (ii) after such  removal,  the  Registrar  shall  register the
         transfer  of  any  such  Security  without   requiring  any  additional
         certification.

                  (c)......Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless either (i) the Company directs the Trustee pursuant to a Company Order to remove such legend or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                  (d)......General.  By its  acceptance of any Security  bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

                  The Registrar shall retain as required by law copies of all letters, notices and other written communications received pursuant to Section 306 hereof or this Section 307. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                  SECTION 308.      Mutilated, Destroyed, Lost and
Stolen Securities.

                  If (i) any mutilated Security is surrendered to the Trustee or the Registrar, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

                  Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                  Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

                  SECTION 309.   Payment of Interest; Interest Rights Preserved.

                  Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company in The City of New York maintained for such purposes (which initially shall be the office of the Trustee located at One State Street, New York, New York 10004) pursuant to Section 1002 hereof) or, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto pursuant to 310 hereof as such address appears in the Security Register; provided that all payments with respect to a Global Security and Physical Securities the Holders of which have given wire transfer instructions to the Trustee (or other Paying Agent) by the Regular Record Date shall be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

                  Any interest on the Securities shall be considered punctually paid or duly provided for if the Paying Agent holds immediately available funds no later than 11:00 A.M. New York City time on the applicable Interest Payment Date. Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") may be paid by the Company, at its election in each case, as provided in clause (a) or
(b) below:

                  (a) The  Company  may elect to make  payment of any  Defaulted
         Interest to the Persons in whose names the Securities (or their respective predecessor securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 106 hereof, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

                  (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                  Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                  If the Company shall be required to pay any additional interest pursuant to Section 301 hereof or pursuant to the terms of the Note Registration Rights Agreement or Warrant Registration Rights Agreement, it shall deliver an Officers' Certificate to the Trustee setting forth the new interest rate and the period for which such rate is applicable.

                  SECTION 310.      Persons Deemed Owners.

                  Prior to the due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered in the Security Register as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 309 hereof) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, any Subsidiary Guarantor or the Trustee or any agent of the Company, any Subsidiary Guarantor or the Trustee shall be affected by notice to the contrary.

                  SECTION 311.      Cancellation.

                  All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Company unless by Company Order the Company shall direct that cancelled Securities be returned to it.

                  SECTION 312.      CUSIP Numbers.

                  The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use such "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                  SECTION 313.      Computation of Interest.

                  Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

                  SECTION 401.      Satisfaction and Discharge of Indenture.

         This Indenture shall upon Company Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Securities and as expressly provided for herein or pursuant hereto) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

                  (a)      either

                           (i) all the Securities theretofore  authenticated and
                  delivered (other than mutilated, destroyed, lost or stolen Securities that have been replaced or paid as provided in
                  Section 308 and Securities that have been subject to defeasance under Article Thirteen) have been delivered to the Trustee for cancellation; or

                           (ii)     all Securities not theretofore  delivered t
 the Trustee for cancellation  have become due and payable, whether

                                    (A)     at Stated Maturity, or

                                    (B) the Company has irrevocably notified the
                           Trustee to call such Securities for redemption under arrangements for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

and the Company or any Subsidiary Guarantor,  as the case may be, in the case of
(A) or (B) above, has irrevocably deposited or caused to be deposited with the Trustee funds in trust for the purpose in an amount sufficient to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any, on) and interest on the Securities to the date of such deposit (in the case of Securities that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; and

                  (b) the Company or any Subsidiary Guarantor, as the case may be, has paid or caused to be paid all sums payable hereunder by the Company.

         The Trustee is required to acknowledge satisfaction and discharge of this Indenture, and the obligations of the Company hereunder and under the Securities, upon demand of the Company or any Subsidiary Guarantor, as the case may be, upon delivery to the Trustee of an Officers' Certificate and an Opinion of Counsel each at the expense of the Company or such Subsidiary Guarantor and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section 401, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

                  SECTION 402.      Application of Trust Money.

                  Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                                  ARTICLE FIVE





                                    REMEDIES

                  SECTION 501.      Events of Default.

                  "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) Default for 30 days in the payment when due of interest on any Security;

                  (b) Default in the payment when due of principal of or premium, if any, with respect to any Security at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

                  (c) failure by the Company or any of its Restricted Subsidiaries to comply with Sections 801, 1010, 1011, 1012 or 1013 hereof;

                  (d) failure by the Company to observe or perform any of its non-payment covenants or agreements contained herein (other than a default in the performance, or breach, of a covenant or agreement specifically described in (c) above) and such default continues for 30 days after notice;

                  (e) Default under any mortgage,  indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

                           (i) is  caused by a failure  to pay  principal  of or
                  premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                           (ii) results in the acceleration of such Indebtedness prior to its express maturity,

                  and,  in  each  case,   the  principal   amount  of  any  such
         Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

                  (f) any judgment or decree for the payment of money in excess of $5.0 million (to the extent not covered by insurance) is entered against the Company or a Restricted Subsidiary, remains outstanding for a period of 60 days after such judgment or decree becomes final and non-appealable, and is not discharged, waived or the execution thereof stayed for a period of 10 days after notice (the "judgment default provision");

                  (g) except as permitted under this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

                  (h) entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Subsidiary Guarantor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustments or composition of or in respect of the Company or any Subsidiary Guarantor under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Subsidiary Guarantor or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; and

                  (i) institution by the Company or any Subsidiary Guarantor of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Subsidiary Guarantor or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

                  However, a default under clause (d), (e) or (f) above will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the Outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice.

                  SECTION 502.      Acceleration of Maturity; Rescission and
         Annulment.

                  (a)......If  an Event of Default  (other than as  specified in clauses (h) and (i) of Section 501 hereof) occurs and is continuing, the Trustee by notice to the Company may, and the Trustee at the request of the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding shall, declare the principal of and accrued and unpaid interest, if any, on all of the outstanding Securities immediately due and payable. Upon such a declaration, such principal and accrued and unpaid interest shall become due and payable immediately. If an Event of Default specified in clause (h) or (i) of Section 501 hereof occurs and is continuing, then the principal of and accrued and unpaid interest, if any, on all of the outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Securities pursuant to Section 1101, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Securities. If an Event of Default occurs prior to March 2, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Securities prior to March 2, 2003, then the premium payable pursuant to
Section 1101 shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Securities.

                  (b)......At any time after a declaration of acceleration under this Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Securities, by written notice to the Company and the Trustee, may (i) rescind such declaration and its consequences and (ii) on behalf of the Holders of all of the Securities, waive any existing Event of Default and its consequences, except a continuing Event of Default specified in clause (b) of Section 501, if

                  (A) the Company has paid or deposited with the Trustee a sum sufficient to pay

                           (1)      all Defaulted Interest on all Securities,

                           (2) all unpaid principal of (and premium, if any, on) any outstanding Securities that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities,

                           (3) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Securities, and

                           (4) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

                  (B) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived.

                  No such rescission or waiver shall affect any subsequent default or impair any right consequent thereon.

                  Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Securities because of an Event of Default specified in Section 501(e) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of the requisite percentage of such indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Securities, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

                  SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

                  The Company and each Subsidiary Guarantor covenants that if

                  (a) default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

                  (b) default is made in the payment of the principal of (or premium, if any, on) any Security at the Stated Maturity thereof,

the Company and each Subsidiary Guarantor shall, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  If the Company or any Subsidiary Guarantor, as the case may be, fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company, any such Subsidiary Guarantor or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, any such Subsidiary Guarantor or any other obligor upon the Securities, wherever situated.

                  If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                  SECTION 504.      Trustee May File Proofs of Claim.

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities (including any Subsidiary Guarantor) or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                  (b) to collect and receive any moneys or other securities or property payable or deliverable upon the conversion or exchange of such securities or upon any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606 hereof.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  SECTION 505. Trustee May Enforce Claims Without Possession of Securities.

                  All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

                  SECTION 506.      Application of Money Collected.

                  Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST:  To the payment of all amounts due the Trustee under
Section 606 hereof;

                  SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

                  THIRD: The balance, if any, to the Company or as a court of competent jurisdiction may direct.

                  SECTION 507.      Limitation on Suits.

                  Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                  (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                  (b) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities (including fees and expenses of its agents and counsel) to be incurred in compliance with such request;

                  (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

                  SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

                  Notwithstanding  any other  provision in this  Indenture,  the
Holder of any Security shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Thirteen) and in such Security of the principal of (and premium, if any) and (subject to Section 309 hereof) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired or affected without the consent of such Holder.

                  SECTION 509.      Restoration of Rights and Remedies.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                  SECTION 510.      Rights and Remedies Cumulative.

                  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 308 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  SECTION 511.      Delay or Omission Not Waiver.

                  No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                  SECTION 512.      Control by Holders.

                  The Holders of not less than a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

                  (a) such direction shall not be in conflict with any rule of law or with this Indenture,

                  (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

                  (c) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

                  Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  SECTION 513.      Waiver of Past Defaults.

                  The Holders of not less than a majority in principal amount of the Outstanding Securities may, on behalf of the Holders of all of the Securities, waive any past defaults hereunder, except a default

                  (a) in the payment of the principal of (or premium, if any) or interest on any Security, or

                  (b) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Security Outstanding.

                  Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

                  SECTION 514.      Waiver of Stay or Extension Laws.

                  The Company and each Subsidiary Guarantor covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Subsidiary Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law and covenants so that they shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                  SECTION 515.      Undertaking for Costs.

                  All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorney's fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal (or premium, if any ) or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

                                   ARTICLE SIX


                                   THE TRUSTEE

                  SECTION 601.      Notice of Defaults.

                  The Company shall deliver to the Trustee, within 60 days after the end of each fiscal year, an Officer's Certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company shall also deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which constitute an Event of Default.

                  If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Holder of the Securities in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 90 days after the occurrence thereof; provided, however, that, except in the case of a Default or an Event of Default in the payment of principal of (and premium, if any, on) or interest on any Securities, the Trustee may withhold the notice to the Holders of the Securities if its board of directors, a committee of its board of directors or a committee of its trust officers in good faith determines that withholding such notice is in the interests of the Holders of the Securities.

                  SECTION 602.      Certain Rights of Trustee.

                  (a)......Prior  to the  occurrence of a Default or an Event of
Default of which the Trustee has been notified as provided in clause (c)(x) of this Section below, or of which by that paragraph the Trustee is deemed to have notice, and after the cure or waiver of all Defaults or Events of Default which may have occurred and, as applicable, subject to the provisions of TIA Sections 315(a) through 315(d):

                  (i) the Trustee undertakes to perform only those duties and obligations which are set forth specifically in this Indenture and no other duties or obligations shall be implied to the Trustee;

                  (ii) in the absence of bad faith on its part, the Trustee may rely conclusively as to the truth of the statements and the correctness of the opinions expressed therein upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are required specifically to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether they conform to the requirements of this Indenture.

                  In case a Default or an Event of Default has occurred and is continuing hereunder of which the Trustee has been notified, or is deemed to have notice as provided in clause (c)(x) of this Section below, the Trustee shall exercise those rights and powers vested in it by this Indenture and shall use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                  (b)......No provisions of this Indenture shall be construed to release the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph shall not be construed to affect the limitation of the Trustee's duties and obligations provided in clause (a) of this Section 602 or the Trustee's right to rely on the truth of statements and the correctness of opinions as provided in clause (a)(ii) of this Section 602;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by any one of its officers, unless it shall be established that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

               c) Except as otherwise provided in subsections (a) and (b) above:

                  (i) the Trustee may conclusively rely and shall be protected in acting or refraining from acting, pursuant to the terms of this Indenture or otherwise, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person or Persons;

                  (ii) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order with sufficient detail as may be requested by the Trustee and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                  (iii) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate or an Opinion of Counsel;

                  (iv) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (v) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities (including fees and expenses of its agents and counsel) which might be incurred by it in compliance with such request or direction;

                  (vi) the Trustee shall not be bound to make any investigation into, and may conclusively rely upon, the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company and the Subsidiary Guarantors, personally or by agent or attorney;

                  (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                  (viii) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

                  (ix) except for its certificate of authentication of the Securities, the Trustee shall not be responsible for:

                           (A)       any recital in this Indenture or in the
                                     Securities,

                           (B) the validity, priority, recording, filing or refiling of this Indenture or of any supplemental indenture or financing statement,

                           (C) any instrument or document of further assurance or collateral assignment,

                           (D) the validity of the execution by the Company and the Subsidiary Guarantors of this Indenture, any supplemental indenture or instruments or documents of further assurance,

                           (E) the sufficiency of the security for the Securities issued hereunder or intended to be secured hereby,

                           (F) losses as the result of any investments in any fund made at the direction of the Company, or

                           (G) any disclosure in any offering memorandum or similar document related to the Securities, or compliance with any federal or state securities laws, rules or regulations.

                  (x) except for those Events of Default specified in Sections 501(a) and (b) hereof, the Trustee shall not be required to take notice, and shall not be deemed to have notice, of any Default or Event of Default hereunder, unless the Trustee shall be notified specifically of the Default or Event of Default in a written instrument or document delivered to it by the Company or by the Holders of at least 25% of the aggregate principal amount of Securities then Outstanding. In the absence of delivery of a notice satisfying those requirements, the Trustee may assume conclusively that there is no Default or Event of Default, except for those Events of Default specified in Sections 501(a) and (b) hereof.

                  (xi) the Trustee shall not be required to give any bond or surety with respect to the execution of these trusts and powers or otherwise in respect of the Securities.

                  (xii) the Registrar, Paying Agent and Authenticating Agent shall be entitled to all of the protections to which the Trustee is entitled hereunder.

                  (xiii) notwithstanding anything to the contrary herein, the Trustee shall not be responsible or liable for the appropriateness or compliance of the form of securities issued representing any of the Securities with the terms and provisions of this Indenture or any applicable federal or state securities law, rule or regulation and the Trustee shall solely rely on the Company to deliver to the Trustee certificates for authentication which comply with the terms and provisions of this Indenture and any applicable federal or state securities law, rule or regulation, such delivery which shall conclusively evidence such compliance.

                  The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  SECTION 603. Trustee Not Responsible for Recitals or Issuance of Securities.

                  The recitals contained herein and in the Securities, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, any Subsidiary Guarantee or the Securities except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and, upon the effectiveness of the Registration Statement, that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof or any money paid to the Company or upon the Company's direction under any provision of this Indenture. The Trustee shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee.

                  SECTION 604.      May Hold Securities.

                  The Trustee, any Paying Agent, any Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

                  SECTION 605.      Money Held in Trust.

                  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

                  SECTION 606.      Compensation and Reimbursement.

                  The Company agrees:

                  (a) to pay to the Trustee (in its capacity as Trustee, Paying Agent and Registrar) from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), including in connection with the investment by the Trustee (and/or its affiliate) of trust assets in certain Permitted Investments as provided in this Indenture;

                  (b) except as otherwise expressly provided herein, to reimburse the Trustee (in its capacity as Trustee, Paying Agent and
         Registrar) promptly upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including securities transaction charges and the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith but, with respect to securities transaction charges, only to the extent any such securities transaction charges have not been waived by the Trustee (and/or its affiliate); and

                  (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses (including the reasonable expenses and disbursements of counsel) of enforcing this Indenture (including this Section 606) against the Company or any Subsidiary Guarantor and of defending itself against any claim (whether asserted by any Holder or the Company or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

                  The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional Indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and any termination under any bankruptcy law. As security for the performance of such obligations of the Company, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Securities.

                  If the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(h) or (i) hereof, the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable bankruptcy, insolvency or other similar law.

                  The   provisions   of  this  Section  606  shall  survive  the
termination of this Indenture.

                  SECTION 607.      Corporate Trustee Required; Eligibility.

                  There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Six.

                  SECTION 608.Resignation and Removal; Appointment of Successor.

                  (a)......No  resignation  or  removal  of the  Trustee  and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609 hereof.

                  (b)......The  Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 609 hereof shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (c)......The  Trustee may be removed at any time by Act of the
Holders of not less than a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

                  (d)......If at any time:

                  (i) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, except when the Trustee's duty to resign is stayed in accordance with the provisions of TIA Section 310(b), or

                  (ii) the Trustee shall cease to be eligible under Section 607 hereof and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                  (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company, by a Board Resolution, may remove the Trustee, or (B) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (e)......If  the Trustee  shall  resign,  be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (f)......The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Securities in the manner provided for in Section 106 hereof. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

                  SECTION 609.      Acceptance of Appointment by Successor.

                  Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder subject to the retiring Trustee's rights as provided under the last sentence of Section 606 hereof. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

                  No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article Six.

                  SECTION 610. Merger, Conversion, Consolidation or Succession to Business.

                  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In case at that time any of the Securities shall not have been authenticated, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides that the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

                                  ARTICLE SEVEN




                           HOLDERS' LISTS AND REPORTS

                  SECTION 701.     Disclosure of Names and Addresses of Holders.

                  Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

                  SECTION 702.      Reports by Trustee.

                  Within 60 days after May 15 of each year commencing with the first January 1 after the first issuance of Securities, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such January 1 if required by TIA Section 313(a).

                  SECTION 703.      Reports by Company.

                  The Company shall:

                  (a) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or
         Section 15(d) of the Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to
         Section 13 of the Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

                  (b) file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

                  (c) transmit by mail to all Holders, in the manner and to the extent provided in TIA Section 313(c), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs
         (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

                  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  The Trustee shall not be obligated to take or have knowledge of and shall not be liable for knowledge of any information contained in any reports, information or documents delivered to the Trustee hereunder and shall solely be responsible to forward such reports, information or documents to Holders or other persons as may be and to the extent expressly required under this Indenture.

                                  ARTICLE EIGHT



                    CONSOLIDATION, MERGER, AND SALE OF ASSETS

                  SECTION 801. Company May Consolidate, etc., Only on Certain Terms.

                  The Company shall not consolidate with or merge with or into, or convey or transfer or lease in one transaction or a series of related transactions, all or substantially all of its assets to, another Person unless each of the following conditions is satisfied:

                  (a) the resulting, surviving or transferred Person (the "Successor Corporation") is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and (if other than the Company) assumes, by a supplemental indenture in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

                  (b) immediately after giving effect to such transaction, no Default or Event of Default exists;

                  (c) immediately after giving pro forma effect to such transaction and any related financing transactions, the Successor Corporation would be permitted to incur at least $1.00 of Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 1010(a);

                  (d) the Company delivers, or causes to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction complies with the requirements of this Indenture and all conditions precedent have been satisfied; and

                  (e) if the Company is not the continuing obligor under this Indenture, each Subsidiary Guarantor, unless it is the other party to the transaction described above, has by supplemental indenture confirmed that its Subsidiary Guarantee applies to the Successor Corporation's obligations under this Indenture and the Securities.

                  Notwithstanding the foregoing, this Section 801 will not apply to a conveyance, sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Wholly-Owned Restricted Subsidiaries or any of the Subsidiary Guarantors. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries that constitutes all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  SECTION 802.      Successor Substituted.

                  In the event of any transaction described in and complying with the conditions listed in Section 801 hereof in which the Company is not the continuing obligor under this Indenture, the Successor Corporation shall be the successor to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor Corporation had been named as the Company herein, and thereafter the Company shall be released from its obligations under the Securities and this Indenture.

                                  ARTICLE NINE




                     SUPPLEMENTS AND AMENDMENTS TO INDENTURE


                            AND SUBSIDIARY GUARANTEES

                  SECTION 901.      Without Consent of Holders.

                  The Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Securities without the consent of any Holder of the Securities:

                  (i) to cure any ambiguity, defect or inconsistency; provided that such actions do not adversely affect the interests of Holders of the Securities in any material respect;

                  (ii) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                  (iii) to provide for the assumption by a Successor Corporation of the Company's obligations to Holders of Securities in the case of a merger or consolidation or sale of all or substantially all of the Company's assets;

                  (iv) to make any change that would provide any additional rights or benefits to the Holders of Securities or that does not adversely affect the legal rights hereunder of any such Holder;

                  (v) to comply with any requirement of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

                  (vi)     to add additional Events of Default;

                  (vii) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee;

                  (viii)   to secure the Securities; or

                  (ix) to add new Subsidiary Guarantors or release Subsidiary Guarantors in accordance with the terms of this Indenture.

                  Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 903 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture, authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

                  SECTION 902.      With Consent of Holders.

                  (a)......Except  as set forth  herein,  this  Indenture may be modified and amended by the Company, each Subsidiary Guarantor and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities and any past Default or Event of Default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Outstanding Securities. However, without the consent of each Holder of an Outstanding Security affected, no such amendment or waiver may, (i) reduce the principal amount of Securities the Holders of which must consent to an amendment, supplement or waiver, (ii) reduce the rate of or extend the time for payment of interest on any Security, (iii) reduce the principal of or extend the Stated Maturity of any Security, (iv) reduce the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may be redeemed as described under Article Eleven, (v) make any Security payable in money other than that stated in the Security, (vi) impair the right of any Holder to receive payment of principal of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities, (vii) make any change in the provisions of this Indenture relating to waivers of past Defaults or Events of Default or the rights of Holders of Securities to receive payments of principal of or premium, if any, or interest on the Securities, (viii) waive a redemption payment with respect to any Security, or (ix) make any change in the preceding amendment and waiver provisions.

                  (b)......Any amendment or waiver relating to the provisions of
Section 1012 of this Indenture that adversely affects the rights of the Holders of the Securities shall require the consent of the Holders of at least 75% in aggregate principal amount of Outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for such Securities).

                  (c)......It  shall  not be  necessary  for any Act of  Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

                  SECTION 903.      Execution of Supplemental Indentures.

                  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers'
Certificate   and  Opinion  of  Counsel  stating  that  the  execution  of  such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture constitutes the legal, valid and binding obligation of the Company and each Subsidiary Guarantor subject to the customary exceptions and such other matters as the Trustee may reasonably request. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                  SECTION 904.      Effect of Supplemental Indentures.

                  Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                  SECTION 905.      Conformity with Trust Indenture Act.

                  Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

                  SECTION 906.      Reference in Securities to Supplemental
Indentures.

                  Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

                  SECTION 907.      Notice of Supplemental Indentures.

                  Promptly after the execution by the Company, each Subsidiary Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of Section 902 hereof, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in
Section 106 hereof, setting forth in general terms the substance of such supplemental indenture.

                                   ARTICLE TEN



                                    COVENANTS

                  SECTION 1001. Payment of Principal, Premium, if Any, and Interest.

                  The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture.

                  SECTION 1002.     Maintenance of Office or Agency.

                  The Company shall maintain in The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Trustee's office located at One State Street, New York, New York 10004 shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                  The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

                  SECTION 1003.  Money for Security Payments to Be Held in Trust

                  If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

                  Whenever the Company shall have one or more Paying Agents for the Securities, it shall, on or before each due date of the principal of (or premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of such action or any failure so to act.

                  The Company shall cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

                  (i) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (ii) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest; and

                  (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

                  The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

               Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

                  SECTION 1004.     Corporate Existence.

                  Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each such Restricted Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), material licenses and franchises of the Company and each such Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such right, license or franchise or the existence of any Restricted Subsidiary, if the Board of Directors shall determine that the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

                  SECTION 1005.     Payment of Taxes and Other Claims.

                  The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (b) all material lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

                  SECTION 1006.     Maintenance of Properties and Insurance.

                  The Company shall cause all properties owned by the Company or any Subsidiary of the Company or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 1006 shall prevent the Company or any Subsidiary from discontinuing the maintenance of any of such properties or disposing of any of them if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary.

                  The Company will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, environmental damage liability insurance and public liability insurance, with reputable insurers in such amounts, with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry in which the Company or any such Restricted Subsidiary, as the case may be, is then conducting business.

                  SECTION 1007.     Statement by Officers as to Default.

                  (a)......The  Company shall deliver to the Trustee,  within 60 days after the end of each fiscal year, an Officers' Certificate as to compliance by the Company and the Restricted Subsidiaries with all conditions and covenants under this Indenture. For purposes of this Section 1007(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

                  (b)......If  any Default has occurred and is continuing  under this Indenture, the Company shall deliver to the Trustee by registered or certified mail, telex or facsimile transmission an Officers' Certificate specifying such event, notice or other action within five Business Days of its occurrence.

                  (c)......If any  Registration  Default (as defined in the Note
Registration Rights Agreement and Warrant Registration Rights Agreement) occurs, the Company shall deliver to the Trustee by registered or certified mail or by facsimile transmission an Officers' Certificate specifying the nature of such Registration Default within 10 Business Days of its occurrence. In addition, the Company shall deliver to the Trustee on each Interest Payment Date during the continuance of a Registration Default and on the Interest Payment Date following the cure of a Registration Default, an Officers' Certificate specifying the amount of additional interest which has accrued and which is then owing on the Securities in accordance with this Indenture, the Note Registration Rights Agreement and Warrant Registration Rights Agreement, as the case may be.

                  SECTION 1008.     Reports.

         Whether or not required by the Commission, so long as any Securities are outstanding, the Company will furnish to the Trustee and the Holders of Securities, within the time periods specified in the Commission's rules and regulations for filings with the Commission:

                  (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

                  (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

                  If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations," of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

                  In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (i) and (ii) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

                  SECTION 1009.     Limitation on Sale-Leaseback Transactions.

                  The Company will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Company or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Company or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

                  The foregoing restriction does not apply to any sale-leaseback transaction if:

                  (i) the Company or such Restricted Subsidiary, as applicable, could have (A) Incurred Indebtedness in an amount equal to the attributable Indebtedness relating to such sale and leaseback transaction under the Consolidated Fixed Charge Coverage Ratio test in Section 1010(a) and (B) Incurred a Lien to secure such Indebtedness pursuant to Section 1017;

                  (ii) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of such sale and leaseback transaction; and

                  (iii) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 1013 of this Indenture.

                  SECTION 1010.   Limitation on Indebtedness and Issuance of
                              Preferred Stock.

         (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness) and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock or Disqualified Stock; provided, however, that: (i) the Company may Incur Indebtedness which is expressly subordinate and junior in right of payment to the Securities, and (ii) the Company and its Restricted Subsidiaries may Incur Indebtedness (including Acquired Indebtedness) or issue Disqualified Stock if:
                           (A) the Consolidated Fixed Charge Coverage Ratio for the Company's most recently ended full fiscal quarter for which financial statements are available immediately preceding the date on which such Indebtedness is Incurred or such Disqualified Stock is issued would have been (1) if the last day of such fiscal quarter is on or before December 31, 1999, at least 1.5 to 1, and (2) if the last day of such fiscal quarter is on or after January 1, 2000, at least 2.0 to 1, in each case determined on a pro forma basis as set forth in this Section 1010(a); and

                           (B)      no Default or Event of Default has occurred
and is continuing.

         In making the foregoing calculation, pro forma effect will be given to:
(i) the Incurrence of such Indebtedness or the issuance of such Disqualified Stock and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness or Disqualified Stock, as the case may be, was Incurred or issued, as the case may be, and the application of such proceeds occurred at the beginning of such quarter, (ii) the Incurrence, issuance, repayment or retirement of any other Indebtedness or Disqualified Stock by the Company or its Restricted Subsidiaries since the first day of such quarter as if such Indebtedness or Disqualified Stock was Incurred, issued, repaid or retired at the beginning of such quarter and (iii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Company or its Restricted Subsidiaries, as the case may be, since the first day of such quarter, as if such acquisition or disposition occurred at the beginning of such quarter. In making a computation under the foregoing clause (i) or (ii), (A) interest on Indebtedness bearing a floating interest rate will be computed as if the rate in effect on the date of computation had been the applicable rate for the entire quarter, (B) if such Indebtedness bears, at the option of the Company, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of the Company, either the fixed or floating rate and (C) the amount of Indebtedness under a revolving credit facility will be computed based upon the average daily balance of such Indebtedness during such quarter.

         (b) Notwithstanding the foregoing paragraph (a), the Company and any of its Restricted Subsidiaries may Incur each and all of the following Indebtedness ("Permitted Indebtedness"):

                  (i) Indebtedness under the Credit Facility and one or more other loan or credit agreements with one or more banks or financial institutions; provided, that the aggregate principal amount of all Indebtedness of the Company and its Restricted Subsidiaries outstanding under all such credit facilities after giving effect to such Incurrence does not exceed an amount equal to the greater of (A) $25 million and (B) such amount as, when added to all other Indebtedness then outstanding, would result in total Indebtedness equal to twenty (20) times the Adjusted EBITDA of the Company for the most recently ended fiscal quarter for which financial statements are available immediately preceding the date on which such Indebtedness was incurred, calculated on a pro forma basis in the manner described in the penultimate paragraph of subsection (a) above, less in either case (1) the aggregate amount of all repayments, optional or mandatory, of the principal of any Indebtedness under a credit facility that have been made by the Company or any of its Restricted Subsidiaries after the second anniversary of the date of this Indenture, except for repayments in connection with Refinancing Indebtedness (as herein defined) permitted under clause (vii) below, and (2), without duplication, the aggregate amount of all Net Cash Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries to permanently reduce the Indebtedness or commitments under the credit facilities pursuant to Section 1013;

                  (ii) Indebtedness of the Company and its Subsidiary Guarantors represented by the Securities and the Subsidiary Guarantees;

                  (iii)    Existing Indebtedness;

                  (iv) Indebtedness owed by the Company to any Wholly-Owned Restricted Subsidiary or owed by a Subsidiary Guarantor to the Company or any Wholly-Owned Restricted Subsidiary (provided that such Indebtedness is held by the Company or such Restricted Subsidiary and constitutes Subordinated Indebtedness); provided, that the Incurrence of such Indebtedness does not violate Section 1011.

                  (v) Indebtedness of the Company or any Restricted Subsidiary arising with respect of Interest Rate Agreement Obligations and Currency Agreement Obligations Incurred for the purpose of fixing or hedging interest rate risk or currency risk;

                  (vi) Indebtedness Incurred by the Company or any of its Restricted Subsidiaries with respect to letters of credit, bankers' acceptances, surety or performance bonds or other instruments issued in the ordinary course of business in amounts and for purposes customary in the Company's industry;

                  (vii)  Indebtedness  Incurred  by  the  Company  or any of the
                  Restricted Subsidiaries in connection with or given in exchange for the renewal, extension, modification, amendment, refunding, defeasance, refinancing or replacement (a "Refinancing") of any of the Securities or any Existing Indebtedness or any Indebtedness issued after the Closing Date and not Incurred in violation of this Indenture ("Refinancing Indebtedness"); provided, however, that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount (or accreted amount, if less) of the
                  Indebtedness so refinanced at the time outstanding (or obtainable under any outstanding credit agreement) (plus the premiums paid in connection therewith and the reasonable expenses incurred in connection therewith); (b) with respect to Subordinated Indebtedness being refinanced, the Stated Maturity of the Refinancing Indebtedness shall be not earlier than the Stated Maturity of the Indebtedness being refinanced, and such Refinancing Indebtedness shall have an Average Life at the time such Refinancing Indebtedness is incurred that is equal to or greater than the remaining Average Life of the Indebtedness being Refinanced; (c) with respect to Subordinated Indebtedness of the Company being refinanced, such Refinancing Indebtedness shall rank no more senior than, and shall be at least as subordinated in right of payment to the Securities as the Indebtedness being refinanced; and (d) the obligor of such Refinancing Indebtedness shall be the obligor on the Indebtedness being refinanced of the Company or a Restricted Subsidiary;

                  (viii) The Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or Purchase Money
                  Obligations, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $5.0 million at any time outstanding;

                  (ix) Guarantees by the Company or any Restricted Subsidiary of Indebtedness of the Company or any Restricted Subsidiary that were permitted to be Incurred pursuant to another provision of this Section 1010;

                  (x) Guarantees by any Restricted Subsidiary made in accordance with the provisions of
                  Section 1019;

                  (xi) Incurrence by the Company's Unrestricted Subsidiaries, if any, of non-recourse Indebtedness; provided, however, that if any such Indebtedness ceases to be Non-Recourse Indebtedness of an Unrestricted Subsidiary, such event shall be deemed to constitute an Incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause;

                  (xii) The accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued; and

                  (xiii) Indebtedness of the Company or any Restricted Subsidiary in addition to that described in clauses (i) through (xii) above, and any refinancings of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness Incurred pursuant to this clause (xiii) does not exceed $5.0 million at any one time outstanding.

         Any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise, an "Acquired Person") shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary.

         For purposes of determining compliance with this Section 1010, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described above, or is entitled to be Incurred pursuant to subsection (a) of this Section 1010, the Company will be permitted to classify (or reclassify) such item of Indebtedness on the date of its Incurrence in any manner that complies with this Section 1010.

                  SECTION 1011.     Limitation on Restricted Payments.

         (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

                  (i) declare or pay any dividend on, or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Capital Stock in their capacity as such, other than (A) dividends or
                  distributions   payable   in   Capital   Stock   (other   than
                  Disqualified Stock) of the Company, or (B) dividends or distributions by a Restricted Subsidiary payable to the Company or another Restricted Subsidiary;

                  (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company or any Subsidiary of the Company) any shares of Capital Stock or any options, warrants or other rights to acquire shares of Capital Stock of the Company or any Subsidiary of the Company (other than any such Capital Stock owned by the Company or any Restricted Subsidiary of the Company);

                  (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated to the Securities or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

                  (iv)  make any Investment (other than a Permitted Investment);

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments") unless, at the time of and immediately after giving effect to such Restricted Payment:

                           (A) no Default or Event of Default has occurred and is continuing;

                           (B)  the  Company  could  Incur  at  least  $1.00  of
                           additional   Indebtedness   (other   than   Permitted
                           Indebtedness) pursuant to Section 1010(a); and

                           (C) the aggregate amount of all Restricted Payments declared or made by the Company and its Restricted Subsidiaries after the date of this Indenture does not exceed the sum of:

                           (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the Company's first fiscal quarter commencing after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a loss, less 100% of such loss), plus

                           (2) 100% of the aggregate Net Proceeds received by the Company since the date of this Indenture from the issuance or sale (other than to a Subsidiary) of Capital Stock of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Capital Stock (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

                           (3) to the extent that any Restricted Payment that was made after the date of this Indenture is sold for cash (other than to a Subsidiary) or otherwise liquidated or repaid for cash, the lesser of (x) the cash return of capital with respect to such Restricted Payment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Payment.

         (b) In addition, so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the following payments and other actions shall be expressly permitted notwithstanding anything contained in this
Section 1011 (collectively, "Permitted Payments"):

                  (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said declaration date such payment would have been permitted under this Indenture and such payment shall be deemed to have been paid on such date of declaration for purposes of clause (a)(iv) of this Section 1011;

                  (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Capital Stock or any Indebtedness of the Company or any Restricted Subsidiary that is subordinated in right of payment to the Securities in exchange for, or out of the Net Proceeds of, the substantially concurrent sale (other than to a Subsidiary) of Capital Stock of the Company (other than any Disqualified Stock); provided that the amount of any such Net Proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (C)(2) of the preceding paragraph;

                  (iii) the defeasance, redemption, repurchase or other acquisition of Subordinated Indebtedness of the Company or any Subsidiary Guarantor with the net cash proceeds from an Incurrence of permitted Refinancing Indebtedness;

                  (iv) any purchase or defeasance of Subordinated Indebtedness of the Company or any Subsidiary Guarantor to the extent required upon a Change of Control or Asset Sale by this Indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued, but only if the Company (x) in the case of a Change of Control, has complied with its obligations under the provisions described under
                  Section 1012 or (y) in the case of an Asset Sale has applied the Net Cash Proceeds from such Asset Sale in accordance with
                  Section 1013;

                  (v) any Restricted Payments made with the proceeds of the substantially concurrent sale of
                  Capital Stock (other than Disqualified Stock);

                  (vi) the repurchase of Capital Stock of the Company or any Restricted Subsidiary (including options, warrants or other rights to acquire such Capital Stock) from directors, officers or employees (or their nominees) of the Company or its Restricted Subsidiaries pursuant to the terms of an employee benefit plan or employment agreement or similar arrangement; provided that an aggregate amount of all such repurchases, net of repayments or cancellations of indebtedness as a result of such repurchases, shall not exceed $0.5 million in any twelve-month period;

                  (vii) the repurchase by the Company of 500,000 shares of Common Stock from the Federal Deposit Insurance Corporation for an aggregate purchase price not to exceed $2.8 million out of the net proceeds of the sale of the Securities;

                  (viii) the payment by the Company out of the net proceeds of the sale of the Securities of $20.0 million, representing the entire principal amount outstanding of the Company's 13% Short Term Notes due June 30, 1999;

                  (ix) the repayment by the Company out of the net proceeds of the sale of the Securities of capital leases and equipment notes payable outstanding on the Closing Date in an aggregate amount not to exceed $4.0 million existing on the Closing Date;

                  (x) the redemption out of the net proceeds of the sale of the Securities of certain of the Company's 10% Convertible Subordinated Debentures due October 6, 2000 in an aggregate principal amount not to exceed $1.85 million; and

                  (xi) Restricted Payments (other than a dividend or other distribution declared on any Capital Stock of the Company or a payment to purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company) not to exceed $5.0 million in the aggregate.

         The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 1011 shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 1011 were computed, together with a copy of any fairness opinion or appraisal required hereby.

                  SECTION 1012. urchase of Securities upon a Change of Control.

                  If a Change of Control occurs at any time, then each Holder shall have the right to require that the Company purchase such Holder's Securities, in whole or in part in integral multiples of $10,000, at a purchase price in cash equal to 101% of the principal amount of such Securities, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Price"), pursuant to the offer described below (the "Change of Control Offer") and the other procedures set forth in this Indenture.

                  Within 30 days following any Change of Control, the Company shall notify the Trustee thereof and give written notice of such Change of Control to each Holder by first-class mail, postage prepaid, at its address appearing in the Security Register, stating, among other things: (i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at the Change of Control Purchase Price in cash (subject to the right of Holders of record on a Regular Record Date to receive interest on the relevant Interest Payment Date); (ii) the repurchase date (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or such later date as is necessary to comply with requirements under the Exchange Act); (iii) that any Security not tendered shall continue to accrue interest; (iv) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control purchase date (the "Change of Control Purchase Date"); (v) that, in order to tender Securities pursuant to the Change of Control Offer, a Holder shall be required to surrender the Securities, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Securities completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Purchase Date; (vi) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have such Securities purchased; (vii) that Holders whose Securities are being purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $10,000 in principal amount or an integral multiple thereof; and (viii) other procedures, if any, that the Holders of Securities must follow in order to tender their Securities.

                  If the Change of Control Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued interest will be paid to the Person in whose name a Security is registered at the close of business on such Regular Record Date, and no additional interest will be payable to Holders who tender Securities pursuant to the Change in Control Offer.

                  On the Change of Control Purchase Date, the Company shall, to the extent lawful, (i) accept for payment Securities or portions thereof that are timely tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Purchase Price in respect of all Securities or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate that states the aggregate principal amount of Securities or portions thereof tendered to the Company.

                  The Paying Agent shall promptly mail to each Holder of Securities so accepted payment in an amount equal to the Change of Control Purchase Price for such Securities, and the Trustee shall promptly authenticate and mail to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security shall be in a principal amount of U.S.
$10,000 or an integral multiple thereof.

                  The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict herewith, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described herein by virtue thereof.

                  The Company will not, and will not permit any Restricted Subsidiary to, create any restriction (other than restrictions existing under Indebtedness as in effect on the Closing Date or in refinancings of such Indebtedness) that would materially impair the ability of the Company to make a Change of Control Offer to purchase the Securities or, if such Change of Control Offer is made, to pay for the Securities tendered for purchase.

                  SECTION 1013.     Limitation on Asset Sales.

                  (a)......The  Company  shall  not,  and shall not  permit  any
Restricted Subsidiary to, consummate any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or other property sold or disposed of in the Asset Sale and (ii) at least 75% of such consideration consists of either cash or Cash Equivalents.

                  (b)......Within 365 days after any Asset Sale, the Company may elect to apply the Net Cash Proceeds from such Asset Sale to (i) permanently reduce or redeem amounts outstanding under the Credit Facility or any other credit facility referred to in Section 1010(b)(i) or to the repayment of other senior indebtedness of the Company or a Restricted Subsidiary and/or (ii) make (or enter into a legally binding agreement to make) an Investment, in, or acquire assets and properties that will be used in the business of the Company and its Restricted Subsidiaries at the Closing Date. Any balance of such Net Cash Proceeds exceeding $10.0 million and not applied or invested as provided in clauses (i) and (ii) within 365 days of such Asset Sale, will be deemed to constitute "Excess Proceeds" and will be applied to make an offer to purchase Securities (an "Asset Sale Offer") to the Holders of the Securities. Pending the final application of any such Net Cash Proceeds, the Company may temporarily invest such Net Cash Proceeds in cash or Cash Equivalents.

                  For the purposes of this Section 1013,  the following  will be deemed to be cash: (x) the assumption by the transferee of Indebtedness of the Company or Indebtedness of any Restricted Subsidiary of the Company and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Sale (in which case the Company shall, without further action, be deemed to have applied such assumed Indebtedness in accordance with clause (i) above of this subsection (b)) and (y) securities received by the Company or any Restricted Subsidiary of the Company from the transferee that are promptly (and in any event within 120 days) converted by the Company or such Restricted Subsidiary into cash.

                  (c)......In  the  event of an Asset  Sale  that  requires  the
Company to make an Asset Sale Offer pursuant to subsection (b) above, the Company shall make an Asset Sale Offer to all Holders of Securities, on a pro rata basis, in accordance with the procedures set forth in this Indenture (including prorating in the event of oversubscription), of the maximum principal amount (expressed as a multiple of $10,000) of Securities that may be purchased with the Excess Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date such offer to purchase is consummated . To the extent that the aggregate purchase price of Securities tendered pursuant to such Asset Sale Offer is less than the Net Cash Proceeds allotted to the purchase of the Securities, the Company shall apply the remaining Net Cash Proceeds to general corporate purposes that are not prohibited under this Indenture. If the aggregate principal amount of Securities validly tendered and not withdrawn by Holders thereof exceeds the Excess Proceeds, the Securities to be purchased shall be selected on a pro rata basis. Upon the consummation of any Asset Sale Offer, the amount of Excess Proceeds will be reset to zero.

                  (d)......Within  30 days of the date upon  which  the  Company becomes required to make an Asset Sale Offer, the Company shall mail a notice to the Trustee and to each Holder in the manner provided in Section 106 hereof stating: (1) that the Asset Sale Offer is being made pursuant to the provisions of Section 1013 of this Indenture and that all Securities duly and timely tendered shall be accepted for payment (except, as provided above, if the aggregate principal amount as the case may be, of the Securities surrendered exceeds the amount of Excess Proceeds); (2) the purchase price and the purchase date (the "Asset Sale Purchase Date"), which date shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed; (3) that any Securities not tendered shall continue to accrue interest; (4) that, unless the Company defaults in the payment of the purchase price, all Securities accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date; (5) that Holders electing to have any Securities purchased pursuant to an Asset Sale Offer shall be required to surrender the Securities, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Securities completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Asset Sale Purchase Date; (6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Asset Sale Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have such Securities purchased; (7) that Holders whose Securities are being purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $10,000 in principal amount or an integral multiple thereof; (8) any other procedures that the Holders of Securities must follow in order to tender their Securities; and (9) the circumstances and relevant facts regarding such Asset Sale.

                  If the Asset Sale Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued interest will be paid to the Person in whose name a Security is registered at the close of business on such Regular Record Date, and no additional interest will be payable to Holders who tender Securities pursuant to the Asset Sale Offer.

                  The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 1013 and shall not be deemed to have breached its obligations under this Section 1013 by virtue thereof.

                  SECTION 1014.     Limitation on Transactions With Affiliates.

                  (a)......The  Company  will  not,  and  will  not  permit  any
Restricted Subsidiary to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (other than the Company or a Restricted Subsidiary of the Company) unless (i) such transaction or series of transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party, and (ii) the Company delivers to the Trustee, (A) with respect to any transaction or series of related transactions involving aggregate consideration in excess of $1.0 million, a Board Resolution set forth in an Officers' Certificate certifying that such transaction or series of related transactions complies with this Section 1014 and has been approved by a majority of the disinterested members of the Board of Directors of the Company; and (B) with respect to any transaction or series of transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness of such transaction to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view, issued by an accounting, appraisal or investment banking firm of national standing.

                  (b)......The provisions of subsection (a) above will not
                    restrict any of the following:

                  (i) employment agreements, compensation or employee benefit arrangements, stock options or stock purchase plans or agreements with or for the benefit of any officer, director or employee of the Company entered into in the ordinary course of business and approved by the Board of Directors of the Company (including customary fringe benefits and reimbursement or advancement of out of pocket expenses, loans to employees in the ordinary course of business, and director's and officer's liability insurance and indemnification arrangements);

                  (ii) any transaction solely between or among the Company and any of its Restricted
                  Subsidiaries or solely between Restricted Subsidiaries;

                  (iii) the payment of reasonable and customary regular fees to directors of the Company or any Restricted Subsidiary who are not employees of the Company or any Restricted Subsidiary; and

                  (iv)     any Restricted Payment not prohibited by Section 1011
                   of this Indenture.

                  SECTION 1015.     Limitation  on  Dividend  and Other  Payment
                   Restrictions  Affecting Restricted Subsidiaries.

         (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist, or become effective, any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends, in cash or otherwise, or make any other distributions permitted by applicable law on or in respect of its Capital Stock, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary, (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary or (v) Guarantee Indebtedness of the Company or any other Restricted Subsidiary.

         (b) The provisions of subsection (a) above shall not restrict any encumbrances or restrictions ("Permitted Liens") under or by reason of any of the following: (i) any agreement in effect on the Closing Date, and any extensions, refinancings, renewals or replacement of such agreement; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable to the Company or any Restricted Subsidiary than those encumbrances or restrictions in the original agreement;
(ii) existing under or by reason of applicable law; (iii) this Indenture, the Securities and the Subsidiary Guarantees; (iv) with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (v) in the case of clause (a)(iv) of this Section 1015, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the
Company or any Restricted Subsidiary; (vi) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; (vii) permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced; (viii) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business; (ix) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and (x) restrictions imposed with respect to a Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, provided that such disposition will comply with Section 1013 of this Indenture. Nothing contained in this Section 1015 shall prevent the Company or any Restricted Subsidiary from
(1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 1017 of this Indenture or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

                  SECTION 1016.   Limitation  on the  Issuance and Sale of
                                  Capital  Stock of  Restricted   Subsidiaries.

                  The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except: (i) to the Company or a Wholly Owned Restricted Subsidiary; (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law; (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 1011 of this Indenture if made on the date of such issuance or sale; or (iv) the issuance or sale of Common Stock of any Restricted Subsidiaries if the proceeds thereof are applied in accordance with Section 1013 of this Indenture.

                  SECTION 1017.     Limitation on Liens.

                  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Securities and all other amounts due under this Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Securities, prior to) the obligation or liability secured by such Lien.

                  The foregoing limitation does not apply to (i) Liens existing on the Closing Date, including Liens securing obligations under the Credit Facility or any other credit facility outstanding on the date hereof or permitted to be incurred under clause (b)(i) of Section 1010; (ii) Liens granted after the Closing Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the Holders; (iii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to the Company or such other Restricted Subsidiary; (iv) Liens securing Indebtedness which is Incurred owing to the Company or such other Restricted Subsidiary; (v) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under Section 1010(b) of this Indenture; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced; (vi) Liens on any property or assets of the Company or any Restricted Subsidiary securing Indebtedness of the Company or such Restricted Subsidiary permitted to be incurred under Section 1010(b); (vii) Liens with respect to real property to secure Indebtedness Incurred pursuant to Section 1010(b)(viii) of this Indenture; or (viii) Permitted Liens.

                  SECTION 1018. Limitation on Designation of Unrestricted Subsidiaries.

                  (a)......The  Company will not designate any Subsidiary of the
Company (other than a newly created Subsidiary in which no Investment in excess of $1,000 has previously been made) as an "Unrestricted Subsidiary" under this Indenture (a "Designation") after the Closing Date unless:

                  (i)      no Default shall have occurred and be continuing at
                  the time of or after giving effect   to such Designation; and

                  (ii) the Company would not be prohibited under this Indenture from making an Investment at the time of Designation in an amount (the "Designation Amount") equal to the fair market value of such Restricted Subsidiary on such date.

                  If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such Designation and will reduce the amount available for Restricted Payments under Section 1011 for all purposes of this Indenture in the Designation Amount. Neither the Company nor any Restricted Subsidiary shall at any time (x) provide a Guarantee of or similar undertaking (including any undertaking, agreement or instrument evidencing such Indebtedness ) with respect to any Indebtedness of an Unrestricted Subsidiary; provided that the Company and its Restricted Subsidiaries may pledge Capital Stock or Indebtedness of any Unrestricted Subsidiary on a nonrecourse basis such that the pledgee has no claim whatsoever against the Company other than to obtain such pledged property; or (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary, except to the extent permitted under Section 1011 of this Indenture.

                  (b)......The  Company  will  not  revoke  any  Designation  of a  Subsidiary  as an  Unrestricted Subsidiary (a "Revocation"), unless:

                  (i) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

                  (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation shall be deemed to have been incurred at such time and shall have been permitted to be incurred for all purposes of this Indenture.

                  All   Designations   and  Revocations  must  be  evidenced  by
resolutions of the Board of Directors of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

                  SECTION 1019.  Limitations  on Issuances of  Guarantees of
                    Indebtedness;  Additional Guarantors.

                  The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any Indebtedness of the Company under any credit facility unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Securities by such Restricted Subsidiary on a senior unsecured basis.

                  Notwithstanding the preceding paragraph, any Subsidiary Guarantee of the Securities will provide by its terms that it will be automatically and unconditionally released and discharged under the circumstances described in Article Fourteen of this Indenture.

                  SECTION 1020.     Waiver of Certain Covenants.

                  The Company or any Restricted Subsidiary may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1005 through 1011 and Sections 1013 through 1019, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

                  SECTION 1021.     Payment for Consent.

                  Neither the Company nor any of its Restricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                 ARTICLE ELEVEN


                            REDEMPTION OF SECURITIES

                  SECTION 1101.     Right of Redemption.

                  The Securities may be redeemed at the option of the Company, in whole or from time to time in part, at any time on or after March 2, 2003, subject to the conditions and at the Redemption Prices specified in the form of Security attached hereto as Exhibit A, together with accrued interest to the Redemption Date. The Securities will not be subject to any mandatory sinking fund redemption prior to maturity.

                  SECTION 1102.     Applicability of Article.

                  Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

                  SECTION 1103.     Election to Redeem; Notice to Trustee.

                  The election of the Company to redeem any Securities pursuant to Section 1101 hereof shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 1104 hereof.

                  SECTION 1104.     Selection by Trustee of Securities to Be
                                    Redeemed.

                  If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, in compliance with the requirements of the principal national securities exchange or automated quotation system, if any, on which the Securities are listed or, if the Securities are not listed on a national securities exchange or automated system, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $10,000.

                  The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

                  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

                  SECTION 1105.     Notice of Redemption.

                  Notice of redemption shall be given in the manner provided for in Section 106 hereof not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed.

                  All notices of redemption shall state:

                  (i)      the Redemption Date,

                  (ii) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1107 hereof, if any,

                  (iii) if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Securities to be redeemed,

                  (iv) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder shall receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

                  (v) that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section 1107 hereof) shall become due and payable upon each such Security, or the portion thereof, to be redeemed, and that interest thereon shall cease to accrue on and after said date,

                  (vi) the place or places where such Securities are to be surrendered for payment of the Redemption Price and accrued interest, if any,

                  (vii)    the CUSIP number and

                  (viii) the Section of the Securities or this Indenture pursuant to which the Securities are being redeemed.

                  Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

                  SECTION 1106.     Deposit of Redemption Price.

                  On or prior to 10:00 a.m. (New York City time) on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003 hereof) an amount of money in Dollars sufficient to pay the Redemption Price of, and accrued interest on, all the Securities which are to be redeemed on that date.

                  SECTION 1107.     Securities Payable on Redemption Date.

                  Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date. If the Redemption Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued interest will be paid to the Person in whose name a Security is registered at the close of business on such Regular Record Date, and no additional interest will be payable to Holders whose Securities are redeemed.

                  If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

                  SECTION 1108.     Securities Redeemed in Part.

                  Any Security which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 1002 hereof (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                 ARTICLE TWELVE


                              RANKING OF SECURITIES

                  SECTION 1201.     Ranking.

                  The Securities and the Subsidiary Guarantees will be senior unsecured obligations of the respective obligors and will rank pari passu in right of payment with all other existing and future senior obligations of the Company and the Subsidiary Guarantors, respectively. The Securities and the Subsidiary Guarantees will be effectively subordinated to all of the Company's and the Subsidiary Guarantors' secured debt, including amounts outstanding under the Credit Facility and Capital Lease Obligations, to the extent of the value of the assets securing such loans. The Securities will also be structurally subordinated to all liabilities, including trade payables, of any Subsidiary of the Company that is not a Subsidiary Guarantor, if any.

                                ARTICLE THIRTEEN

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

                  SECTION 1301. Company Option to Effect Legal Defeasance or Covenant Defeasance.

                  The Company by Board Resolution may, at its option and at any time, elect to have either Section 1302 or 1303 hereof be applied to all outstanding Securities upon compliance with the conditions set forth below in this Article Thirteen.

                  SECTION 1302.     Legal Defeasance and Discharge.

                  Upon the Company's exercise under Section 1301 hereof of the option applicable to this Section 1302, the Company and the Subsidiary Guarantors shall be deemed to have been discharged from their obligations with respect to all Outstanding Securities and Subsidiary Guarantees on the date the conditions set forth in Section 1304 hereof are satisfied (hereinafter, "legal defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1305 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:

                  (i) the rights of Holders of outstanding Securities to receive payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due,

                  (ii) the Company's obligations with respect to such Securities under Sections 304, 305, 308, 1002 and 1003,

                  (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith, and

                  (iv)     this Article Thirteen.

         Subject to compliance with this Article Thirteen, the Company may exercise its option under this Section 1302 notwithstanding the prior exercise of its option under Section 1303 hereof with respect to the Securities.

                  SECTION 1303.     Covenant Defeasance.

                  Upon the Company's exercise under Section 1301 hereof of the option applicable to this Section 1303, each of the Company and the Subsidiary Guarantors shall be released from its obligations under any covenant contained in clauses (b) and (c) of Section 801 and in Sections 1005 through 1019 with respect to the Outstanding Securities on and after the date the conditions set forth in Section 1304 below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities, the Company and any Subsidiary Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501 (other than Section 501(i)) but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

                  SECTION 1304. Conditions to Legal Defeasance or Covenant Defeasance.

                  The following shall be the conditions to application of either Section 1302 or 1303 hereof to the Outstanding Securities:

                  (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 hereof who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (i) cash in U.S. Dollars, or (ii) noncallable U.S. Government Obligations (as defined herein), or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, and interest on the Outstanding Securities on the Stated Maturity (or upon Redemption Date, if applicable) of such principal, premium, if any, or installment of interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. Before such a deposit, the Company must give to the Trustee, notice as to whether the Securities are being defeased to maturity or to a particular redemption date. For this purpose, "U.S. Government Obligations" means securities that are (A) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (B) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

                  (b) No Default or Event of Default with respect to the Securities shall have occurred and be continuing either: (i) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or (ii), insofar as Section 501(i) hereof is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

                  (c) Such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument (other than this Indenture) to which the Company or any Subsidiary Guarantor is a party or by which it is bound.

                  (d) In the case of an election under Section 1302 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities shall not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred.

                  (e) In the case of an election under Section 1303 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the Outstanding Securities shall not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

                  (f) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

                  (g) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others.

                  (h) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance have been complied with.

                  SECTION 1305. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

                  Subject to the provisions of the last paragraph of Section 1003 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1305, the "Trustee") pursuant to Section 1304 hereof in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 1304 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

                  Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1304 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

                  SECTION 1306.     Reinstatement.

                  If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1305 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 1302 or 1303 hereof, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1305 hereof; provided, however, that if the Company makes any payment of principal of (or premium, if any) or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

                                ARTICLE FOURTEEN


                              SUBSIDIARY GUARANTEES

                  SECTION 1401.     Subsidiary Guarantees.

                  The Company will cause each Person that currently is a Restricted Subsidiary, or that becomes a Restricted Subsidiary, to become a Subsidiary Guarantor as provided in Section 1408 hereof.

                  (a)......Subject  to clause  (b) of this  Section  1401,  each
Subsidiary Guarantor hereby, jointly and severally, on a senior unsecured basis, guarantees to each Holder of a Security authenticated and delivered by the Trustee, and to the Trustee on behalf of each Holder, the punctual payment when due of all Indenture Obligations which, for purposes of its Subsidiary Guarantee, shall also be deemed to include all commissions, fees, charges, costs and other expenses (including reasonable legal fees and disbursements of counsel) arising out of or incurred by the Trustee or the Holders in connection with the enforcement of any Subsidiary Guarantee. Without limiting the generality of the foregoing, each Subsidiary Guarantor's liability shall extend to all amounts that constitute part of the Indenture Obligations and would be owed by the Company to such Holder or the Trustee under the Securities or this Indenture but for the fact that they are unenforceable, reduced, limited, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

                  (b)......Each  Subsidiary Guarantor and by its acceptance of a
Security each Holder hereby confirms that it is the intention of all such parties that the Guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to paragraph (c) of this Section 1401, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

                  (c)......In   order  to   provide   for  just  and   equitable
contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Guarantor") under its Subsidiary Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets (as defined below) of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by the Funding Guarantor in discharging the Indenture Obligations of the Company or any other Subsidiary Guarantor's obligations with respect to its Subsidiary Guarantee. "Adjusted Net Assets" of such Subsidiary Guarantor at any date shall mean the lesser of (x) the amount by which the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Subsidiary Guarantee of such Subsidiary Guarantor at such date and (y) the amount by which the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that shall be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Subsidiary Guarantee, as they become absolute and matured.

                  SECTION 1402.     Guaranty Absolute.

                  Subject to the limitations in Section 1401 hereof, each Subsidiary Guarantor guarantees that the Securities shall be paid or performed strictly in accordance with the terms of the Securities and this Indenture, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Holder with respect thereto. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee are independent of the obligations of the Company under the Securities and this Indenture, and a separate action or actions may be brought and prosecuted against such Subsidiary Guarantor to enforce its Subsidiary Guarantee, irrespective of whether any action is brought against the Company or any other Subsidiary Guarantor or whether the Company or any other Subsidiary Guarantor is joined in any such action or actions. The liability of each Subsidiary Guarantor under its Subsidiary Guarantee shall be absolute and unconditional and the liability and obligations of such Subsidiary Guarantor hereunder shall not be released, discharged, mitigated, waived, impaired or affected in whole or in part by:

                  (i) any lack of validity or enforceability of this Indenture or the Securities with respect to the Company or any Subsidiary Guarantor or any agreement or instrument relating thereto;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Indenture Obligations, or any other amendment or waiver of or any consent to departure from this Indenture, including any increase in the Indenture Obligations resulting from the extension of additional credit to the Company or otherwise;

                  (iii) the failure to give notice to the Subsidiary Guarantor of the occurrence of a Default under the provisions of this Indenture or the Securities;

                  (iv) any taking, release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the Indenture Obligations;

                  (v) any failure, omission, delay by or inability on the part of the Trustee or the Holders to assert or exercise any right, power or remedy conferred on the Trustee or the Holders in this Indenture or the Securities;

                  (vi) any change in the corporate structure, or termination, dissolution, consolidation or merger of the Company or any Subsidiary Guarantor with or into any other Person, the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of the Company or any Subsidiary Guarantor, the marshalling of the assets and liabilities of the Company or any Subsidiary Guarantor, the receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with the creditors, or readjustment of, or other similar proceedings affecting the Company or any Subsidiary Guarantor, or any of the assets of any of them;

                  (vii) the assignment of any right, title or interest of the Trustee or any Holder in this Indenture or the Securities to any other Person; or

                  (viii) any other event or circumstance (including any statute of limitations), whether foreseen or unforeseen and whether similar or dissimilar to any of the foregoing, that might otherwise constitute a defense available to, or a discharge of, the Company or a Subsidiary Guarantor, other than payment in full of the Indenture Obligations; it being the intent of each Subsidiary Guarantor that its obligations hereunder shall not be discharged except by payment of all amounts owing pursuant to this Indenture or the Securities.

                  The Subsidiary Guarantee of each Subsidiary Guarantor shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Indenture Obligations is rescinded or must otherwise be returned by any Holder or the Trustee upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made. Each Subsidiary Guarantor further agrees, to the fullest extent that it may lawfully do so, that, as between such Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (A) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five of this Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (B) in the event of any acceleration of such obligations as provided in Article Five of this Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purpose of this Subsidiary Guarantee.

                  SECTION 1403.     Waivers.

                  (a)......Each Subsidiary Guarantor hereby expressly waives (to the extent permitted by law) notice of the acceptance of its Subsidiary Guarantee and notice of the existence, renewal, extension or the non-performance, non-payment, or non-observance on the part of the Company of any of the terms, covenants, conditions and provisions of this Indenture or the Securities or any other notice whatsoever to or upon the Company or such Subsidiary Guarantor with respect to the Indenture Obligations. Each Subsidiary Guarantor hereby acknowledges communication to it of the terms of this Indenture and the Securities and all of the provisions herein contained and consents to and approves the same. Each Subsidiary Guarantor hereby expressly waives (to the extent permitted by law) diligence, presentment and protest.

                  (b)......Without  prejudice  to any of the rights or  recourse which the Trustee or the Holders may have against the Company, each Subsidiary Guarantor hereby expressly waives (to the extent permitted by law) any right to require the Trustee or the Holders to:

                  (i)      initiate  or  exhaust  any  rights,  remedies  or
                   recourse against the Company, any Subsidiary Guarantor or any other Person;

                  (ii)     value,  realize  upon,  or dispose of any  security
                   of the Company or any other Person held by the Trustee or the Holders; or

                  (iii) initiate or exhaust any other remedy which the Trustee or the Holders may have in law or equity;

before requiring, becoming entitled to or demanding payment from such Subsidiary Guarantor under this Subsidiary Guarantee.

                  SECTION 1404.     Subrogation.

                  Each Subsidiary Guarantor shall not exercise any rights that it may acquire by way of subrogation under this Subsidiary Guarantee, by any payment made hereunder or otherwise, until all the Indenture Obligations shall have been paid in full. If any amount shall be paid to any Subsidiary Guarantor on account of any such subrogation rights at any time when all the Indenture Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Holders and the Trustee and shall forthwith be paid to the Trustee, on behalf of the Holders, to be credited and applied to the Indenture Obligations, whether matured or unmatured.

                  SECTION 1405.     No Waiver; Remedies.

                  No failure on the part of any Holder or the Trustee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 1406. Continuing Guaranty; No Right of Set-Off; Independent Obligation.

                  (a)......This  Subsidiary  Guarantee is a continuing guarantee of the payment of all Indenture Obligations and shall remain in full force and effect until the payment in full (subject to Section 1401 hereof) of all of the Indenture Obligations and all other amounts payable under this Subsidiary Guarantee and shall apply to and secure any ultimate balance due or remaining unpaid to the Trustee or the Holders under this Indenture or the Securities; and this Subsidiary Guarantee shall not be considered as wholly or partially satisfied by the payment or liquidation at any time or from time to time of any sum of money for the time being due or remaining unpaid to the Trustee or the Holders.

                  (b)......Subject  to  Section  1401  hereof,  each  Subsidiary
Guarantor hereby guarantees that the Indenture Obligations shall be paid to the Trustee without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise) in lawful currency of the United States of America.

                  (c)......Subject  to  Section  1401  hereof,  each  Subsidiary
Guarantor guarantees that the Indenture Obligations shall be paid strictly in accordance with their terms regardless of any lack of validity or enforceability of any of such terms or the rights of the Holders with respect thereto.

                  (d)......Each  Subsidiary  Guarantor's  liability  to  pay  or perform or cause the performance of the Indenture Obligations under this Subsidiary Guarantee shall arise forthwith after demand for payment by the Trustee has been given to such Subsidiary Guarantor in the manner prescribed in this Indenture.

                  SECTION 1407. Subsidiary Guarantors May Consolidate, etc., on Certain Terms.

                  (a)......Nothing  contained in this Indenture or in any of the
Securities shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or a Wholly-Owned Restricted Subsidiary or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or a Wholly-Owned Restricted Subsidiary, which consolidation, merger, sale or conveyance is otherwise in accordance with the terms of this Indenture.

                  (b)......Other  than as set  forth  in  paragraph  (a) of this
Section 1407, no Subsidiary Guarantor may merge with or into or consolidate with any other Person (whether or not such Subsidiary Guarantor is the surviving Person) or convey, sell, assign, transfer, lease or otherwise dispose of all or substantially all its properties and assets to any other Person unless (i) immediately after such transaction, and giving effect thereto, no Default or Event of Default has occurred and is continuing; (ii) such transaction was subject to, and consummated in compliance with, as appropriate, either Sections 801 and 802 or Section 1013 hereof; and (iii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such transaction complies with the above provisions and that all conditions precedent relating to such transaction have been complied with.

                  SECTION 1408.     Additional Subsidiary Guarantors.

                  The Company will cause each Person that becomes a Restricted Subsidiary after the date of this Indenture to become a Subsidiary Guarantor with respect to the Indenture Obligations by executing and delivering a supplemental indenture to this Indenture providing for a Subsidiary Guarantee by such Subsidiary under this Article Fourteen (or under a separate guarantee agreement consistent in all material respects with this Article Fourteen). The Company shall deliver to the Trustee, together with the supplemental indenture referred to above, an Opinion of Counsel that such Subsidiary Guarantee is a legal, valid, binding and enforceable obligation of such Subsidiary Guarantor, subject to customary local law exceptions and customary exceptions for bankruptcy and equitable principles.

      SECTION 1409.                 Releases.

                  (a)......In the event of (i) the conveyance, sale, assignment, transfer or other disposition (by way of merger, consolidation or otherwise) of all of the Capital Stock of a Subsidiary Guarantor to a Person other than the Company or a Wholly-Owned Restricted Subsidiary of the Company in compliance with this Section 1409 and the terms of this Indenture, the net proceeds of which are applied by the Company in accordance with the applicable provisions of this Indenture; (ii) a conveyance, sale, assignment, transfer or other disposition of all or substantially all of the assets of a Subsidiary Guarantor (by way of merger, consolidation or otherwise) to a Person other than the Company or a Wholly-Owned Restricted Subsidiary of the Company in compliance with this Section 1409 and the terms of this Indenture, the Net Cash Proceeds of which are applied by the Company in accordance with Section 1013 hereof; or
(iii) the designation of a Subsidiary Guarantor as an Unrestricted Subsidiary by the Board of Directors of the Company, in compliance with Section 1018 and the terms of this Indenture, then such Subsidiary Guarantor (or Person acquiring such assets in the event of a sale or other disposition of all of the assets of such Subsidiary Guarantor) shall be deemed automatically and unconditionally released from and discharged from all of its obligations under this Article Fourteen and its Subsidiary Guarantee without any further action required on the part of the Trustee or any Holder.

                  (b)......Concurrently  with the  defeasance of the  Securities under Section 1302 hereof,  or the covenant  defeasance of the Securities  under
Section 1303 hereof, the Subsidiary Guarantors shall be released from all their obligations under their Subsidiary Guarantees under this Article Fourteen.

                  (c)......The  Trustee shall deliver an appropriate  instrument evidencing such release upon receipt of a Company Request accompanied by an Officers' Certificate certifying as to the compliance with this Section 1409. Any Subsidiary Guarantor not so released shall remain liable for the full amount of principal of and interest on the Securities as provided in its Subsidiary Guarantee.

                  SECTION 1410.     Benefits Acknowledged.

                  Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Subsidiary Guarantee are knowingly made in contemplation of such benefits.

                  SECTION 1411.     Severability.

                  In case any provision of this Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

================================================================================





                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.



                                  WASTE SYSTEMS INTERNATIONAL, INC.


                                       By
                                      Name:
                                     Title:


                                  IBJ WHITEHALL BANK & TRUST COMPANY
                                             as Trustee

                                       By
                                      Name:
                                     Title:


                                   WSI MEDICAL WASTE SYSTEMS, INC.


                                       By
                                      Name:
                                     Title:


                                    BIOSAFE SYSTEMS, INC.


                                       By
                                      Name:
                                     Title:


                                    WSI NEW YORK HOLDINGS, INC.


                                       By
                                      Name:
                                     Title:

                                    WSI OF NEW YORK, INC.


                                       By
                                      Name:
                                     Title:


                                    WSI VERMONT HOLDINGS, INC.


                                       By
                                      Name:
                                     Title:

                                    WSI OF VERMONT, INC.


                                       By
                                      Name:
                                     Title:


                                    WSI MORETOWN LANDFILL, INC.


                                       By
                                      Name:
                                     Title:


                                    WSI BURLINGTON TRANSFER STATION, INC.


                                       By
                                      Name:
                                     Title:

                                    WSI ST. JOHNSBURY TRANSFER STATION, INC.


                                       By
                                      Name:
                                     Title:





                                    WSI WAITSFIELD TRANSFER STATION, INC.


                                       By
                                      Name:
                                     Title:


                                     WSI MASSACHUSETTS HOLDINGS, INC.
                                      By
                                      Name:
                                     Title:

                                     WSI OF MASSACHUSETTS HAULING, INC.


                                       By
                                      Name:
                                     Title:


                                     WSI OF SOUTH HADLEY, INC.


                                       By
                                      Name:
                                     Title:


                                     WSI OXFORD TRANSFER STATION, INC.


                                       By
                                      Name:
                                     Title:


                                     WSI MARYLAND HOLDINGS, INC.


                                       By
                                      Name:
                                     Title:

                                      WSI PENNSYLVANIA HOLDINGS, INC.


                                       By
                                      Name:
                                     Title:


                                      WSI OF PENNSYLVANIA, INC.


                                       By
                                      Name:
                                     Title:


                                     WSI SANDY RUN LANDFILL, INC.


                                       By
                                      Name:
                                     Title:


                                     WSI ALTOONA TRANSFER STATION, INC.


                                       By
                                      Name:
                                     Title:


                                     MOSTOLLER LANDFILL, INC.


                                       By
                                      Name:
                                     Title:

===============================================================================


                                      Sch-1
         SCHEDULE I

                      Subsidiary Guarantors of the Company

     Subsidiary:                                               Formed In:
     ----------                                                ---------
WSI Medical Waste Systems, Inc.                                    Delaware
BioSafe Systems, Inc.                                              Delaware
WSI New York Holdings, Inc.                                        Delaware
WSI of New York, Inc.                                              Delaware
WSI Vermont Holdings, Inc.                                         Delaware
WSI of Vermont, Inc.                                               Delaware
WSI Moretown Landfill, Inc.                                        Delaware
WSI Burlington Transfer Station, Inc.                              Delaware
WSI St. Johnsbury Transfer Station, Inc.                           Delaware
WSI Waitsfield Transfer Station, Inc.                              Delaware
WSI Massachusetts Holdings, Inc.                                   Delaware
WSI of Massachusetts Hauling, Inc.                                 Delaware
WSI of South Hadley, Inc.                                          Delaware
WSI Oxford Transfer Station, Inc.                                  Delaware
WSI Maryland Holdings, Inc.                                        Delaware
WSI Pennsylvania Holdings, Inc.                                    Delaware
WSI of Pennsylvania, Inc.                                          Delaware
WSI Sandy Run Landfill, Inc.                                       Delaware
WSI Altoona Transfer Station, Inc.                                 Delaware
Mostoller Landfill, Inc.                                           Pennsylvania

==============================================================================
                                      A-14

 Exhibit A

                               [FACE OF SECURITY]


                        WASTE SYSTEMS INTERNATIONAL, INC.


                          11 1/2% Senior Note due 2006


                                                         [CUSIP] ______________

No. _______                                                  $_________________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 306 AND 307 OF THE INDENTURE.

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE
ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY (1) BY ITS ACQUISITION HEREOF REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND (2) IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (X) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
(i)(a)  TO  A  PERSON  WHOM  THE  SELLER  REASONABLY  BELIEVES  IS  A  QUALIFIED
INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, OR (c) IN ACCORDANCE WITH ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (ii) TO THE COMPANY OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (Y) THE HOLDER WILL, AND WILL REQUIRE EACH SUBSEQUENT HOLDER TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (X) ABOVE.

                  WASTE SYSTEMS INTERNATIONAL, INC., a Delaware corporation (the "Company," which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ___________, or its registered assigns, the principal sum of ____________________________________
($___________), on January 15, 2006.

                  Interest Payment Dates:   January 15 and July 15 of each year
                                             commencing July 15, 1999.

                  Regular Record Dates:     January 1 and July 1 of each year.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officer.

Date: ______________                          WASTE SYSTEMS INTERNATIONAL, INC.



                                                     By:
                                                           Name:
                                                           Title:

                (Form of Trustee's Certificate of Authentication)





This is one of the 11 1/2% Senior Notes due 2006 referred to in the within-mentioned Indenture.


                                             IBJ WHITEHALL BANK & TRUST COMPANY,
                                                      as Trustee


                                                  By:
                                                  Authorized Signatory

================================================================================

                                       A-4
                           [REVERSE SIDE OF SECURITY]


                        WASTE SYSTEMS INTERNATIONAL, INC.


                          11 1/2% Senior Note due 2006





1.       Principal and Interest.

                  The Company will pay the principal of this Security on January 15, 2006.

                  The Company promises to pay interest on the principal amount of this Security on each Interest Payment Date, as set forth below, at the rate per annum shown above.

                  Interest will be payable semiannually in arrears (to the holders of record of the Securities at the close of business on the January 1 or July 1 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing July 15, 1999.

                  In the event that the Adjusted Stockholders' Equity (as defined in the Indenture) is not at least $40,000,000 on each of December 31, 1999, June 30, 2000 and December 31, 2000, the interest rate payable on the Securities shall be adjusted on the date following each such date to 13%, 14% and 15% per annum, respectively, except as such rate may be adjusted pursuant to the Note Registration Rights Agreement (as defined below) or the Warrant Registration Rights Agreement (as defined below) in connection with a default of the Company's obligations thereunder to file, cause to be declared effective and keep effective registration statements filed with the Commission .

                  [The Holder of this Security is entitled to the benefits of a note registration rights agreement, dated as of March 2, 1999, among the Company, the Subsidiary Guarantors signatory thereto and the Initial Purchaser named therein (the "Note Registration Rights Agreement"). The Note Registration Rights Agreement provides that, in the event that either (i) the Exchange Offer Registration Statement (as defined in the Note Registration Rights Agreement) is not filed with the Commission on or prior to the 180th calendar day following the date of original issue of the Securities (the "Closing Date"), or (ii) the Exchange Offer Registration Statement is not declared effective on or prior to the 210th calendar day following the Closing Date, or (iii) the Exchange Offer (as defined in the Note Registration Rights Agreement) is not consummated on or prior to the 240th calendar day following the Closing Date or a Shelf
Registration Statement (as defined in the Note Registration Rights Agreement) with respect to the Registrable Notes is not declared effective on or prior to the 240th calendar day following the Closing Date, or (iv) either (A) the Exchange Offer Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (B) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the Closing Date, the interest rate borne by this Security shall be increased by an amount equal to 0.50% per annum following such 180-day period in the case of clause (i) above, following such 210-day period in the case of clause (ii) above, following such 240-day period in the case of clause (iii) above, or immediately in the case of clause (iv) above. Such additional interest will be payable at the same time and in the same manner as interest is payable on the Securities. Upon (w) the filing of the Exchange Offer Registration Statement after the 180-day period described in clause (i) above, (x) the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 240-day period described in clause
(iii) above, (y) the effectiveness of the Exchange Offer Registration Statement after the 210-day period described in clause (ii) above or (z) the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement following an event described in clause (iv) above, the interest rate borne by this Security from the date of such filing, effectiveness or consummation, as the case may be, will be reduced to the original interest rate if the Company is otherwise in compliance with this paragraph; provided, however, that, if after any such reduction in interest rate, an event specified in clauses (i), (ii),
(iii) or (iv) above occurs, the interest rate will again be increased by an amount equal to 0.50% per annum and thereafter reduced pursuant to the foregoing conditions.

         If the Company issues a notice that the Shelf Registration Statement is unusable pending the announcement of a material corporate transaction or otherwise pursuant to Section 3(k) of the Note Registration Rights Agreement, or such a notice is required under applicable securities laws to be issued by the Company, and the aggregate number of days in any consecutive twelve-month period for which all such notices are issued or required to be issued exceeds 30 days in the aggregate, then the interest rate borne by this Security will be increased by 0.50% per annum following the date that such Shelf Registration Statement ceases to be usable beyond the 30-day period permitted above. Upon the Company declaring that the Shelf Registration Statement is usable after the interest rate has been increased pursuant to the preceding sentence, the interest rate borne by this Security will be reduced to the original interest rate if the Company is otherwise in compliance with Section 2(e) of the Note Registration Rights Agreement, provided, however, that if after any such reduction in interest rate the Shelf Registration Statement again ceases to be usable beyond the period permitted above, the interest rate will again be increased and thereafter reduced pursuant to the foregoing provisions.

        In  addition,   pursuant  to  a  warrant  registration  rights
agreement, dated as of March 2, 1999, among the Company, the Subsidiary Guarantors signatory thereto and the Initial Purchaser named therein (the
"Warrant Registration Rights Agreement"), in the event that either (i) the Registration Statement (as defined in the Warrant Registration Rights Agreement) is not filed with the Commission on or prior to the 180th calendar day following the Closing Date, (ii) such Registration Statement is not declared effective on or prior to the 240th calendar day following the Closing Date or (iii) the Registration Statement ceases to be effective at any time prior to the earlier of (A) the time when the Registrable Securities (as defined in the Warrant Registration Rights Agreement) covered by the Registration Statement can be sold pursuant to Rule 144 under the Securities Act without any limitations under clauses (c), (e), (f) and (h) of Rule 144 and (ii) two years from the Closing Date (each such event a "Registration Default"), then the per annum interest rate borne by the Securities shall be increased by 0.50% immediately following such Registration Default. Upon the filing of the Registration Statement or the effectiveness of the Registration Statement, as the case may be, the interest rate borne by the Securities from the date of such filing or effectiveness, as the case may be, will be reduced to the otherwise applicable interest rate set forth above; provided, however, that, if after such reduction in interest rate, a different event specified in clause (i), (ii), or (iii) above occurs, the interest rate may again be increased pursuant to the foregoing provisions. If an event has occurred and is continuing as a result of which the Registration
Statement would be required to be amended or supplemented or which would otherwise cause the Registration Statement not to be effective and usable for resale of Registrable Securities during the period required by the Warrant Registration Rights Agreement, pursuant to which the Company has issued a Blackout Notice (as defined in the Warrant Registration Rights Agreement), and the aggregate number of days in any consecutive twelve-month period for which all such Blackout Notices are issued or required to be issued exceeds 30 days, then the interest rate borne by the Securities will be increased by 0.50% per annum following the date that such Registration Statement ceases to be usable beyond such 30 day period permitted above. Upon the Company declaring that the Registration Statement is usable after the interest rate has been increased pursuant to the preceding sentence, the interest rate borne by the Securities will be reduced to the otherwise applicable interest rate if the Company is otherwise in compliance with the Warrant Registration Rights Agreement, provided, however, that if after any such reduction in interest rate the Registration Statement again ceases to be usable beyond the period permitted above, the interest rate will again be increased and thereafter reduced pursuant to the foregoing provisions.

                  Notwithstanding the foregoing, in no event shall the interest rate borne by this Security be increased pursuant to the Note Registration Rights Agreement or the Warrant Registration Rights Agreement by an amount which exceeds an aggregate of 0.50% per annum above the otherwise applicable per annum interest rate.]*

                  Interest on this Security will accrue from the most recent date to which interest has been paid on this Security [or the Security surrendered in exchange hereof]** or, if no interest has been paid, from March 2, 1999; provided that, if there is no existing default in the payment of interest and if this Security is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate borne by the Securities.

2.       Method of Payment.

                  The Company will pay interest (except defaulted interest) on the principal amount of the Securities on each January 15 and July 15 to the Persons who are Holders (as reflected in the Security Register at the close of business on the January 1 and July 1 (each a "Regular Record Date") immediately preceding the Interest Payment Date), in each case, even if the Security is canceled on registration of transfer or registration of exchange, redemption or repurchase after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Security to any Paying Agent on or after January 15, 2006.

                  The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. At the option of the Company, interest may be paid by check mailed to the address of the Holder entitled thereto as such address appears in the Security Register; provided that all payments to the Holders who have given wire transfer instructions to the Trustee (or other Paying Agent) by the Regular Record Date immediately preceding such Interest Payment Date shall be required to be made by wire transfer of immediately available funds to the accounts specified by such Holders. If a payment date is a date other than a Business Day at a place of payment, payment may be made on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

                  Payment of the principal, premium, if any, and interest on this Security, when and as the same become due and payable, is guaranteed, jointly and severally, on a senior unsecured basis, by the Subsidiary Guarantors referred to below.

3.       Paying Agent and Registrar.

                  Initially, the Trustee will act as Authenticating Agent, Paying Agent and Registrar. The Company may change any Authenticating Agent, Paying Agent or Registrar upon written notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-registrar.

4.       Indenture; Limitations.

                  The Company issued the Securities under an Indenture dated as of March 2, 1999 (the "Indenture"), among the Company, the Subsidiary Guarantors signatory thereto and IBJ Whitehall Bank & Trust Company as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Securities include those stated in the
Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control. [The Company and the Subsidiary Guarantors acknowledge that Holders of the Securities shall have the registration rights set forth in the Note Registration Rights Agreement. The Securities are also subject to certain terms contained in the Warrant Registration Rights Agreement.]*

                  The Securities are general obligations of the Company.

5.       Ranking.

         The Indebtedness represented by the Securities ranks in the manner and to the extent set forth in the Indenture. Each Holder of a Security by his acceptance hereof agrees and accepts to be bound by such provisions.

6.       Redemption.

                  Mandatory Redemption. The Securities will not be subject to any mandatory sinking fund redemption prior to maturity.

                  Optional Redemption. The Securities will be redeemable at the option of the Company, in whole or from time to time in part, at any time on or after March 2, 2003, upon not less than 30 nor more than 60 days prior notice mailed by first class mail to each Holder's last address as it appears in the Security Register at the redemption prices (expressed as percentages of the principal amount of the Securities) set forth below plus in each case accrued and unpaid interest, if any, to the date of redemption, if redeemed during the periods set forth below (subject to the right of holders of record on the relevant record date to receive interest due on an Interest Payment Date):

        Applicable Period                             Percentage
 From March 2, 2003 to March 1, 2004.............................     106 7/8%
     --------------------------------------------------------------------
  From March 2, 2004 to March 1, 2005.............................    103 7/16%
     --------------------------------------------------------------------
  From March 2, 2005 to January 14, 2006............ .............    101 23/32%
      --------------------------------------------------------------------
                                      January 15, 2006  (Maturity)  100 % In the
                  case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange or automated quotation system, if any, on which the Securities are listed or, if the Securities are not listed on a national securities exchange or automated system, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Security of $10,000 in principal amount or less shall be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. Such new Securities can be obtained at the offices of the paying agents and transfer agents.

7.       Repurchase upon a Change in Control and Asset Sales.

                  (a) Upon the occurrence of a Change of Control, the Company is obligated to make an offer to purchase all outstanding Securities at a redemption price of 101% of the principal amount thereof, plus accrued interest, if any, to the date of purchase and (b) upon Asset Sales, the Company may be obligated to make offers to purchase Securities with the Net Cash Proceeds of such Asset Sales at a redemption price of 100% of the principal amount thereof plus accrued interest, if any, to the date of purchase.

8.       Denominations; Transfer; Exchange.

                  The Securities are in registered form without coupons, in denominations of $10,000 and multiples of $10,000 in excess thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities selected for redemption (except the unredeemed portion of any Security being redeemed in part). Also, it need not register the transfer or exchange of any Securities for a period of 15 days before a selection of Securities to be redeemed is made.

9.       Persons Deemed Owners.

                  A Holder may be treated as the owner of a Security for all purposes.

10.      Unclaimed Money.

                  If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

11.      Discharge Prior to Redemption or Maturity.

                  If the Company irrevocably deposits, or causes to be deposited, with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Securities to redemption or maturity, the Company will be discharged from the Indenture and the Securities, except in certain circumstances for certain sections thereof.

12.      Amendment; Supplement; Waiver.

                  Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then Outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then Outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially adversely affect the rights of any Holder.

13.      Restrictive Covenants.

                  The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) additional Indebtedness; (ii) Restricted Payments; (iii) the purchase of Securities upon a Change of Control; (iv) certain Asset Sales; (v) transactions with Affiliates;
(vi)  restrictions  on  dividends  and  other  payments   affecting   Restricted
Subsidiaries; (vii) issuances and sale of Capital Stock of Restricted Subsidiaries; (viii) Guarantees of Indebtedness by Restricted Subsidiaries; (ix) designation of Unrestricted Subsidiaries; (x) limitations on Liens; and (xi) merger, consolidation and certain transfers of assets. Within 60 days after the end of each fiscal year, the Company must report to the Trustee on compliance with such limitations.

14.      Successor Persons.

                  When a successor Person or other entity assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor Person will be released from those obligations.

15.      Remedies for Events of Default.

                  If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Securities then Outstanding may declare all the Securities to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Company or any of the Subsidiary Guarantors occurs and is continuing, the Securities automatically become immediately due and payable. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of at least a majority in principal amount of the Securities then Outstanding may direct the Trustee in its exercise of any trust or power.

16.      Subsidiary Guarantees.

                  This Security is guaranteed (as to payment of the principal, premium, if any, and interest) by the Subsidiary Guarantors (as defined in the Indenture) pursuant to the Subsidiary Guarantees. The Indenture requires that each of the Company's current and future Restricted Subsidiaries (as defined in the Indenture) be a Subsidiary Guarantor. The Indenture also contains certain covenants restricting the ability of the Subsidiary Guarantors to merge, consolidate or conduct certain asset sales.

17.      Trustee Dealings with Company.

                  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company and its Affiliates as if it were not the Trustee.

18.      Authentication.

                  This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

19.      Abbreviations.

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

20.      Governing Law.

                  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Waste Systems International, Inc., Lexington Office Park, 420 Bedford Street, Lexington, Massachusetts 02173 Attention: President.

                            [FORM OF TRANSFER NOTICE]


                        Waste Systems International, Inc.
                          11 1/2% Senior Notes due 2006

                  FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto


Insert Taxpayer Identification No.


(Please print or typewrite name and address including zip code of assignee)


the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Security on the books of the Company with full power of substitution in the premises.

                     [THE FOLLOWING PROVISION TO BE INCLUDED
                ON ALL SECURITIES OTHER THAN EXCHANGE SECURITIES]


                  In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date the Shelf Registration Statement is declared effective or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [Check One]

[ ] (a) this Security is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

or

[ ] (b) this Security is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 307 of the Indenture shall have been satisfied.

Date: ____________________.                 _________________________

                                                              NOTICE:        The
                                                              signature  to this
                                                              assignment    must
                                                              correspond    with
                                                              the     name    as
                                                              written  upon  the
                                                              face     of    the
                                                              within-mentioned
                                                              instrument      in
                                                              every  particular,
                                                              without alteration
                                                              or   any    change
                                                              whatsoever.


Signature Guarantee:
         Signature must be guaranteed by a participant in a recognized signature guarantee medallion program or other signature guarantor acceptable to the Trustee.



TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date: ____________________.                 _________________________


                                                              NOTICE:    To   be
                                                              executed   by   an
                                                              executive officer,
                                                              general   partner,
                                                              trustee or similar
                                                              representative.

                       OPTION OF HOLDER TO ELECT PURCHASE



                  If you wish to have this Security  purchased by the Company
pursuant to  Section 1012 or 1013 of the Indenture, check the Box:  [     ].

                  If you wish to have a portion of this Security purchased by the Company pursuant to Section 1012 or 1013 of the Indenture, state the amount (in original principal amount) below:







Date:

Your Signature:   .........
    (Sign exactly as your name appears on the other side of this Security)

Signature Guarantee: ......
                  Signature must be guaranteed by a participant in a recognized signature guarantee medallion program or other signature guarantor acceptable to the Trustee.




*        Include only for Initial Securities.

**       Include only for Exchange Securities.

EXHIBIT 4.2
------------

================================================================================







                    ----------------------------------

                             WARRANT AGREEMENT

                         Dated as of March 2, 1999

                               by and among

                      WASTE SYSTEMS INTERNATIONAL, INC.

                                    and

                     IBJ WHITEHALL BANK & TRUST COMPANY
                             as Warrant Agent
                    ----------------------------------











===============================================================================

                                                 TABLE OF CONTENTS

                                                                           Page
SECTION 1.            Certain Definitions....................................1

SECTION 2.            Appointment of Warrant Agent...........................6

SECTION 3.            Issuance of Warrants; Warrant Certificates.............6

SECTION 4.            Separation of Warrants................................19

SECTION 5.            Registration and Countersignature.....................19

SECTION 6.            Terms of Warrants; Exercise of Warrants...............19

SECTION 7.            Payment of Taxes......................................21

SECTION 8.            Reservation of Warrant Shares.........................21

SECTION 9.            Obtaining Stock Exchange Listings.....................22

SECTION 10.           Adjustment of Exercise Price and Number of
                            Warrant Shares Issuable.........................22

SECTION 11.           Statement on Warrants.................................28

SECTION 12.           No Dilution or Impairment; Capital
                          and Ownership Structure...........................28

SECTION 13.           Fractional Interest.... ..............................29

SECTION 14.           Notices to Warrant Holders; No Rights as
                          Shareholders......................................30

SECTION 15.           Merger, Consolidation or Change of
                            Name of Warrant Agent...........................31

SECTION 16.           Warrant Agent.........................................32

SECTION 17.           Resignation and Removal of Warrant Agent;
                           Appointment of Successor.........................35

SECTION 18.           Registration..........................................36

SECTION 19.           Reports...............................................36

SECTION 20.           Rule 144A and Rule 144................................36

SECTION 21.           Notices to Company and Warrant Agent..................36

SECTION 22.           Supplements and Amendments............................37

SECTION 23.           Successors............................................37

SECTION 24.           Termination...........................................37

SECTION 25.           Governing Law....................... .................38

SECTION 26.           Benefits of This Agreement........... ................38

SECTION 27.           Counterparts..........................................38

================================================================================
                  WARRANT  AGREEMENT,  dated  as  of
March  2,  1999  (the  "Agreement"),  between  Waste  Systems
International, Inc., a Delaware corporation (the "Company"), and IBJ Whitehall Bank & Trust Company, a New York banking corporation as warrant agent (the "Warrant Agent").
===============================================================================

                  WHEREAS,   the  Company   proposes  to  issue   warrants,   as
hereinafter described (the "Warrants"), to purchase up to an aggregate of 1,500,000 shares of Common Stock (as defined below), in connection with the offering by Waste Systems International, Inc., a Delaware corporation of an aggregate of $100 million principal amount of the Company's 11 1/2% Senior Notes due 2006 (the "Notes") and 1,500,000 Warrants of the Company, each Warrant entitling the holder thereof to purchase one share of Common Stock of the Company. The Notes and Warrants will be sold in Units (the "Units"), each Unit consisting of $10,000 principal amount of Notes and 150 Warrants.

                  WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of Warrant Certificates (as defined below) and other matters as provided herein.

                  NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, and for the purpose of defining the respective rights and obligations of the Company, the Warrant Agent and the Holders (as defined below), the parties hereto agree as follows:

SECTION 1.........Certain  Definitions.  As used in this  Agreement,  the following  terms shall have the following respective meanings:

                  "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such specified Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

                  "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Warrant, the rules and procedures of the Depositary that apply to such transfer or exchange.

                  "Business Day" means any day other than a Legal Holiday.

                  "Cashless Exercise" means the exercise of a Warrant without the payment of cash, by reducing the number of Warrant Shares that would otherwise have been obtainable upon the exercise of such Warrant and payment of the Exercise Price in cash so as to yield a number of Warrant Shares to be issued upon such Cashless Exercise equal to the product of (A) the number of shares of Common Stock for which the Warrant is exercisable as of the Exercise Date (if the Exercise Price were being paid in cash) or such lower number of shares for which it is exercised and (B) the Cashless Exercise Ratio.

                  "Cashless Exercise Ratio" means a fraction, the numerator of which is the excess of the then Current Market Price per share of the Common Stock on the Exercise Date over the Exercise Price per share as of the Exercise Date and the denominator of which is the then Current Market Price per share of the Common Stock on the Exercise Date.

                  "Closing Date" means the date hereof.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Equity Securities" means Common Stock and securities convertible into, or exercisable or exchangeable for, Common Stock or rights or options to acquire Common Stock or such other securities, excluding the Warrants.

                  "Common Stock" means the common stock, par value $.01 per share, of the Company.

                  "Company" means Waste Systems International, Inc., a Delaware corporation, its subsidiaries and its successors and assigns.

                  "Current Market Price" means, for the purpose of any computation of Current Market Price per share of Common Stock at any date, (i) for purposes of Section 6 and Section 13 hereof, the closing price of the Common Stock on the business day immediately prior to the exercise of the applicable Warrant pursuant to Section 6 and (ii) in all other cases, the average of the daily closing prices for the shorter of (A) the 20 consecutive trading days ending on the last full trading day on the exchange or market specified in the next succeeding sentence prior to the Time of Determination and (B) the period commencing on the first full trading day after the first public announcement of the issuance, sale, distribution or granting in question through such last full trading day prior to the Time of Determination. The closing price for any day shall be the last reported sale price of the Common Stock or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices of the Common Stock for such day, in each case (1) on the principal national securities exchange on which the shares of Common Stock are listed or to which such shares are admitted to trading or (2) if the Common Stock is not listed or admitted to trading on a national securities exchange, on the over-the-counter market as reported by Nasdaq SmallCap Market, the Nasdaq
National Market or any comparable system or (3) if the Common Stock is not listed on Nasdaq SmallCap Market, the Nasdaq National Market or a comparable system, as furnished by two members of the NASD selected from time to time in good faith by the Board of Directors of the Company for that purpose. In the absence of all of the foregoing, or if for any other reason the Current Market Price per share cannot be determined pursuant to the foregoing provisions, the Current Market Price per share shall be the fair market value thereof as determined in good faith by the Board of Directors of the Company.

                  "Debt Registration Rights Agreement" means the registration rights agreement, dated as of the date hereof, by and among the Company, the Subsidiary Guarantors (as defined in the Indenture) and the Initial Purchaser relating to the Notes.

                  "Definitive Warrant" means, individually and collectively, each of the Restricted Definitive Warrants and the Unrestricted Definitive Warrants in the form of a certificated Warrant registered in the name of the Holder thereof and issued in accordance with Section 3.5 hereof, substantially in the form of Exhibit A hereto except that such Warrant shall not bear the Global Warrant Legend and shall not have the "Schedule of Exchanges of Interests in the Global Warrants" attached thereto.

                  "Depositary" means, with respect to the Warrants issuable or issued, in whole or in part, in global form, the Person specified in Section 3.3 hereof as the Depositary with respect to the Warrants, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Agreement.

                  "DTC" means The Depository Trust Company.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exercise Date" means any time on or after September 2, 1999, to and including March 2, 2004.

                  "Exercise Price" means the purchase price per share of Common Stock to be paid upon the exercise of each Warrant in accordance with the terms hereof, which price shall initially be equal to $6.25 per share, subject to adjustment from time to time pursuant to Sections 10 and 12 hereof.

                  "Expiration Date" means March 2, 2004.

                  "Global Warrant" means, individually and collectively, each of the Restricted Global Warrant and the Unrestricted Global Warrant, substantially in the form of Exhibit A hereto issued in accordance with Section 3.1(b) and 3.5 hereof.

                  "Global Warrant Legend" means the legend set forth in Section 3.5(g)(ii), which is required to be placed on all Global Warrants issued under this Warrant Agreement.

                  "Holder" means a person who owns of record any Warrants.

                  "Indenture" means the indenture, dated the date hereof, among the Company, the Subsidiary Guarantors (as defined in the Indenture) and IBJ Whitehall Bank & Trust Company, as Trustee, relating to the Notes.

                  "Indirect Participant" means a Person who holds a beneficial interest in a Global Warrant through a Participant.

                  "Initial Purchaser" means First Albany Corporation.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

                  "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders for use by such Holders in connection with the Shelf Registration Statement.

                  "Notes" means the 11 1/2% Senior Notes due 2006 of the Company, being sold and issued pursuant to the Purchase Agreement and the Indenture, or any Notes exchanged therefor as contemplated by the Indenture and the Debt Registration Rights Agreement.

                  "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

                  "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Warrant Agent in form and substance reasonably acceptable to the Warrant Agent. The counsel may be an employee of or counsel to the Company, any subsidiary of the Company or the Warrant Agent.

                  "Participant" means, with respect to the Depositary, a Person who has an account with the Depositary.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business.

                  "Private  Placement  Legend"  means  the  legend  set forth in
Section 3.5(g)(i) to be placed on all Warrants issued under this Warrant Agreement except where otherwise permitted by the provisions of this Warrant Agreement.

                  "Prospectus" means the prospectus included in a Shelf Registration Statement at the time such Shelf Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

                  "Purchase Agreement" means the Purchase Agreement, dated as of February 25, 1999, by and among the Company, the Subsidiary Guarantors (as defined therein) and the Initial Purchaser relating to the Units.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Registrable Securities" shall have the meaning ascribed to such term in the Warrant Registration Rights Agreement, of even date herewith, between the Company and the Initial Purchaser.

                  "Responsible Officer" when used with respect to the Warrant Agent, any officer within the corporate trust department of the Warrant Agent, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Warrant Agent who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

                  "Restricted Definitive Warrant" means a Definitive Warrant bearing the Private Placement Legend.

                  "Restricted Global Warrant" means a Global Warrant bearing the Private Placement Legend.

                 "Rule 144" means Rule 144 promulgated under the Securities Act.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Shelf Registration Statement" means any registration statement of the Company relating to the registration for resale of Warrants or Warrant Shares that is filed pursuant to the provisions of the Warrant Registration Rights Agreement and including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

                  "Time of Determination" means the time and date of the earlier to occur of (i) the date as of which the Current Market Price is to be computed and (ii) the last full trading day on such exchange or market before the commencement of "ex-dividend" trading in the Common Stock relating to the event giving rise to the adjustment required by paragraph (a), (b), (c), (d), (e) or
(f) of Section 10 hereof.
                  "Trustee" means IBJ Whitehall Bank & Trust Company, the trustee under the Indenture.

                  "Unrestricted Global Warrant" means a Global Warrant substantially in the form of Exhibit A attached hereto that bears the Global Warrant Legend and that has the "Schedule of Exchanges of Interests in the Global Warrant" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Warrants that do not bear the Private Placement Legend.

                  "Unrestricted Definitive Warrant" means one or more Definitive Warrants that do not bear and are not required to bear the Private Placement Legend.

                  "Warrant Agent" means IBJ Whitehall Bank & Trust Company or the successor or successors of such Warrant Agent appointed in accordance with the terms hereof.

                  "Warrant Certificate" has the meaning assigned to such term in Section 3.1(a) hereof.

                  "Warrant Countersignature Order" has the meaning assigned to such term in Section 3.2 hereof.

                  "Warrant Register" has the meaning assigned to such term in
Section 3.3 hereof.

                  "Warrant Registration Rights Agreement" means the registration rights agreement, dated as of the date hereof, by and among the Company, its subsidiaries and the Initial Purchaser, attached hereto as Exhibit D, relating to the Warrants and the Warrant Shares.

                  "Warrant Shares" means the shares of Common Stock issued or issuable upon the exercise of the Warrants.

SECTION  2.........Appointment of Warrant Agent. The Company hereby appoints the
Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment.

SECTION 3.........Issuance of Warrants; Warrant Certificates.
3.1.              Form and Dating.

(a)      General.

                  The Warrants shall be substantially in the form of Exhibit A hereto (the "Warrant Certificates"). The Warrants may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Warrant shall be dated the date of the countersignature.

                  The terms and provisions contained in the Warrants shall constitute, and are hereby expressly made, a part of this Warrant Agreement. The Company and the Warrant Agent, by their execution and delivery of this Warrant Agreement, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Warrant conflicts with the express provisions of this Warrant Agreement, the provisions of this Warrant Agreement shall govern and be controlling.

(b)      Global Warrants.

                  Warrants issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Warrant Legend thereon and the "Schedule of Exchanges of Interests in the Global Warrant" attached thereto). Warrants issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Warrant Legend thereon and without the "Schedule of Exchanges of Interests in the Global Warrant" attached thereto). Each Global Warrant shall represent such of the outstanding Warrants as shall be specified therein and each shall provide that it shall represent the number of outstanding Warrants from time to time endorsed thereon and that the number of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Warrant to reflect the amount of any increase or decrease in the number of outstanding Warrants represented thereby shall be made by the Warrant Agent in accordance with instructions given by the Holder thereof as required by Section 3.5 hereof.

3.2.              Execution.

                  An Officer shall sign the Warrants for the Company by manual or facsimile signature.

                  If the Officer whose signature is on a Warrant no longer holds that office at the time a Warrant is countersigned, the Warrant shall nevertheless be valid.

                  A Warrant shall not be valid until countersigned by the manual signature of the Warrant Agent. The signature shall be conclusive evidence that the Warrant has been properly issued under this Warrant Agreement.

                  The Warrant Agent shall, upon a written order of the Company signed by an Officer (a "Warrant Countersignature Order"), countersign Warrants for original issue up to the number stated in the preamble hereto.

                  The Warrant Agent may appoint an agent acceptable to the Company to countersign Warrants. Such an agent may countersign Warrants whenever the Warrant Agent may do so. Each reference in this Warrant Agreement to a countersignature by the Warrant Agent includes a countersignature by such agent. Such an agent has the same rights as the Warrant Agent to deal with the Company or an Affiliate of the Company.

3.3.              Warrant Registrar.

                  The Company shall maintain an office or agency where Warrants may be presented for registration of transfer or for exchange (the "Warrant Registrar"). The Warrant Registrar shall keep a register of the Warrants and of their transfer and exchange. The Company may appoint one or more co-Warrant Registrars. The term "Warrant Registrar" includes any co-Warrant Registrar. The Company may change any Warrant Registrar without notice to any holder. The Company shall notify the Warrant Agent in writing of the name and address of any Warrant Registrar not a party to this Warrant Agreement. If the Company fails to appoint or maintain another entity as Warrant Registrar, the Warrant Agent shall act as such. The Company or any of its subsidiaries may act as Warrant Registrar.

                  The Company initially appoints DTC to act as Depositary with respect to the Global Warrants and any Definitive Warrants.

                  The Company initially appoints the Warrant Agent to act as the Warrant Registrar with respect to the Global Warrants and any Definitive Warrants.

3.4.              Holder Lists.

                  The Warrant Agent shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Warrant Agent is not the Warrant Registrar, the Company shall promptly furnish to the Warrant Agent at such times as the Warrant Agent may request in writing, a list in such form and as of such date as the Warrant Agent may reasonably require of the names and addresses of the Holders.

3.5.              Transfer and Exchange.

(a)      Transfer and Exchange of Global Warrants.

         A Global Warrant may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Global Warrants will be exchanged by the Company for Definitive Warrants if (i) the Company delivers to the Warrant Agent notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Warrants (in whole but not in part) should be exchanged for Definitive Warrants and delivers a written notice to such effect to the Warrant Agent. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Warrants shall be issued in such names, and issued in any denominations, as the Depositary shall instruct the Warrant Agent. The Global Warrants also may be exchanged or replaced, in whole or in part, as provided in Sections 3.6 and 3.7 hereof. Every Warrant countersigned and delivered in exchange for, or in lieu of, a Global Warrant or any portion thereof, pursuant to this Section 3.5 or Sections 3.6 or 3.7 hereof, shall be countersigned and delivered in the form of, and shall be, a Global Warrant. A Global Warrant may not be exchanged for another Warrant other than as provided in this Section 3.5(a). However, beneficial interests in a Global Warrant may be transferred and exchanged as provided in Section 3.5(b), (c) or
(f) hereof.

(b)      Transfer and Exchange of Beneficial Interests in the Global Warrants.

                  The transfer and exchange of beneficial interests in the Global Warrants shall be effected through the Depositary, in accordance with the provisions of this Warrant Agreement and the Applicable Procedures. Beneficial interests in the Restricted Global Warrant shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Warrants also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Warrant. Beneficial interests in the Restricted Global Warrant may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the Restricted Global Warrant in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in the Unrestricted Global Warrant may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the Unrestricted Global Warrant. No written orders or instructions shall be required to be delivered to the Warrant Registrar to effect the transfers described in this Section 3.5(b)(i).

(ii) Transfer and Exchange of Beneficial Interests in the Restricted Global Warrant for Beneficial Interests in the Unrestricted Global Warrant. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 3.5(b)(i) above, the transferor of such beneficial interest must deliver to the Warrant Registrar either (A)(1) a written order from a Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Warrant in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B)(1) a written order from a Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Warrant in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Warrant Registrar containing information regarding the Person in whose name such Definitive Warrant shall be registered. Upon effectiveness of the Shelf Registration Statement by the Company in accordance with Section 3.5(f) hereof, the requirements of this Section 3.5(b)(ii) shall be deemed to have been satisfied upon receipt by the Warrant Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Warrant.
Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in the Global Warrants contained in this Agreement and the Warrants or otherwise applicable under the Securities Act, the Warrant Agent shall adjust the principal amount of the relevant Global Warrant(s) pursuant to
Section 3.5(h) hereof.
                  A beneficial interest in the Restricted Global Warrant may be exchanged by any holder thereof for a beneficial interest in the Unrestricted Global Warrant or transferred to a Person who takes delivery thereof in the form of a beneficial interest in the Unrestricted Global Warrant if the exchange or transfer complies with the requirements of the first paragraph of this Section 3.5(b)(ii) and:

(A)         such  transfer is effected  pursuant to the Shelf
          Registration  Statement in accordance
                  with the Warrant Registration Rights Agreement; or

(B)      the Warrant Registrar receives the following:
(1) if the holder of such beneficial interest in the Restricted Global Warrant proposes to exchange such beneficial interest for a beneficial interest in the Unrestricted Global Warrant, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2) if the holder of such beneficial interest in the Restricted Global Warrant proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Warrant, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (3) thereof;
         and, in each such case set forth in this subparagraph (B), if the Warrant Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Warrant Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to subparagraph (B) above at a time when the Unrestricted Global Warrant has not yet been issued, the Company shall issue and, upon receipt of a Warrant Countersignature Order in accordance with Section 3.2 hereof, the Warrant Agent shall countersign the Unrestricted Global Warrant in the number equal to the number of beneficial interests transferred pursuant to subparagraph (B) above.

(c)      Transfer and Exchange of Beneficial Interests for Definitive Warrants.

(i) Beneficial Interests in the Restricted Global Warrant to Restricted Definitive Warrants. If any holder of a beneficial interest in the Restricted Global Warrant proposes to exchange such beneficial interest for a Restricted Definitive Warrant or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Warrant, then, upon receipt by the Warrant Registrar of the following documentation:

(A) if the holder of such beneficial interest in the Restricted Global Warrant proposes to exchange such beneficial interest for a Restricted Definitive Warrant, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate from such holder to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or (C) if such beneficial interest is being transferred pursuant to another applicable exemption from the registration requirements of the Securities Act, a certificate from such holder to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; the Warrant Agent shall cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrants represented by the Global Warrant to be reduced by the number of Warrants to be represented by the Definitive Warrant pursuant to Section 3.5(h) hereof, and the Company shall execute and the Warrant Agent shall countersign and deliver to the Person designated in the instructions provided by the Holder a Definitive Warrant in the appropriate amount. Any Restricted Definitive Warrant issued in exchange for a beneficial interest in a Restricted Global Warrant pursuant to this Section 3.5(c) shall be registered in such name or names as the holder of such beneficial interest shall instruct the Warrant Registrar through instructions from the Depositary and the Participant. The Warrant Agent shall deliver such Restricted Definitive Warrants to the Persons in whose names such Warrants are so registered. Any Restricted Definitive Warrant issued in exchange for a beneficial interest in a Restricted Global Warrant pursuant to this Section 3.5(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in the Restricted Global Warrant to Unrestricted Definitive Warrants. A holder of a beneficial interest in the Restricted Global Warrant may exchange such beneficial interest for an Unrestricted Definitive Warrant or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Warrant only if:

(A)       such  transfer is effected  pursuant to the Shelf
          Registration  Statement in accordance
          with the Warrant Registration Rights Agreement; or

(B)      the Warrant Registrar receives the following:
(1) if the holder of such beneficial interest in a Restricted Global Warrant proposes to exchange such beneficial interest for a Definitive Warrant that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Warrant proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Warrant that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (3) thereof;
         and, in each such case set forth in this subparagraph (B), if the Warrant Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Warrant Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Beneficial Interests in the Unrestricted Global Warrant to Unrestricted Definitive Warrants. If any holder of a beneficial interest in an Unrestricted Global Warrant proposes to exchange such beneficial interest for an Unrestricted Definitive Warrant or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Warrant, then, upon satisfaction of the conditions set forth in the first paragraph of Section 3.5(b)(ii) hereof, the Warrant Agent shall cause the amount of the applicable Global Warrant to be reduced accordingly pursuant to Section 3.5(h) hereof, and the Company shall execute and the Warrant Agent shall countersign and deliver to the Person designated in the instructions provided by the Holder an Unrestricted Definitive Warrant in the appropriate amount. Any Definitive Warrant issued in exchange for a beneficial interest pursuant to this Section 3.5(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Warrant Registrar through instructions from the Depositary and the Participant. The Warrant Agent shall deliver such Definitive Warrants to the Persons in whose names such Warrants are so registered. Any Definitive Warrant issued in exchange for a beneficial interest pursuant to this Section 3.5(c)(iii) shall not bear the Private Placement Legend.

(d)      Transfer and Exchange of Definitive Warrants for Beneficial Interests.

(i) Restricted Definitive Warrants to Beneficial Interests in the Restricted Global Warrant. If any Holder of a Restricted Definitive Warrant proposes to exchange such Warrant for a beneficial interest in the Restricted Global Warrant or to transfer such Restricted Definitive Warrants to a Person who takes delivery thereof in the form of a beneficial interest in the Restricted Global Warrant, then, upon receipt by the Warrant Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Warrant proposes to exchange such Warrant for a beneficial interest in the Restricted Global Warrant, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Warrant is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate from such Holder to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; (C) if such Restricted Definitive Warrant is being transferred pursuant to another applicable exemption from the registration requirements of the Securities Act, a certificate from such Holder to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; the Warrant Agent shall cancel the Restricted Definitive Warrant, increase or cause to be increased the amount of, in the case of clauses (A) or (B) above, the Restricted Global Warrant.

(ii) Restricted Definitive Warrants to Beneficial Interests in the Unrestricted Global Warrant. A Holder of a Restricted Definitive Warrant may exchange such Warrant for a beneficial interest in the Unrestricted Global Warrant or transfer such Restricted Definitive Warrant to a Person who takes delivery thereof in the form of a beneficial interest in the Unrestricted Global Warrant only if:

(A) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Warrant Registration Rights Agreement; or

(B)      the Warrant Registrar receives the following:
(1) if the Holder of such Definitive Warrants proposes to exchange such Warrants for a beneficial interest in the Unrestricted Global Warrant, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Definitive Warrants proposes to transfer such Warrants to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Warrant, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (3) thereof;
         and, in each such case set forth in this subparagraph (B), if the Warrant Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Warrant Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 3.5(d)(ii), the Warrant Agent shall cancel the Restricted Definitive Warrants and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Warrant.

(iii) Unrestricted Definitive Warrants to Beneficial Interests in the Unrestricted Global Warrant. A Holder of an Unrestricted Definitive Warrant may exchange such Warrant for a beneficial interest in the Unrestricted Global Warrant or transfer such Definitive Warrants to a Person who takes delivery thereof in the form of a beneficial interest in the Unrestricted Global Warrant at any time. Upon receipt of a request for such an exchange or transfer, the Warrant Agent shall cancel the applicable Unrestricted Definitive Warrant and increase or cause to be increased the amount of the Unrestricted Global Warrant.

If any such exchange or transfer from a Definitive Warrant to a beneficial interest is effected pursuant to subparagraphs (ii)(B) or (iii) above at a time when the Unrestricted Global Warrant has not yet been issued, the Company shall issue and, upon receipt of a Warrant Countersignature Order in accordance with
Section 3.2 hereof, the Warrant Agent shall countersign the Unrestricted Global Warrant in the number equal to the number of beneficial interests of Definitive Warrants so transferred.

(e) Transfer and Exchange of Definitive Warrants for Definitive Warrants. Upon request by a Holder of Definitive Warrants and such Holder's compliance with the provisions of this Section 3.5(e), the Warrant Registrar shall register the transfer or exchange of Definitive Warrants. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Warrant Registrar the Definitive Warrants duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Warrant Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 3.5(e).

(i) Restricted Definitive Warrants to Restricted Definitive Warrants. Any Restricted Definitive Warrant may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Warrant if the Warrant Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or

(B) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transfer or must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (2) thereof;
         and, in the case of subparagraph (B), if the Warrant Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company and the Warrant Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(ii) Restricted Definitive Warrants to Unrestricted Definitive Warrants. Any Restricted Definitive Warrant may be exchanged by the Holder thereof for an Unrestricted Definitive Warrant or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Warrant if:

(A) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Warrant Registration Rights Agreement; or

(B)      the Warrant Registrar receives the following:
(1) if the Holder of such Restricted Definitive Warrants proposes to exchange such Warrants for an Unrestricted Definitive Warrant, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2) if the Holder of such Restricted Definitive Warrants proposes to transfer such Warrants to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Warrant, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (3) thereof;
         and, in each such case set forth in this subparagraph (B), if the Warrant Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company and the Warrant Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Warrants to Unrestricted Definitive Warrants. A Holder of Unrestricted Definitive Warrants may transfer such Warrants to a Person who takes delivery thereof in the form of an Unrestricted Definitive Warrant. Upon receipt of a request to register such a
         transfer,   the  Warrant  Registrar  shall  register  the  Unrestricted
         Definitive Warrants pursuant to the instructions from the Holder thereof.

(f) Shelf Registration Statement. Upon the effectiveness of the Shelf Registration Statement in accordance with the Warrant Registration Rights Agreement, the Company shall issue and, upon receipt of a Warrant Countersignature Order in accordance with Section 3.2, the Warrant Agent shall countersign the Unrestricted Global Warrant for an amount equal to zero (0) Warrants. From time to time thereafter, (i) the Warrant Agent shall increase the aggregate principal amount of the Unrestricted Global Warrant in an amount equal to the amount of the beneficial interests in the Restricted Global Warrant covered by a Prospectus filed with the Commission as part of such Shelf Registration Statement and (ii) the Company shall execute and the Warrant Agent shall countersign Definitive Warrants in an amount equal to the amount of the Restricted Definitive Warrants covered by such Prospectus as amended or supplemented from time to time, in each case in accordance with the applicable provisions of this Section 3.5. Concurrently with the issuance of such Warrants, the Warrant Agent shall cause the amount of the Restricted Global Warrant to be reduced accordingly and, in the case of Restricted Definitive Warrants, deliver to the Persons designated by the Holders of Definitive Warrants such accepted Definitive Warrants in the appropriate amount. The Company shall deliver to the Warrant Agent a copy of the Shelf Registration Statement, upon effectiveness, and any Prospectus or amendment or supplement thereto as may be filed from time to time thereunder.

(g)      Legends.
                  The following legends shall appear on the face of the Global Warrants and Definitive Warrants issued under this Warrant Agreement unless specifically stated otherwise in the applicable provisions of this Warrant Agreement.

(i)               Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Warrant and each Definitive Warrant (and all Warrants issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                            "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER
         SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY (1) BY ITS ACQUISITION HEREOF REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND (2) IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (X) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (i)(a) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, OR (c) IN ACCORDANCE WITH ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (ii) TO THE COMPANY OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (Y) THE HOLDER WILL, AND WILL REQUIRE EACH SUBSEQUENT HOLDER TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (X) ABOVE."

(B) Notwithstanding the foregoing, any Global Warrant or Definitive Warrant issued pursuant to subparagraphs (b)(ii),
                  (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f)
                  to this Section 3.5 (and all Warrants issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii) Global Warrant Legend. Each Global Warrant shall bear a legend in substantially the following form:

         "THIS GLOBAL WARRANT IS HELD BY THE DEPOSITARY (AS DEFINED IN THE WARRANT AGREEMENT GOVERNING THIS WARRANT) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT(I) THE WARRANT AGENT MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.5 OF THE WARRANT AGREEMENT, (II) THIS GLOBAL WARRANT MAY BE EXCHANGED OR TRANSFERRED PURSUANT TO SECTIONS 3.5(a), 3.6 AND 3.7 OF THE WARRANT AGREEMENT AND (III) THIS GLOBAL WARRANT MAY BE DELIVERED TO THE WARRANT AGENT FOR CANCELLATION PURSUANT TO SECTION 3.8 OF THE WARRANT AGREEMENT."

         "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

(h)      Cancellation and/or Adjustment of the Global Warrant.

                  At such time as all beneficial interests in a particular Global Warrant have been exercised or exchanged for Definitive Warrants or a particular Global Warrant has been exercised, redeemed, repurchased or canceled in whole and not in part, each such Global Warrant shall be returned to or retained and canceled by the Warrant Agent in accordance with Section 3.8 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exercised or exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Warrant or for Definitive Warrants, the amount of Warrants represented by such Global Warrant shall be reduced accordingly and an endorsement shall be made on such Global Warrant by the Warrant Agent or by the Depositary at the direction of the Warrant Agent to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Warrant, such other Global Warrant shall be increased accordingly and an endorsement shall be made on such Global Warrant by the Warrant Agent or by the Depositary at the direction of the Warrant Agent to reflect such increase.

(i)      General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Company shall execute the Global Warrants and Definitive Warrants at the Warrant Registrar's request. The Warrant Agent shall countersign the Global Warrants and Definitive Warrants in accordance with the provisions of
         Section 3.2 hereof.

(ii) No service charge shall be made to a holder of a beneficial interest in a Global Warrant or to a holder of a Definitive Warrant for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 7 hereof). (iii) The Global Warrants and Definitive Warrants issued upon any registration of transfer or exchange of the Global Warrants or Definitive Warrants shall be the duly authorized, executed and issued warrants for Common Stock of the Company, not subject to any preemptive rights, and entitled to the same benefits under this Warrant Agreement, as the Global Warrants or Definitive Warrants surrendered upon such registration of transfer or exchange. (iv) Prior to due presentment for the registration of a transfer of any Warrant, the Warrant Agent, the Warrant Registrar and the Company may deem and treat the Person in whose name any Warrant is registered as the absolute owner of such Warrant for all purposes and none of the Warrant Agent, the Warrant Registrar or the Company shall be affected by notice to the contrary. (j) Facsimile Submissions to Warrant Agent.

                  All certifications, certificates and Opinions of Counsel required to be submitted to the Warrant Registrar pursuant to this Section 3.5 to effect a registration of transfer or exchange may be submitted by facsimile.

                  Notwithstanding anything herein to the contrary, as to any orders, instructions, certificates and/or certifications delivered to the Warrant Registrar pursuant to this Section 3.5, the Warrant Registrar's duties shall be limited to confirming that any such orders, instructions, certificates and/or certifications delivered to it are in the form required hereby, and as to the certificates in the form of Exhibits B and C attached hereto. The Warrant Registrar shall not be responsible for confirming the truth or accuracy of representations made in any such certifications or certificates or any matter in such orders or instructions. As to any Opinions of Counsel delivered pursuant to this Section 3.5, the Warrant Registrar may exclusively rely upon, and be fully protected in relying upon, such Opinions.

3.6.              Replacement Warrants.

                  In case any of the Warrant  Certificates  shall be  mutilated, lost, stolen or destroyed, the Company may in its discretion issue and the Warrant Agent may, countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate. If required by the Warrant Agent or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Warrant Agent and the Company to protect the Company, the Warrant Agent, and any other agent for purposes of the countersignature from any loss that any of them may suffer if a Warrant is replaced. Applicants for such substitute Warrant
Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company and the Warrant Agent may prescribe. The Company may charge for its expenses in replacing a Warrant.

                  Every replacement Warrant is an additional warrant of the Company and shall be entitled to all of the benefits of this Warrant Agreement equally and proportionately with all other Warrants duly issued hereunder.

3.7.              Temporary Warrants.

                  Until certificates representing Warrants are ready for delivery, the Company may prepare and the Warrant Agent, upon receipt of a Warrant Countersignature Order, shall issue temporary Warrants. Temporary Warrants shall be substantially in the form of certificated Warrants but may have variations that the Company considers appropriate for temporary Warrants and as shall be reasonably acceptable to the Warrant Agent. Without unreasonable delay, the Company shall prepare and the Warrant Agent shall countersign definitive Warrants in exchange for temporary Warrants.

                  Holders of temporary Warrants shall be entitled to all of the benefits of this Warrant Agreement.

3.8.              Cancellation.

                  Subject to Section 3.5(h) hereof, the Company at any time may deliver Warrants to the Warrant Agent for cancellation. The Warrant Registrar shall forward to the Warrant Agent any Warrants surrendered to them for registration of transfer, exchange or exercise. The Warrant Agent and no one else shall cancel all Warrants surrendered for registration of transfer, exchange, exercise, replacement or cancellation and shall return such canceled Warrants to the Company (subject to the record retention requirement of the Exchange Act). The Company may not issue new Warrants to replace Warrants that have been exercised or that have been delivered to the Warrant Agent for cancellation.

SECTION 4. Separation of Warrants. The Notes and Warrants shall be separately transferable immediately upon issuance.

SECTION 5.        Registration and Countersignature.
                  (a) The Warrant Agent,
                  on behalf of the Company, shall number and register the Warrant Certificates in a register as they are issued by the Company.

                  (b) Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned.

                  (c) The Company and the Warrant Agent may deem and treat the Holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

SECTION 6. Terms of Warrants; Exercise of Warrants. Subject to the terms of this Agreement, each Warrant Holder shall have the right, which may be exercised commencing at the opening of business on any Exercise Date and until 5:00 p.m., New York City time on the Expiration Date to receive from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares; provided that no Warrant Holder shall be entitled to exercise such Holder's Warrants at any time, unless, at the time of exercise (A) (i) a registration statement under the Securities Act relating to the Warrant Shares has been filed with, and declared effective by, the Commission, and no stop order suspending the effectiveness of such registration statement has been issued by the Commission or (ii) the issuance of the Warrant Shares is permitted pursuant to an exemption from the registration requirements of the Securities Act and (B) such Warrant Shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of the Warrants or other Persons to whom it is proposed that the Warrant Shares be issued on exercise of the Warrants reside. Each Warrant not exercised prior to 5:00 p.m., New York City time, on the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants.

                  The Company shall give notice not less than 90, and not more than 120, days prior to the Expiration Date to the Holders of all then outstanding Warrants to the effect that the Warrants will terminate and become void as of 5:00 p.m., New York City time, on the Expiration Date. If the Company fails to give such notice, the Warrants will not expire until 90 days after the Company gives such notice, provided in no event will Holders be entitled to any damages or other remedy for the Company's failure to give such notice other than any such extension.

                  In order to exercise all or any of the Warrants represented by a Warrant Certificate, (i)(A) in the case of Definitive Warrants, the Holder thereof must surrender for exercise the Warrant Certificate to the Company at the office of the Warrant Agent at its New York corporate trust office, (B) in the case of a beneficial interest in a Global Warrant, the exercising Participant whose name appears on a securities position listing of the Depositary as the holder of such beneficial interest must comply with the Applicable Procedures relating to the exercise of such beneficial interest in such Global Warrant and (C) in the case of both the Global Warrant and Definitive Warrants, the Holder thereof or the Participant, as applicable, must deliver to the Company at the office of the Warrant Agent the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be medallion guaranteed by an institution which is a member of a Securities Transfer Association recognized signature guarantee program, and (ii) present payment to the Warrant Agent for the account of the Company of the Exercise Price, which is set forth in the form of Warrant Certificate as adjusted as herein provided, for the number of Warrant Shares in respect of which such Warrants are then exercised. For purposes of the foregoing, the Warrant Agent is entitled to conclusively rely on written instructions received from the Depositary regarding any exercise of Warrants represented by a Global Warrant.

                  Payment of the aggregate Exercise Price shall be made (i) in cash by wire transfer or by certified or official bank check, payable to the order of the Company in United States dollars or (ii) by a Cashless Exercise for any or all of the shares of Common Stock.

                  When a Holder surrenders a Warrant Certificate in connection with an option to elect a Cashless Exercise, the number of shares of Common Stock deliverable upon such Cashless Exercise shall be equal to the number of shares of Common Stock issuable upon the exercise of Warrants that the Holder specifies are to be exercised pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ratio. The exercise of Warrants by Holders of beneficial interest in the Global Warrant shall be effected in accordance with this Agreement and the procedures of the Depositary therefor.

                  Subject to the provisions of Section 7 hereof, upon surrender of Warrants and payment of the Exercise Price as provided above, the Warrant Agent shall thereupon promptly notify the Company, and the Company shall promptly transfer to the Holder of such Warrant Certificate a certificate or certificates for the appropriate number of Warrant Shares or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by the Holder, and shall deliver such certificate or certificates representing the Warrant Shares and any other securities or property (including any money) to the person or persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section 13 hereof. Any such certificate or certificates representing the Warrant Shares shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a Holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

                  The Warrants shall be exercisable commencing on the Exercise Date, at the election of the Holders thereof, either in full or from time to time in part. If less than all the Warrants represented by a Definitive Warrant are exercised, such Definitive Warrant shall be surrendered and a new Definitive Warrant of the same tenor and for the number of Warrants which were not exercised shall be executed by the Company and delivered to the Warrant Agent and the Warrant Agent shall countersign the new Definitive Warrant, registered in such name or names as may be directed in writing by the Holder, and shall deliver the new Definitive Warrant to the Person or Persons entitled to receive the same. The Warrant Agent shall make such notations on the "Schedule of Exchanges of Interests on the Global Warrant" to each Global Warrant as are required to reflect any change in the number of Warrants represented by such Global Warrant resulting from any exercise in accordance with the terms hereof. All Warrant Certificates surrendered upon exercise of Warrants shall be canceled by the Warrant Agent. Such canceled Warrant Certificates shall then be disposed of by the Warrant Agent in a manner satisfactory to the Company. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants. The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder by or from the Company available for inspection by the Holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may reasonably request.

                  All certificates representing Warrant Shares issued in a transaction exempt from registration under the Securities Act shall bear the legend in substantially the form set forth in Section 3.5(g)(i)(A) hereof (provided that if no legend is required none shall be placed on the Warrant Shares).

SECTION 7. Payment of Taxes. The Company shall pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 8.        Reservation of Warrant Shares.
(a) The Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

(b) The Company or, if appointed by the Company, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company shall keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company shall supply such Transfer Agent with duly executed certificates for such purposes and shall provide or otherwise make available any cash which may be payable as provided in Section 13 hereof. The Company shall furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder of the Warrants pursuant to Section 14 hereof. (c) Before taking any action which would cause an adjustment pursuant to Sections 10 or 12 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted. (d) The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants in accordance with the terms of this Agreement (including the terms of the Exercise Price) will, upon issue, be duly and validly issued, fully paid and nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof (other than those created by the Holders). SECTION 9. Obtaining Stock Exchange Listings. The Company will from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges and markets (including, without limitation, the Nasdaq SmallCap Market) within the United States of America, if any, on which other shares of Common Stock are then listed. The Company will obtain and keep all required permits and records in connection with such listing.

SECTION 10. Adjustment of Exercise Price and Number of Warrant Shares Issuable. The number and kind of shares purchasable upon the exercise of Warrants and the Exercise Price shall be subject to adjustment from time to time as follows: (a) Stock Splits, Combinations, etc. In case the Company shall hereafter (A) pay a dividend or make a distribution on its Common Stock in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class),
(B) subdivide its outstanding shares of Common Stock, (C) combine its outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, the Exercise Price in effect immediately prior to such action and, if applicable, the type of security issuable upon any exercise of a Warrant shall be adjusted so that the Holder of any Warrant thereafter exercised shall be entitled to receive upon payment of the Exercise Price the kind and amount of shares of capital stock of the Company which such Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this paragraph shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this paragraph, the Holder of any Warrant thereafter exercised shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock.

(b) Reclassification, Combinations, Mergers, etc. In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of the Warrants (other than as set forth in paragraph (a) above and other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, except any such transactions covered by paragraph (e) below then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company or such a successor or purchasing corporation, as the case may be, shall forthwith make lawful and adequate provision whereby the Holder of such Warrant then outstanding shall have the right thereafter to receive on exercise of such Warrant the kind and amount of shares of stock or other securities or property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a Holder of the number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and enter into a supplemental warrant agreement so providing. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 10. If the issuer of securities deliverable upon exercise of Warrants under the supplemental warrant agreement is an Affiliate of the formed, surviving or transferee corporation, that issuer shall join in the supplemental warrant agreement. The above provisions of this paragraph (b) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. (c) Distribution of Options or Convertible Securities. In the event that both (x) the Company shall, at any time or from time to time after the date hereof, issue, sell, distribute or otherwise grant in any manner (including by assumption) to all holders of the Common Stock any rights to subscribe for or to purchase, or any warrants or options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (any such rights, warrants or options being herein called "Options" and any such convertible or exchangeable stock or securities being herein called "Convertible Securities") or any Convertible Securities (other than upon exercise of any Option and other than a dividend or distribution subject to paragraph (a) above), whether or not such Options or the rights to convert or exchange such Convertible Securities are immediately exercisable, and (y) the price per share at which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the aggregate amount, if any, received or receivable by the Company as consideration for the issuance, sale, distribution or granting of such Options or any such Convertible Security, plus the minimum aggregate amount (determined without regard to possible adjustments that are contingent upon future events) of additional consideration, if any, payable to the Company upon the exercise of all such Options or upon conversion or exchange of all such Convertible Securities, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange of all such Convertible Securities, by (ii) the total maximum number of shares (determined without regard to possible adjustments that are contingent upon future events) of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of all such Convertible Securities or upon the conversion or exchange of all Convertible Securities issuable upon the exercise of all such Options) shall be less than the Current Market Price per share of Common Stock on the record date for the issuance, sale, distribution or granting of such Options or Convertible Securities (any such event being herein called a "Distribution"), then, effective upon such Distribution, (I) the Exercise Price shall be reduced to the price (calculated to the nearest 1/1,000 of one cent) determined by multiplying the Exercise Price in effect immediately prior to such Distribution by a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately prior to such Distribution multiplied by the Current Market Price per share of Common Stock on the date of such Distribution plus (2) the consideration, if any, received by the Company upon such Distribution, and the denominator of which shall be the product of (A) the total number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately after such Distribution multiplied by (B) the Current Market Price per share of Common Stock on the record date for such Distribution and (II) the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock so purchasable immediately prior to the record date for such Distribution by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment required by clause (I) of this sentence and the denominator of which shall be the Exercise Price in effect immediately after such adjustment (for the purposes of this clause (ii) without giving effect to the provisions of Section 10(i)). For purposes of the foregoing, the total maximum number of shares of Common Stock issuable upon exercise of all such Options or upon conversion or exchange of all such Convertible Securities or upon the conversion or exchange of the total maximum amount of the Convertible Securities issuable upon the exercise of all such Options shall be deemed to have been issued as of the date of such Distribution and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration therefor such price per share, determined as provided above, which shall constitute consideration received by the Company upon such Distribution for purposes of the foregoing calculations. For purposes of the foregoing, the total number of shares of Common Stock issuable upon exercise or conversion of outstanding Options or Convertible Securities shall be deemed outstanding before and after such Distribution if the exercise or conversion price with respect thereto is less than the Current Market Value. No adjustment to the number of Warrant Shares issuable upon the exercise of the Warrants or to the Exercise Price shall be made, however, as a result of (i) the issuance of shares of Common Stock under any Options existing on the date hereof or issued pursuant hereto, (ii) the issuance of shares of Common Stock in bona fide public or private offerings that are underwritten or in which a placement agent is retained by the Company or (iii) the issuance of Options or shares of Common Stock pursuant to any Option, under any employee benefit plans approved by the Board of Directors. Such adjustments shall be made whenever such rights, options or warrants or convertible securities are issued. Except as provided in paragraphs (k) and (l) below, no additional adjustment of the Exercise Price shall be made upon the actual exercise of such Options or upon conversion or exchange of the Convertible Securities or upon the conversion or exchange of the Convertible Securities issuable upon the exercise of such Options. (d) Other Issuances of Common Stock, Options or Convertible Securities. Upon any issuance of Common Stock, Options or Convertible Securities as to which paragraphs (a),
(b) and (c) above are not applicable, in the event that at any time or from time to time the Company shall issue (i) shares of Common Stock (subject to the provisions below), (ii) Options (provided, however, that no adjustment shall be made upon the exercise of such Options) or (iii) Convertible Securities (provided, however, that no adjustment shall be made upon the conversion, exchange or exercise of such securities (other than issuances specified in (i),
(ii) or (iii) which are made as the result of antidilution adjustments in such securities)), at a price per share (determined, in the case of Options and Convertible Securities, as provided in clause (y) of paragraph (c) above) at the record date of such issuance that is less than the then Current Market Price per share of Common Stock, then the number of shares of Common Stock issuable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock theretofore issuable upon exercise of each Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such sale or issuance (including shares deemed outstanding as provided in paragraph (c) above) plus the number of additional shares of Common Stock into or for which such securities that are issued are convertible, exchangeable or exercisable, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such sale or issuance (including shares deemed outstanding as provided in paragraph (c) above) plus the total number of shares of Common Stock which the aggregate consideration expected to be received by the Company (assuming the exercise or conversion of all such Options or Convertible Securities, if any) would purchase at the then Current Market Price per share of Common Stock, and subject to paragraph (i) below, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such date of issuance by the aforementioned fraction; provided, however, that no adjustment to the number of Warrant Shares issuable upon the exercise of the Warrants or to the Exercise Price shall be made as a result of (i) the issuance of shares of Common Stock under any Options or Convertible Securities existing on the date hereof or issued pursuant hereto, (ii) the issuance of shares of Common Stock and/or Options and/or Convertible Securities in bona fide public or private offerings that are underwritten or in which a placement agent is retained by the Company or (iii) the issuance of Options or shares of Common Stock pursuant to any Option, under any employee benefit plans approved by the Board of Directors. Such adjustments shall be made whenever such rights, options or warrants or convertible securities are issued. No adjustment shall be made pursuant to this paragraph (d) which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of each warrant or of increasing the Exercise Price, except by operation of paragraph (k) below. For purposes of paragraph (c) hereof and this paragraph (d) only, any issuance of Common Stock, Options or Convertible Securities, which issuance (or agreement to issue) (A) is in exchange for or otherwise in connection with the bona fide acquisition of property or assets of any kind (excluding any such exchange exclusively for cash) of any Person and (B) is at a price per share determined by the Board of Directors to be equal to the fair market value thereof at the time an agreement in principle is reached or at the time a definitive agreement is entered into, shall be deemed to have been made at a price per share equal to the Current Market Price per share at the record date with respect to such issuance (the time of closing or consummation of such exchange or acquisition) if such definitive agreement is entered into within 90 days of the date of such agreement in principle. (e) Combination; Liquidation. In the event of (A) a combination where consideration to the holders of Common Stock in exchange for their shares is payable solely in cash or (B) the dissolution, liquidation or winding-up of the Company, Holders shall be entitled to receive, upon surrender of their Warrant Certificates, distributions on an equal basis with the holders of Common Stock or other securities, issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such event, less the Exercise Price. Upon receipt of such payment, if any, the Warrants will expire and the rights of the Holders will cease. In case of any combination described in this paragraph (e), the surviving or acquiring Person and, in the event of any dissolution, liquidation or winding-up of the Company, the Company shall deposit promptly with the Warrant Agent the funds, if any, necessary to pay to the holders of the Warrant the amounts to which they are entitled as described above. After such funds and the surrendered Warrant Certificates are received, the Warrant Agent is required to deliver a check in such amount as is appropriate, as instructed by the Company (or, in the case of consideration other than cash, such other consideration as is appropriate), to such Person or Persons as it may be directed in writing by the Holders surrendering such Warrants. (f) Dividends and Distributions. In the event the Company shall, at any time or from time to time after the date thereof, distribute to all the holders of Common Stock any dividend or other distribution of cash, evidences of its indebtedness, other securities or other properties or assets (in each case other than (i) dividends payable in Common Stock, Options or Convertible Securities or rights to acquire the same and (ii) any cash dividend that, when added to all other cash dividends paid in the same fiscal year prior to the declaration date of such dividend (excluding any such other dividend included in a previous adjustment of the Exercise Price pursuant to this paragraph (f)), does not exceed the greater of (x) the Company's retained earnings as of the end of the prior fiscal year and (y) the Company's net earnings for the prior fiscal year on such declaration date), or any options, warrants or other rights to subscribe for or purchase any of the foregoing, then (A) the Exercise Price shall be decreased to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the Current Market Price per share of Common Stock on the record date for such distribution less the sum of (X) the cash portion, if any, of such distribution per share of Common Stock outstanding (exclusive of any treasury shares) on the record date for such distribution plus (Y) the then fair market value (as determined in good faith by the Board of Directors of the Company) per share of Common Stock outstanding (exclusive of any treasury shares) on the record date for such distribution of that portion, if any, of such distribution consisting of evidences of indebtedness, other securities, properties, assets, options, warrants or subscription or purchase rights, and the denominator of which shall be such Current Market Price per share of Common Stock and (B) the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock so purchasable immediately prior to the record date for such distribution by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment required by clause (A) of this sentence and the denominator of which shall be the Exercise Price in effect immediately after such adjustment (for the purposes of this clause (B) without giving effect to the provisions of Section 10(i)). The adjustments required by this paragraph (f) shall be made whenever any such distribution occurs retroactive to the record date for the determination of stockholders entitled to receive such distribution. (g) Certain Distributions. If the Company shall pay a dividend payable in Options or Convertible Securities or make any other distribution payable in Options or Convertible Securities, then, for purposes of paragraph
(c) above, such Options or Convertible Securities shall be deemed to have been issued or sold without consideration. (h) Consideration Received. If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for consideration other than cash, the amount of the consideration other than cash received by the Company in respect thereof shall be deemed to be the then fair market value of such consideration (as determined in good faith by the Board of Directors of the Company). If any Options shall be issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as is established in good faith by the Board of Directors of the Company. (i) Deferral of Certain
Adjustments. No adjustment to the Exercise Price (including the related adjustment to the number of shares of Common Stock purchasable upon the exercise of each Warrant) shall be required hereunder unless such adjustment, together with other adjustments carried forward as provided below, would result in an increase or decrease of at least one percent of the Exercise Price; provided that any adjustments which by reason of this paragraph (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. No adjustment need be made for a change in the par value of the Common Stock. All calculations under this Section shall be made to the nearest 1/1,000 of one cent or to the nearest 1/1,000 of a share, as the case may be.
(j) Changes in Options and Convertible Securities. If the exercise price provided for in any Options referred to in paragraphs (c) and (d) above, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraphs (c) and (d) above, or the rate at which any Convertible Securities referred to in paragraphs (c) and (d) above are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this
Section 10), the Exercise Price then in effect and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall forthwith be readjusted (effective only with respect to any exercise of any Warrant after such readjustment) to the Exercise Price and number of shares of Common Stock so purchasable that would then be in effect had the adjustment made upon the issuance, sale, distribution or granting of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be, but only with respect to such Options and Convertible Securities as then remain outstanding. (k) Expiration of Options and Convertible Securities. If, at any time after any adjustment to the number of shares of Common Stock purchasable upon the exercise of each Warrant shall have been made pursuant to paragraph (c), (d) or (j) above or this paragraph (k), any Options or conversion rights of Convertible Securities shall have expired unexercised, the number of such shares purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock deemed to have been issued in connection with such Options or Convertible Securities were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or Convertible Securities and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale, distribution or granting of all such Options or Convertible Securities, whether or not exercised; provided that no such readjustment shall have the effect of decreasing the number of such shares so purchasable by an amount (calculated by adjusting such decrease to account for all other adjustments made pursuant to this Section 10 following the date of the original adjustment referred to above) in excess of the amount of the adjustment initially made in respect of the issuance, sale, distribution or granting of such Options or Convertible Securities. (l) Other Adjustments. The Company may at any time reduce the Exercise Price for any period of time (but not less than 20 Business Days) when deemed appropriate by the Board of Directors of the Company, provided that the Exercise Price may not be reduced to an amount that is less than the par value of the Common Stock. In the event that at any time, as a result of an adjustment made pursuant to any provision of this Section 10, the Holders shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of the Warrants and the Exercise Price applicable to such exercise shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 10. SECTION 11. Statement on Warrants. Irrespective of any adjustment in the number or kind of shares issuable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

SECTION 12. No Dilution or Impairment; Capital and Ownership Structure. If any event shall occur as to which the provisions of Section 10 are not strictly applicable but the failure to make any adjustment would adversely affect the purchase rights represented by the Warrants so as to be contrary to the essential intent and principles of such Section, then, in each such case, the Company shall appoint an investment banking firm of recognized national standing that does not have a direct or material indirect financial interest in the Company or any of its subsidiaries, who has not been, and, at the time it is called upon to give independent financial advice to the Company, is not (and none of its directors, officers, employees, affiliates or stockholders are) a promoter, director or officer of the Company or any of its subsidiaries, which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Section 10, necessary to preserve, on a basis consistent with the essential intent and principles established in Section 10, the purchase rights represented by the Warrants. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holders of the Warrants and shall make the adjustments described therein.
                  The  Company  will not, by  amendment  of its  certificate  of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the Warrants against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of the Warrants from time to time outstanding and (b) will not take any action which results in any adjustment of the Exercise Price if the total number of Warrant Shares issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company's certificate of incorporation and available for the purposes of issue upon such exercise. A consolidation, merger, reorganization or transfer of assets involving the Company covered by Sections 10(b) or 10(e) shall not be prohibited by or require any adjustment under this Section 12.

                  It is the intent of this Agreement to provide that, on and as of the Closing Date, the number of Warrant Shares into which the Warrants are exercisable represent approximately 8.7% of the issued and outstanding shares of Common Stock as adjusted pro forma on a fully diluted basis. For purposes of this paragraph, the phrase "on a fully diluted basis" shall include any and all options, warrants or other rights to acquire Common Stock of the Company, whether or not exercisable on the Closing Date but excluding all such options, warrants (other than the Warrants) or other rights to acquire Common Stock at an exercise or conversion price greater than the exercise price of the Warrants as of the Closing Date, as adjusted. If, after the Closing Date the exercise price of the Company's then outstanding warrants, options or convertible securities is reduced to an exercise price equal to or less than the Exercise Price of the Warrants (as it may be adjusted as a result of the same event or circumstance), then the shares of Common Stock issuable upon the exercise or conversion of such warrants, options or convertible securities, as the case may be, will be included in the calculation of the Common Stock on a fully-diluted basis, and the number of Warrant Shares issuable upon exercise of each Warrant automatically shall be adjusted upward by multiplying such number by a fraction , the numerator of which shall be the number of shares of Common Stock outstanding on a fully-diluted basis after such inclusion and the numerator of which shall be the number of shares of Common Stock outstanding on a fully-diluted basis prior to such inclusion; provided, however, that no adjustment shall be made pursuant to this sentence as a result of the completion of the exchange of the Company' s 7% Convertible Subordinated Notes due 2005.

SECTION 13. Fractional Interest. The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of shares of Common Stock acquirable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall direct the Transfer Agent to pay an amount in cash calculated by it to equal the then Current Market Price per share multiplied by such fraction computed to the nearest whole cent less such fraction of the Exercise Price. The Holders, by their acceptance of the Warrant Certificates, expressly waive any and all rights to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock.

SECTION 14. Notices to Warrant Holders; No Rights as Shareholders. Upon any adjustment of the Exercise Price pursuant to Sections 10 or 12, the Company shall promptly thereafter (i) cause to be filed with the Warrant Agent a certificate of a firm of independent public accountants of nationally recognized standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered Holders of the Warrant Certificates or the DTC Participants with interests in the Global Warrant at his/her address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. The Warrant Agent shall be entitled to rely on the above-referenced accountant's certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the number of shares of Common Stock or other stock or property issuable on exercise of the Warrants or the Exercise Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value (or the kind or amount) of any shares of Common Stock or other stock or property which may be issuable on exercise of the Warrants. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other common stock or property upon the exercise of any Warrant.
                  In case:

                  (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

                  (b) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of Common Stock or distributions referred to in Section 10 hereof); or

                  (c) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

                  (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                  (e) the Company proposes to take any other action that would require an adjustment of the Exercise Price or the number of Warrant Shares pursuant to Sections 10 or 12;

then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the registered Holders of the Warrant Certificates at such Holder's address appearing on the Warrant register, at least 20 days (or 10 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up or Change of Control (as defined in the Indenture) is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up or Change of Control. The failure to give the notice required by this Section 14 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or Change of Control or the vote upon any action.

                  Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the Holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

SECTION 15. Merger, Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions of
Section 17. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed (by first class mail, postage prepaid) to each Holder at such Holder's last address as shown on the register maintained by the Warrant Agent pursuant to this Agreement. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

                  In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

SECTION 16. Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders of Warrants, by their acceptance thereof, shall be bound:

                  (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as otherwise provided by the express terms of this Agreement.

                  (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

                  (c) The Warrant Agent may consult at any time with counsel of its own selection (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

                  (d) Before the Warrant Agent acts or refrains from acting, it may require an officer's certificate or an opinion of counsel, or both. The Warrant Agent may conclusively rely and shall incur no liability or responsibility to the Company or to any Holder of any Warrant Certificate for any action taken in reliance on any Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument (whether in its original or facsimile form) believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                  (e) The Company agrees to pay to the Warrant Agent such compensation as shall be agreed upon from time to time in writing for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature reasonably incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and any predecessor Warrant Agent and save it harmless against any and all liabilities, claims, damages, losses and expenses (including taxes other than taxes based on the income of the Warrant Agent) including judgments, reasonable costs and counsel fees and expenses, for anything done or omitted by the Warrant Agent in the execution of this Agreement or arising out of or in connection with its performance of its obligations or duties under this Agreement, except to the extent such liabilities are attributable to its gross negligence or willful misconduct. The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity; provided that the failure by the Warrant Agent to so notify the Company shall not relieve its obligations hereunder. The Company shall defend the claim and the Warrant Agent shall cooperate in the defense. The Warrant Agent may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders of Warrant Certificates shall furnish the Warrant Agent with security and indemnity reasonably satisfactory to it for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as is necessary, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the Holders of the Warrants, as their respective rights or interests may appear.

                  (g) The Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                  (h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence or willful misconduct.

                  (i) The Warrant Agent shall not at any time be under any duty or responsibility to any Holder of any Warrant Certificate to make or cause to be made any adjustment of the Exercise Price or number of the Warrant Shares or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

                  (j) The Warrant Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent.

                  (k) The Warrant Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Warrant Agent and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Warrant Agent, the Warrant Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                  (l) The Warrant Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority of the Warrants relating to the time, method and place of conducting any proceeding for any remedy available to the Warrant Agent, or exercising any trust or power conferred upon the Warrant Agent, under this Agreement with respect to the Warrants.

                  (m) No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (n) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Warrant Agent shall be subject to the provisions of this Section.

                  (o) The Warrant Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Warrant Agent, in its discretion, may make such further inquiry or investigation into such facts or maters as it may see fit, and, if the Warrant Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by any reason of such inquiry or investigation.

                  (p) The Warrant Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Warrant Agent shall not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed with due care by it hereunder.

                  (q) The Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

                  (r) The Warrant Agent shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Warrant Agent has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Warrant Agent at the office of the Warrant Agent, and such notice references the Securities and this Agreement.

                  (s) The rights, privileges, protections, immunities and benefits given to the Warrant Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Warrant Agent in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

SECTION 17. Resignation and Removal of Warrant Agent; Appointment of Successor. No resignation or removal of the Warrant Agent and no appointment of a successor warrant agent shall become effective until the acceptance of appointment by the successor warrant agent as provided herein. The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant Agent's own gross negligence or willful misconduct) after giving written notice to the Company. The Company may remove the Warrant Agent upon written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. The Warrant Agent shall, at the Company's expense, cause to be mailed (by first class mail, postage prepaid) to each Holder of a Warrant at his last address as shown on the register of the Company maintained by the Warrant Registrar a copy of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal, the Company shall appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the resigning Warrant Agent or the Holder of any Warrant may at the expense of the Company apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a corporation doing business under the laws of the United States or any state thereof, in good standing and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such new warrant agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such warrant agent prior to its appointment, provided that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the new warrant agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment, the Company shall give notice thereof to the resigning or removed Warrant Agent. Failure to give any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

SECTION 18. Registration. The Company acknowledges that Holders shall have the registration rights set forth in the Warrant Registration Rights Agreement, a copy of which is attached hereto as Exhibit D. SECTION 19. Reports. (a) So long as any of the Warrants remain outstanding, but only to the extent the Company is required to send such documents to the holders of its outstanding Common Stock, whether or not required by the rules and regulations of the Commission, the Company shall furnish to the registered Holders of the Warrants (and to the beneficial Holders, upon request) (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.
                  Delivery of such reports, information and documents to the Warrant Agent is for informational purposes only and the receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Warrant Agent is entitled to rely exclusively on officers' certificates).

                  (b) The Company shall provide the Warrant Agent with a sufficient number of copies of all reports filed with the Commission pursuant to clause (a) above that the Warrant Agent may be required to deliver to the Holders of the Warrants under this Section 19.

SECTION 20. Rule 144A and Rule 144. The Company hereby agrees with each Holder, for so long as any Registrable Securities remain outstanding, and during any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder of Registrable Securities, to such Holder or beneficial owner of Registrable Securities, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Registrable Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Registrable Securities pursuant to Rule 144.

SECTION 21. Notices to Company and Warrant Agent. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the Holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:
                                    Waste Systems International, Inc.
                                    420 Bedford Street, Suite 300
                                    Lexington, MA  02173
                                    Telecopier No.:  (781) 862-2929
                                    Attention:  Chief Financial Officer

                  In case the Company shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal office of the Warrant Agent.

                  Any notice pursuant to this Agreement to be given by the Company or by the Holder(s) of any Warrant Certificate to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as follows:

                                    IBJ Whitehall Bank & Trust Company
                                    One State Street
                                    New York, NY  10004
                                    Telecopier No.:  (212) 858-2952
                                    Attention:  Corporate Trust Department

SECTION 22. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way materially adversely affect the interests of any Holder of Warrant Certificates. Any amendment or supplement to this Agreement that has an adverse effect on the interests of Holders shall require the written consent of Holders representing a majority of the then outstanding Warrants (excluding Warrants held by the Company or any of its Affiliates). The consent of each Holder of a Warrant affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided by this Agreement) or the exercise period with respect to the Warrants would be shortened. The Warrant Agent shall be entitled to receive and, subject to Section 16, shall be fully protected in relying upon, an officers' certificate and opinion of counsel as conclusive evidence that any such amendment or supplement is authorized or permitted hereunder, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

SECTION 23. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder. SECTION 24. Termination. This Agreement (other than the Company's obligations with respect to Warrants previously exercised, with respect to Section 16(e) hereof and with respect to indemnification under Section 17) shall terminate at 5:00 p.m., New York City time on the Expiration Date. SECTION 25. Governing Law. THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES. SECTION 26. Benefits of This Agreement.
(a) Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the Holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders of the Warrant Certificates.
                  (b) Prior to the exercise of the Warrants, no Holder of a Warrant Certificate, as such, shall be entitled to any rights of a stockholder of the Company, including, without limitation, the right to receive dividends or subscription rights, the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of stockholders for the election of directors of the Company or any other matter or to receive any notice of any proceedings of the Company, except as may be specifically provided for herein. The Holders of the Warrants are not entitled to share in the assets of the Company in the event of the liquidation, dissolution or winding up of the Company's affairs.

                  (c) All rights of action in respect of this Agreement are vested in the Holders of the Warrants, and any Holder of any Warrant, without the consent of the Warrant Agent or the Holder of any other Warrant, may, on such Holder's own behalf and for such Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder's rights hereunder, including the right to exercise, exchange or surrender for purchase such Holder's Warrants in the manner provided in this Agreement.

SECTION 27. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                       WASTE SYSTEMS INTERNATIONAL, INC.


                                      By:
                                      Name:
                                      Title:












IBJ WHITEHALL BANK & TRUST COMPANY, as Warrant Agent


By:
     (Authorized Signature)

                                         Warrant Agreement Signature Pages

================================================================================
                                            A-7
================================================================================
                                            A-1
                                         EXHIBIT A
                                  [Form of Warrant Certificate]

                                           [Face]

No. ______                                                        ____ Warrants
CUSIP No. _______
                                  Warrant Certificate

                           Waste Systems International, Inc.

                  This Warrant Certificate certifies that Cede & Co., or its registered assigns, is the registered holder of Warrants expiring March 2, 2004 (the "Warrants") to purchase Common Stock, par value $0.01 (the "Common Stock"), of Waste Systems International, Inc. a Delaware corporation (the "Company"). Each Warrant entitles the registered holder upon exercise at any time from 9:00 a.m. New York City Time on September 2, 1999 (the "Exercise Date") until 5:00 p.m. New York City Time on March 2, 2004, to receive from the Company _________ fully paid and nonassessable shares of Common Stock (the "Warrant Shares") at the initial exercise price (the "Exercise Price") of $6.25 per share payable upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

                  No Warrant may be exercised after 5:00 p.m., New York City Time on March 2, 2004, and to the extent not exercised by such time such Warrants shall become void.

                  Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                  This   Warrant   Certificate   shall   not  be  valid   unless
countersigned  by the  Warrant  Agent,  as such  term  is  used  in the  Warrant
Agreement.

                  This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its duly authorized officer, each by a signature or a facsimile thereof.

Dated:  March 2, 1999
                                          WASTE SYSTEMS INTERNATIONAL, INC.


                                      By:  ____________________________________
                                      Name:
                                     Title:
Countersigned:

IBJ WHITEHALL BANK & TRUST COMPANY
as Warrant Agent


Dated:


By:
         Authorized Signature

                               [Form of Warrant]

                                   [Reverse]

THIS GLOBAL WARRANT IS HELD BY THE DEPOSITARY (AS DEFINED IN THE WARRANT AGREEMENT GOVERNING THIS WARRANT) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT(I) THE WARRANT AGENT MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.5 OF THE WARRANT AGREEMENT, (II) THIS GLOBAL WARRANT MAY BE EXCHANGED OR TRANSFERRED PURSUANT TO SECTIONS 3.5(a), 3.6 AND 3.7 OF THE WARRANT AGREEMENT AND (III) THIS GLOBAL WARRANT MAY BE DELIVERED TO THE WARRANT AGENT FOR CANCELLATION PURSUANT TO SECTION 3.8 OF THE WARRANT AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE
ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY (1) BY ITS ACQUISITION HEREOF REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND (2) IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (X) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
(i)(a)  TO  A  PERSON  WHOM  THE  SELLER  REASONABLY  BELIEVES  IS  A  QUALIFIED
INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, OR (c) IN ACCORDANCE WITH ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (ii) TO THE COMPANY OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (Y) THE HOLDER WILL, AND WILL REQUIRE EACH SUBSEQUENT HOLDER TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (X) ABOVE.

THE WARRANT AGREEMENT CONTAINS A PROVISION REQUIRING THE WARRANT AGENT TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.

         Unless and until it is exchanged in whole or in part for Warrants in certificated form, this Warrant may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor depositary or a nominee of such successor depositary. The Depository Trust Company ("DTC"), (55 Water Street, New York, New York) shall act as the Depositary until a successor shall be appointed by the Company and the Warrant Agent.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring March 2, 2004 entitling the holder on exercise to receive shares of Common Stock, par value $0.01, of the Company (the "Common Stock"), and are issued or to be issued pursuant to a Warrant Agreement dated as of March 2, 1999 (the "Warrant Agreement"), duly executed and delivered by the Company to IBJ Whitehall Bank & Trust Company as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Warrant Agreement.

         Warrants may be exercised at any time from 9:00 a.m. New York City Time on September 2, 1999 and until 5:00 p.m. New York City Time on March 2, 2004. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price at the office of the Warrant Agent, all in accordance with the Warrant Agreement. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

         The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof and/or the number of shares of Common Stock issuable upon the exercise of each Warrant shall, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

         The Warrant Agreement, together with the Warrant Registration Rights Agreement referred to therein, provides that the Company shall be bound by certain registration obligations with respect to the Common Stock issuable upon exercise of the Warrants.

         Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

         The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                        Form of Election to Purchase]

               (To Be Executed Upon Exercise Of Warrant)

                  The  undersigned  hereby  irrevocably  elects to exercise  the right, represented by this Warrant Certificate, to receive __________ shares of Common Stock and herewith tenders payment for such shares to the order of Waste Systems International, Inc., in the amount of $_____ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of ______________, whose address is _________ and that such shares be delivered to ______________, whose address is _________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ______________, whose address is ___________, and that such Warrant Certificate be delivered to whose address is
-----------.

                                          -------------------------------------
                                           Signature
                                           Date:




                                          --------------------------------------
                                         Signature Guaranteed

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                   SCHEDULE OF EXCHANGES OF INTERESTS OF GLOBAL WARRANT

The following exchanges of a part of this Global Warrant have been made:

 Date of Exchange     Amount of decrease in      Amount of increase in       Number of Warrants in         Signature of
                      Number of warrants in   Number of Warrants in this      this Global Warrant      authorized signatory
                       this Global Warrant          Global Warrant          following such decrease      of Warrant Agent
                                                                                  or increase
-------------------- ------------------------ ---------------------------- -------------------------- ------------------------

                                                         B-1
                                                     EXHIBIT B

                                          FORM OF CERTIFICATE OF TRANSFER

Waste Systems International, Inc.
420 Bedford Street, Suite 300
Lexington, MA  02173

[Warrant Registrar address block]

                  Re:  Warrants

                  Reference is hereby made to the Warrant Agreement, dated as of March 2, 1999 (the "Warrant Agreement"), between Waste Systems International, Inc., as issuer (the "Company"), and IBJ Whitehall Bank & Trust Company, as warrant agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Warrant Agreement.

                  _____________________, (the "Transferor") owns and proposes to transfer the Warrant[s] or interest in such Warrant[s] specified in Annex A hereto, in the amount of _________ shares in such Warrant[s] (the "Transfer"), to _________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                                              [CHECK ALL THAT APPLY]

                  1. Check if Transferee will take delivery of a beneficial interest in the Restricted Global Warrant or a Restricted Definitive Warrant Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Warrant is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Warrant for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Warrant Agreement, the transferred beneficial interest or Definitive Warrant will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Warrant and/or the Restricted Definitive Warrant and in the Warrant Agreement and the Securities Act.

         2. Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Warrant pursuant to any provision of the Securities Act or any Rule thereunder other than Rule 144A. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in the Restricted Global Warrant and Restricted Definitive Warrants and pursuant to and in accordance with the Securities Act and the Rules and Regulations promulgated thereunder, and any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Warrant Agreement, the transferred beneficial interest or Definitive Warrant will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Warrant and/or the Restricted Definitive Warrant and in the Warrant Agreement and the Securities Act.

                  3. Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Warrant or of an Unrestricted Definitive Warrant.

                  (a) Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Warrant Agreement and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Warrant Agreement and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer, in accordance with the terms of the Warrant Agreement, the transferred beneficial interest or Definitive Warrant will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Warrant, on Restricted Definitive Warrants and in the Warrant Agreement.

                  (b) Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 and in compliance with the transfer restrictions contained in the Warrant Agreement and any applicable blue sky securities laws of any State of the United States and
(ii) the restrictions on transfer contained in the Warrant Agreement and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Warrant Agreement, the transferred beneficial interest or Definitive Warrant will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Warrant or Restricted Definitive Warrants and in the Warrant Agreement.

                  (c) Check if Transfer is Pursuant to a Registration Statement.
(i) The Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Warrant Agreement and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Warrant Agreement, the transferred beneficial interest or Definitive Warrant will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Warrant or Restricted Definitive Warrants and in the Warrant Agreement.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                               ------------------------------------------
                                 [Insert Name of Transferor]


                                      By:  _____________________________________
                                      Name:
                                     Title:
                                     Dated:  _______________________


                              Signature Guaranteed

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

ANNEX A TO CERTIFICATE OF TRANSFER
1.       The Transferor owns and proposes to transfer the following:

                                             [CHECK ONE OF (a) OR (b)]

(a)               a beneficial interest in the Restricted Global Warrant.

(b)               a Restricted Definitive Warrant.

2.       After the Transfer the Transferee will hold:

                                                    [CHECK ONE]

(a)               a beneficial interest in the:

                  (i)               Restricted Global Warrant, or

                  (ii)              Unrestricted Global Warrant, or

(b)               a Restricted Definitive Warrant; or

(c)               an Unrestricted Definitive Warrant,

in accordance with the terms of the Warrant Agreement.

-------------------------------------------------------------------------------
                                  EXHIBIT C
-------------------------------------------------------------------------------
                       FORM OF CERTIFICATE OF EXCHANGE

Waste Systems International, Inc.
420 Bedford Street, Suite 300
Lexington, MA  02173

[Warrant Registrar address block]

                  Re:      Warrants

                  Reference is hereby made to the Warrant Agreement, dated as of March 2, 1999 (the "Warrant Agreement"), between Waste Systems International, Inc., as issuer (the "Company"), and IBJ Whitehall Bank & Trust Company, as warrant agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Warrant Agreement.

                  ________________, (the "Owner") owns and proposes to exchange the Warrant[s] or interest in such Warrant[s] specified herein, in the amount of ______ shares in such Warrant[s] (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

                  1. Exchange of Restricted Definitive Warrants or Beneficial Interests in the Restricted Global Warrant for Unrestricted Definitive Warrants or Beneficial Interests in the Unrestricted Global Warrant.

                  (a) Check if Exchange is from beneficial interest in the Restricted Global Warrant to beneficial interest in the Unrestricted Global Warrant. In connection with the Exchange of the Owner's beneficial interest in the Restricted Global Warrant for a beneficial interest in the Unrestricted Global Warrant in an equal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Warrants and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Warrant Agreement and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in the Unrestricted Global Warrant is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (b) Check if Exchange is from beneficial interest in the Restricted Global Warrant to Unrestricted Definitive Warrant. In connection with the Exchange of the Owner's beneficial interest in the Restricted Global Warrant for an Unrestricted Definitive Warrant, the Owner hereby certifies (i) the Definitive Warrant is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Warrant and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Warrant Agreement and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Warrant is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (c) Check if Exchange is from Restricted Definitive Warrant to beneficial interest in the Unrestricted Global Warrant. In connection with the Owner's Exchange of a Restricted Definitive Warrant for a beneficial interest in the Unrestricted Global Warrant, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Warrants and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Warrant Agreement and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (d) Check if Exchange is from Restricted Definitive Warrant to Unrestricted Definitive Warrant. In connection with the Owner's Exchange of a Restricted Definitive Warrant for an Unrestricted Definitive Warrant, the Owner hereby certifies (i) the Unrestricted Definitive Warrant is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Warrants and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Warrant Agreement and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Warrant is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  2. Exchange of Restricted Definitive Warrants or Beneficial Interests in the Restricted Global Warrant for Restricted Definitiv Warrants or Beneficial Interests in the Restricted Global Warrant.

                  (a) Check if Exchange is from beneficial interest in the Restricted Global Warrant to Restricted Definitive Warrant. In connection with the Exchange of the Owner's beneficial interest in the Restricted Global Warrant for a Restricted Definitive Warrant in a number equal to the number of beneficial interests exchanged, the Owner hereby certifies that the Restricted Definitive Warrant is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Warrant Agreement, the Restricted Definitive Warrant issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Warrant and in the Warrant Agreement and the Securities Act.

                  (b) Check if Exchange is from Restricted Definitive Warrant to beneficial interest in the Restricted Global Warrant. In connection with the Exchange of the Owner's Restricted Definitive Warrant for a beneficial interest in the Restricted Global Warrant, in a number equal to the number of beneficial interests exchanged, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Warrant and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Warrant Agreement, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Warrant and in the Warrant Agreement and the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                   ---------------------------------------
                                          [Insert Name of Transferor]


                                     By:  __________________________________
                                     Name:
                                     Title:
                                     Dated:  _______________________

                   --------------------------------------
                              Signature Guaranteed

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.




                                             D-9
                                             D-1
                                       EXHIBIT D

                  FORM OF WARRANT REGISTRATION RIGHTS AGREEMENT

EXHIBIT 4.3
------------


                       NOTE REGISTRATION RIGHTS AGREEMENT


                  THIS NOTE REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of March 2, 1999, among Waste Systems International, Inc., a Delaware corporation (the "Company") and the subsidiaries of the Company set forth in Schedule I hereto and as defined in the Indenture (the "Subsidiary Guarantors") on the one hand, and First Albany Corporation (the "Initial Purchaser") on the other hand.

                  This Agreement is made pursuant to the Purchase Agreement dated March 2, 1999 among the Company, the Subsidiary Guarantors and the Initial Purchaser (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchaser of 10,000 Units, each consisting of $10,000 principal amount of the Company's 11 1/2% Senior Notes due 2005 (the "Notes") and 150 Warrants to purchase one share of the Company's common stock, par value $.01 per share, per warrant. In order to induce the Initial Purchaser to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchaser and its direct and indirect transferees and assigns the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to closing under the Purchase Agreement.

                  In consideration of the foregoing, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

         "Closing Date" shall mean the Closing Date as defined in the Purchase Agreement.

         "Commission" shall mean the Securities and Exchange Commission.

         "Company" shall have the meaning set forth in the preamble of this Agreement and also includes the Company's successors.

         "Depositary" shall mean The Depository Trust Company, or any other depositary appointed by the Company, provided, however, that any such depositary must have an address in the Borough of Manhattan, in the City of New York.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

         "Exchange Notes" shall mean 11 1/2% Series B Senior Notes due 2005 issued by the Company under the Indenture containing terms identical to the Notes (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Notes or, if no such interest has been paid, from March 2, 1999, (ii) the transfer restrictions thereon shall be eliminated and (iii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated) to be offered to Holders of Notes in exchange for Notes pursuant to the Exchange Offer.

         "Exchange Offer" shall mean the exchange offer by the Company of Exchange Notes for Registrable Notes pursuant to Section 2(a) hereof.

         "Exchange Offer Registration" shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

         "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         "Holders" shall mean the Initial Purchaser, for so long as it owns any Registrable Notes, and each of its successors, assigns and direct and indirect transferees who become registered owners of Registrable Notes under the Indenture.

         "Indenture" shall mean the Indenture relating to the Notes dated as of March 2, 1999 among the Company, the Subsidiary Guarantors of the Company and IBJ Whitehall Bank & Trust Company, a New York banking corporation, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

         "Initial Purchaser" shall have the meaning set forth in the preamble of this Agreement.

         "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Notes; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Company or any of its affiliates (as such term is defined in Rule 405 under the Securities Act) (other than the Initial Purchaser or subsequent holders of Registrable Notes if such subsequent holders are deemed to be such affiliates solely by reason of their holding of such Registrable Notes) shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage or amount.

         "Offering Memorandum" shall mean any offering memorandum (whether the preliminary offering memorandum or the final offering memorandum, or any amendments or supplements to either such document), that has been prepared and delivered by the Company to the Initial Purchaser in connection with the offering and resale of the Units consisting of the Notes and the Warrants to purchase shares of the Company's common stock.

         "Person" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

         "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Notes covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

         "Purchase Agreement" shall have the meaning set forth in the preamble of this Agreement.

         "Registrable Notes" shall mean the Notes; provided, however, that the Notes shall cease to be Registrable Notes when (i) a Registration Statement with respect to such Notes shall have been declared effective under the Securities Act and such Notes shall have been disposed of pursuant to such Registration Statement, (ii) such Notes shall have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act, (iii) such Notes shall have ceased to be outstanding or (iv) such Notes have been exchanged for Exchange Notes upon consummation of the Exchange Offer.

         "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all Commission, stock exchange or National Association of Securities Dealers, Inc. ("NASD") registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state or other securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with state or other securities or blue sky qualification of any of the Exchange Notes or Registrable Notes), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, certificates representing the Exchange Notes and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Notes on any securities exchange or exchanges, (vi) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vii) the reasonable fees and disbursements of counsel for the Company and the reasonable fees and disbursements (including the expenses of preparing and distributing any underwriting or securities sales agreement) of one counsel (in addition to appropriate local counsel) for the Holders (which counsel shall be selected in writing by the Majority Holders), (viii) the fees and expenses of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (ix) the fees and expenses of a "qualified independent underwriter" as defined by Conduct Rule 2720 of the NASD (if required by the NASD rules) in connection with the offering of the Registrable Securities, (x) the fees and expenses of the trustee, including its counsel, and any escrow agent or custodian, and (xi) any fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained by the Company in connection with any Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Notes by a Holder.

         "Registration Statement" shall mean any registration statement of the Company which covers any of the Exchange Notes or Registrable Notes pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

         "Shelf  Registration"  shall mean a registration  effected  pursuant to
Section 2(b) hereof.

         "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2(b) of this Agreement which covers all of the then Registrable Notes on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         "Trustee" shall mean the trustee with respect to the Notes and the Exchange Notes under the Indenture.

         "Warrant Registration Rights Agreement" shall mean the registration rights agreement, dated as of March 2, 1999, by and among the Company, the Subsidiary Guarantors and the Initial Purchaser.

2.                Registration Under the Securities Act.

(a) Exchange Offer Registration. To the extent not prohibited by any applicable law or applicable interpretation of the staff of the Commission, the Company shall (A) file on or prior to the 180th calendar day following the Closing Date an Exchange Offer Registration Statement covering the offer by the Company to the Holders of Exchange Notes with terms identical to the Notes (except that such Exchange Notes will not bear legends or contain terms with respect to transfer restrictions) in exchange for all of the Registrable Notes, (B) use its best efforts to cause such Exchange Offer Registration Statement to be declared effective by the Commission on or prior to the 210th calendar day following the Closing Date, (C) use its best efforts to cause such Exchange Offer Registration Statement to remain effective until the closing of the Exchange Offer and (D) use its best efforts to consummate the Exchange Offer on or prior to the 240th calendar day following the Closing Date. Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder (other than Participating Broker-Dealers (as defined in Section 3(f) hereof) eligible and electing to exchange Registrable Notes for Exchange Notes (assuming that such Holder is not an affiliate of the Company within the meaning of Rule 405 under the Securities Act, acquires the Exchange Notes in the ordinary course of such Holder's business and has no arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing the Exchange Notes) to trade such Exchange Notes from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States. For each Note surrendered to the Company pursuant to the Registered Exchange Offer, the Holder of such Note will receive an Exchange Note having a principal amount equal to that of the surrendered Note. The Exchange Notes will be issued under the Indenture.

                  In connection with the Exchange Offer, the Company shall:

(i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(ii) keep the Exchange Offer open for not less than 20 business days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

(iii) use the services of the Depositary for the Exchange Offer with respect to Notes evidenced by global certificates;

(iv) permit Holders to withdraw tendered Registrable Notes at any time prior to the close of business, New York City time, on the last business day on which the Exchange Offer shall remain open, by sending to the institution specified in the notice a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Notes delivered for exchange, and a statement that such Holder is withdrawing his election to have such Notes exchanged; and (v) otherwise comply in all respects with all applicable laws relating to the Exchange Offer.
                  As soon as practicable after the close of the Exchange Offer, the Company shall:

(i) accept for exchange Registrable Notes duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which is an exhibit thereto;

(ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Notes so accepted for exchange by the Company; and

(iii) cause the Trustee promptly to authenticate and deliver Exchange Notes to each Holder of Registrable Notes equal in amount to the Registrable Notes of such Holder so accepted for exchange.
                  Interest on each Exchange Note will accrue from the last date on which interest was paid on the Registrable Notes surrendered in exchange therefor or, if no interest has been paid on the Registrable Notes, from March 2, 1999. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the staff of the Commission. Each Holder of Registrable Notes (other than Participating Broker-Dealers) who wishes to exchange such Registrable Notes for Exchange Notes in the Exchange Offer shall have represented that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of business, (ii) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes, (iii) it is not an affiliate (as defined in Rule 405 under the Securities Act) of the Company, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable and (iv) it is not acting on behalf of any person who could not make the representations in clauses (i) through (iii). The Company shall inform the Initial Purchaser of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchaser shall have the right to contact such Holders and otherwise facilitate the tender of Registrable Notes in the Exchange Offer.

                  If the Company effects the Registered Exchange Offer, it will be entitled to close such offer at the close of business 20 business days after commencement thereof provided that it has accepted all Notes theretofore validly tendered in accordance with the terms of the Registered Exchange Offer. Notes not tendered in the Exchange Offer shall bear interest at the rate specified in the Offering Memorandum and be subject to all of the terms and conditions specified in the Indenture and to the transfer restrictions described therein.

(b) Shelf Registration. (i) If, because of any change in law or applicable interpretations thereof by the staff of the Commission, the Company is not permitted to effect the Exchange Offer as contemplated by Section 2(a) hereof, or (ii) if for any other reason the Exchange Offer cannot be consummated within 240 calendar days following the Closing Date, or (iii) if any Holder (other than the Initial Purchaser) is not eligible to participate in the Exchange Offer or does not receive freely tradable Exchange Notes in the Exchange Offer or (iv) upon the request of the Initial Purchaser (with respect to any Registrable Notes which it acquired directly from the Company) following the consummation of the Exchange Offer if the Initial Purchaser shall hold Registrable Notes which it acquired directly from the Company and if the Initial Purchaser is not permitted, in the opinion of counsel to the Initial Purchaser, pursuant to applicable law or applicable interpretation of the staff of the Commission to participate in the Exchange Offer, the Company shall, at its cost:

(A) as promptly as practicable, file with the Commission a Shelf Registration Statement relating to the offer and sale of the then outstanding Registrable Notes by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders of such Registrable Notes and set forth in such Shelf Registration Statement;

(B) use its best efforts to cause such Shelf Registration Statement to be declared effective by the Commission under the Securities Act; (C) use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders until the earlier of (i) the time when the Notes covered by the Shelf Registration Statement can be sold pursuant to Rule 144 under the Securities Act without any limitations under clauses (c), (e), (f) and (h) of Rule 144 and (ii) two years from the Closing Date; and (D) notwithstanding any other provisions hereof, use its best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
                  The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement if reasonably requested by the Majority Holders with respect to information relating to the Holders and otherwise as required by Section 3(b) below, to use all reasonable efforts to cause any such supplement or amendment to become effective and such Shelf Registration to become usable as soon as practicable thereafter and to furnish to the Holders of Registrable Notes copies of any such supplement or amendment promptly after its being used or filed with the Commission.

(c) Expenses. The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) and 2(b). Each Holder shall pay all expenses of its counsel other than as set forth in the preceding sentence, underwriting discounts and commissions (prior to the reduction thereof with respect to selling concessions, if any) and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Notes pursuant to the Shelf Registration Statement.

(d) Effective Registration Statement. (i) The Company will be deemed not to have used its best efforts to cause a Registration Statement to become, or to remain, effective during the requisite period if the Company voluntarily takes any action that would result in any such Registration Statement not being declared effective or in the Holders of Registrable Notes covered thereby not being able to exchange or offer and sell such Registrable Notes during that period unless
(A) such action is required by applicable law or (B) such action is taken by the Company in good faith and for valid business reasons (but not including avoidance of the Company's obligations hereunder), including a material corporate transaction, so long as the Company promptly complies with the requirements of Section 3(k) hereof, if applicable. (ii) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf
         Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the Commission; provided, however, that if, after it has been declared effective, the offering of Registrable Notes pursuant to a Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, such Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Notes pursuant to such Registration Statement may legally resume.

(e) Increase in Interest Rate. In the event that either (i) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 180th calendar day following the Closing Date, or (ii) the Exchange Offer Registration Statement is not declared effective on or prior to the 210th calendar day following the Closing Date, or (iii) the Exchange Offer is not consummated on or prior to the 240th calendar day following the Closing Date or a Shelf Registration Statement with respect to the Registrable Notes is not declared effective on or prior to the 240th calendar day following the Closing Date, or
(iv) either (A) the Exchange Offer Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (B) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the Closing Date, the interest rate borne by the Notes shall be increased on the outstanding principle amount of the Notes by an amount equal to 0.50% per annum following such 180-day period in the case of clause (i) above, following such 210-day period in the case of clause (ii) above, following such 240-day period in the case of clause (iii) above, or immediately in the case of clause (iv) above. Such additional interest will be payable at the same time and in the same manner as interest is payable on the Notes. Upon (w) the filing of the Exchange Offer Registration Statement after the 180-day period described in clause (i) above, (x) the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 240-day period described in clause (iii) above, (y) the effectiveness of the Exchange Offer Registration Statement after the 210-day period described in clause (ii) above or (z) the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement following an event described in clause (iv) above, the interest rate borne by the Notes from the date of such filing, effectiveness or consummation, as the case may be, will be reduced to the original interest rate if the Company is otherwise in compliance with this paragraph; provided, however, that, if after any such reduction in interest rate, an event specified in clauses (i), (ii), (iii) or (iv) above occurs, the interest rate will again be increased by an amount equal to 0.50% per annum and thereafter reduced pursuant to the foregoing conditions.

         If the Company issues a notice that the Shelf Registration Statement is unusable pending the announcement of a material corporate transaction or otherwise pursuant to Section 3(k) of this Agreement, or such a notice is required under applicable securities laws to be issued by the Company, and the aggregate number of days in any consecutive twelve-month period for which all such notices are issued or required to be issued exceeds 30 days in the aggregate, then the interest rate borne by the Notes will be increased by 0.50% per annum following the date that such Shelf Registration Statement ceases to be usable beyond the 30-day period permitted above. Upon the Company declaring that the Shelf Registration Statement is usable after the interest rate has been increased pursuant to the preceding sentence, the interest rate borne by the Notes will be reduced to the original interest rate if the Company is otherwise in compliance with Section 2(e) of this Agreement, provided, however, that if after any such reduction in interest rate the Shelf Registration Statement again ceases to be usable beyond the period permitted above, the interest rate will again be increased and thereafter reduced pursuant to the foregoing provisions.

         Notwithstanding the foregoing, in no event shall the interest rate borne by the Notes be increased pursuant to this Section 2(e) or Section 3(b) of the Warrant Registration Rights Agreement by an amount which exceeds an aggregate of 0.50% per annum above the otherwise applicable per annum interest rate.

(f) Specific Enforcement. Without limiting the remedies available to the Initial Purchaser and the Holders, the Company acknowledges that any failure by the Company to comply with its respective obligations under Sections 2(a) and 2(b) hereof may result in material irreparable injury to the Initial Purchaser or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchaser or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 2(a) and 2(b) hereof.

3. Registration Procedures. In connection with the obligations of the Company with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, the Company shall:

(a) (i) prepare and file with the Commission a Registration Statement, within the time period specified in Section 2, on the appropriate form under the Securities Act, which form (A) shall be selected by the Company, (B) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Notes by the selling Holders thereof and (C) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the Commission to be filed therewith, and (ii) use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

(b) (i) prepare and file with the Commission such amendments and post-effective amendments to (A) the Exchange Offer Registration Statement as may be necessary under applicable law to keep such Exchange Offer Registration Statement effective for the period required to comply with Section 2(a) (except to the extent the Company is unable to consummate the Exchange Offer and the Company complies with Section 2(b), subject in all respects to Section 3(f) hereof), and
(B) the Shelf Registration Statement as may be necessary under applicable law to keep such Shelf Registration Statement effective for the period required pursuant to Section 2(b) hereof; (ii) cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and (iii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof; (c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Notes, at least ten days prior to filing, that a Shelf Registration Statement with respect to the Registrable Notes is being filed and advising such Holders that the distribution of Registrable Notes will be made in accordance with the method elected by the Majority Holders; (ii) furnish to each Holder of Registrable Notes, to counsel for the Initial Purchaser, to counsel for the Holders and to each underwriter of an underwritten offering of Registrable Notes, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits (including those incorporated by reference) in order to facilitate the public sale or other disposition of the Registrable Notes; and (iii) subject to the last paragraph of Section 3, hereby consented to the use of the Prospectus, including each preliminary Prospectus, or any amendment or supplement thereto by each of the selling Holders of Registrable Notes in connection with the offering and sale of the Registrable Notes covered by the Prospectus or any amendment or supplement thereto; (d) use its best efforts to register or qualify the Registrable Notes under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Notes covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Notes shall reasonably request by the time the applicable Registration Statement is declared effective by the Commission, keep each such registration or qualification effective during the period such Registration Statement is required to be effective and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Notes owned by such Holder, and to cooperate with the Holders in connection with any filings required to be made with the NASD; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d) or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction if it is not then so subject; (e) in the case of a Shelf Registration, notify each Holder of Registrable Notes and counsel for such Holders promptly and, if requested by such Holder or counsel, confirm such notice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the Commission or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Notes covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to such offering cease to be true and correct in all material respects, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which makes any statement made in such Shelf Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Shelf Registration Statement or Prospectus in order to make the statements in the Shelf Registration Statement, at the time it became effective, not misleading or to make the statements in the Prospectus in the light of the circumstances under which they were made, at the date thereof, not misleading, and (vii) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate; (f) (i) in the case of the Exchange Offer, (A) include in the Exchange Offer Registration Statement a "Plan of Distribution" section covering the use of the Prospectus included in the Exchange Offer Registration Statement by broker-dealers who have exchanged their Registrable Notes for Exchange Notes for the resale of such Exchange Notes, (B) furnish to each broker-dealer who desires to participate in the Exchange Offer, without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such broker-dealer may reasonably request, (C) include in the Exchange Offer Registration Statement a statement that any broker-dealer who holds Registrable Notes acquired for its own account as a result of market-making activities or other trading activities (a "Participating Broker-Dealer"), and who receives Exchange Notes for Registrable Notes pursuant to the Exchange Offer, may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, (D) subject to the last paragraph of Section 3, hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any broker-dealer in connection with the sale or transfer of the Exchange Notes covered by the Prospectus or any amendment or supplement thereto, and (E) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (1) the following provision: "If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Registrable Notes, it represents that the Registrable Notes to be exchanged for Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act"; and (2) a statement to the effect that by a broker-dealer making the acknowledgment described in subclause (1) and by delivering a Prospectus in connection with the exchange of Registrable Securities, the broker-dealer will not be deemed to have admitted that it is an underwriter within the meaning of the Securities Act; and
(ii) to the extent any Participating Broker-Dealer participates in the Exchange Offer, the Company shall use its best efforts to cause to be delivered at the request of an entity representing the Participating Broker-Dealers (which entity shall be the Initial Purchaser, unless it elects not to act as such representative) only one, if any, "cold comfort" letter with respect to the Prospectus in the form existing on the last date for which exchanges are accepted pursuant to the Exchange Offer and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (iii) below; and

(iii) to the extent any Participating Broker-Dealer participates in the Exchange Offer, the Company shall use its best efforts to maintain the effectiveness of the Exchange Offer Registration Statement for a period of 180 days following the closing of the Exchange Offer and make available the Prospectus to any Participating Broker-Dealer; and (iv) the Company shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement as would otherwise be contemplated by Section 3(b), or take any other action as a result of this Section 3(f), for a period exceeding 180 days after the last date for which exchanges are accepted pursuant to the Exchange Offer (as such period may be extended by the Company) and Participating Broker-Dealers shall not be authorized by the Company to, and shall not, deliver such Prospectus after such period in connection with resales contemplated by this
Section 3. (g) (i) in the case of an Exchange Offer, furnish to counsel for the Initial Purchaser and (ii) in the case of a Shelf Registration, furnish to counsel for the Holders of Registrable Notes copies of any request by the Commission or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

(h) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as soon as practicable and provide immediate notice to each Holder of the withdrawal of any such order;
(i) in the case of a Shelf Registration, furnish to each Holder of Registrable Notes, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested); (j) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Notes to facilitate the timely preparation and delivery of certificates  representing  Registrable  Notes  to be sold and not  bearing  any restrictive legends; and cause such Registrable Notes to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least one business day prior to the closing of any sale of Registrable Notes; (k) in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts, each as contemplated by Section 3(e)(vi) hereof, use its best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of such determination and to furnish each Holder such numbers of copies of the Prospectus, as amended or supplemented, as such Holder may reasonably request; (l) obtain a CUSIP number for all Exchange Notes, or Registrable Notes, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Notes or the Registrable Notes, as the case may be, in a form eligible for deposit with the Depositary; (m) (i) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Notes, or Registrable Notes, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the Commission to enable the Indenture to be so qualified in a timely manner; (n) in the case of a Shelf Registration, enter into agreements (including underwriting agreements) and take all other customary and appropriate actions (including those reasonably requested by the Majority Holders) in order to expedite or facilitate the disposition of such Registrable Notes and in such connection whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration: (i) make such representations and warranties to the Holders of such Registrable Notes and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

(ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority in principal amount of the Registrable Notes being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings;
(iii) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the underwriters, if any, and use best efforts to have such letters addressed to the selling Holders of Registrable Notes, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings; (iv) enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Registrable Notes, which agreement shall be in form, substance and scope customary for similar offerings; and (v) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings. The above shall be done at (i) the effectiveness of such Shelf Registration Statement (and, if appropriate, each post-effective amendment thereto) and (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder. In the case of any underwritten offering, the Company shall provide written notice to the Holders of all Registrable Notes of such underwritten offering at least 30 days (or such shorter, reasonable time period as is practicable) prior to the filing of a prospectus supplement for such underwritten offering. Such notice shall (x) if satisfactory to the investment banker or manager of such underwritten offering, offer each such Holder the right to participate in such underwritten offering, (y) specify a date, which shall be no earlier than 10 days following the date of such notice, by which such Holder must inform the Company of its intent to participate in such underwritten offering and (z) include the instructions such Holder must follow in order to participate in such underwritten offering;

(o) in the case of a Shelf Registration, make available for inspection by representatives of the Holders of the Registrable Notes and any underwriters participating in any disposition pursuant to a Shelf Registration Statement and any counsel or accountant retained by such Holders or underwriters, at reasonable times and in a reasonable manner, all financial and other records, pertinent corporate documents and properties of the Company reasonably requested by any such persons, and cause the respective officers, directors, employees, and any other agents of the Company to supply all information reasonably requested by any such representative, underwriter, special counsel or accountant in connection with such Shelf Registration Statement; provided, however, that such Persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such Persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to Federal securities laws in connection with the filing of such Shelf Registration Statement or the use of any Prospectus), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such Person or (iv) such information becomes available to such Person from a source other than the Company and its Subsidiary Guarantors and such source is not bound by a confidentiality agreement; and provided, further, that the foregoing investigation shall be coordinated on behalf of the Holders by one representative designated by and on behalf of such Holders and any such confidential information shall be available from such representative to such Holders so long as any Holder agrees to be bound by such confidentiality agreement;

(p) (i) a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to a Prospectus, provide copies of such document to the Initial Purchaser, and, subject to the rights of the Company to issue the notice contemplated contemplated by Section 3(k) hereof and suspend the use of the Registration Statement and Prospectus under Section 2(e) hereof, make such changes in any such document prior to the filing thereof as the Initial Purchaser or its counsel may reasonably request; (ii) in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Holders of Registrable Notes, to the Initial Purchaser, to counsel on behalf of the Holders and to the underwriter or underwriters of an underwritten offering of Registrable Notes, if any, and, subject  to  the  rights  of  the  Company  to  issue  the  notice  contemplated contemplated by Section 3(k) hereof and suspend the use of the Registration Statement and Prospectus under Section 2(e) hereof, make such changes in any such document prior to the filing thereof as the Holders of Registrable Notes, the Initial Purchaser on behalf of such Holders, their counsel or any underwriter may reasonably request; and (iii) cause the representatives of the Company to be available for discussion of such document as shall be reasonably requested by the Holders of Registrable Notes, the Initial Purchaser on behalf of such Holders, their counsel or any underwriter and shall not at any time make any filing of any such document of which such Holders, the Initial Purchaser on behalf of such Holders, their counsel or any underwriter shall not have previously been advised and furnished a copy or to which such Holders, the Initial Purchaser on behalf of such Holders, their counsel or any underwriter shall reasonably object, each of which actions in this clause (iii) by the Holders shall be coordinated by one representative for all the Holders at reasonable  times  and  in a  reasonable  manner;  (q) in the  case  of a  Shelf
Registration, use its best efforts to cause all Registrable Securities to be listed on any securities exchange on which similar debt securities issued by the Company are then listed if requested by the Majority Holders or by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any; (r) in the case of a Shelf Registration, unless the rating in effect for the Notes applies to the Exchange Notes and the Notes to be sold pursuant to a Shelf Registration, use its best efforts to cause the Registrable Notes to be rated with the appropriate rating agencies, if so requested by the Majority Holders or by the underwriter or underwriters of an underwritten offering of Registrable Notes, if any, unless the Registrable Notes are already so rated; (s) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and (t) cooperate and assist in any filings required to be made with the NASD.

                  In the case of a Shelf Registration Statement, the Company may (as a condition to such Holder's participation in the Shelf Registration) require each Holder of Registrable Notes to furnish to the Company such information regarding such Holder and the proposed distribution by such Holder of such Registrable Notes and make such representations, in each case, as the Company may from time to time reasonably request in writing.

                  In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(ii)-(vii) hereof, such Holder will forthwith discontinue disposition of Registrable Notes pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 3(k) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Notes current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Notes pursuant to a Shelf Registration Statement as a result of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(vi) hereof, the Company shall be deemed to have used its best efforts to keep the Shelf Registration Statement effective during such period of suspension provided that the Company shall use its best efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to the Shelf Registration Statement and shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions.

4. Underwritten Registrations. If any of the Registrable Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Majority Holders of such Registrable Notes included in such offering and shall be reasonably acceptable to the Company.

                  No Holder of Registrable Notes may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Notes on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

5. Indemnification and Contribution. (a) The Company and each Subsidiary Guarantor, jointly and severally, agree to indemnify and hold harmless each Holder and each person, if any, who controls any Holder within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Holder or such controlling person may become subject under the Securities Act, the
Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i) any untrue statement or alleged untrue statement made by the Company or any of the Subsidiary
         Guarantors of any material fact contained in the Offering Memorandum,

(ii) any untrue statement or alleged untrue statement of any material fact contained in (A) any Registration Statement or Prospectus or any amendment or supplement thereto or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Registrable Notes or Exchange Notes under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application"), or (iii) the omission or alleged omission to state in any Registration Statement or Prospectus or any amendment or supplement thereto, or any Application a material fact required to be stated in such Registration Statement or necessary to make the statements in such Registration Statement, at the time it became effective, not misleading, or required to be stated in such Prospectus or any supplement or amendment thereto or necessary to make the statements in such Prospectus, at the date thereof, in the light of the circumstances under which they were made, not misleading, and will reimburse, as incurred, each Holder and each such controlling person for any legal or other expenses reasonably incurred by such Holder or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company and each Subsidiary Guarantor, jointly and severally, will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement or Prospectus or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information relating to any Holder furnished to the Company by such Holder specifically for use therein. The foregoing indemnification with respect to any preliminary Prospectus or final Prospectus shall not inure to the benefit of any Holder (or to the benefit of any person controlling such Holder) if the person asserting any such losses, claims, damages, liabilities or expenses was not sent or delivered a copy of the final Prospectus (or the final Prospectus as amended or supplemented) at or prior to the written confirmation of the sale of Notes to such person and if the untrue statement or omission of a material fact contained in such preliminary Prospectus was corrected in the final Prospectus (or the final Prospectus as amended or supplemented) unless such corrected final Prospectus was not sent or delivered because the Company failed to timely provide such Holder with sufficient copies of such corrected final Prospectus. This indemnity agreement will be in addition to any liability which the Company and each Subsidiary Guarantor, jointly and severally, may otherwise have to any Holder or to any person who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(b) Each Holder, severally and not jointly, agrees, by acquiring any Notes, to indemnify and hold harmless the Company, each of its directors, each of its executive officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company, any such director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or Prospectus or any amendment or supplement thereto or any Application or (ii) the omission or alleged omission to state in any Registration Statement or Prospectus or any amendment or supplement thereto, or any Application a material fact required to be stated in such Registration Statement or necessary to make the statements in such Registration Statement, at the time it became effective, not misleading, or required to be stated in such Prospectus or any supplement or amendment thereto or necessary to make the statements in such Prospectus, at the date thereof, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information relating to any Holder furnished to the Company by such Holder specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or any action in respect thereof. In no event shall any Holder, its directors, officers or any person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Registrable Notes pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Registrable Notes and (ii) the amount of any damages that such Holder, its directors, officers or any person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. This indemnity agreement will be in addition to any liability which such Holder may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 5, notify the indemnifying party of the commencement thereof in writing; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 5. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume and control the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by such Holder in the case of paragraph (a) of this Section 5, representing the indemnified parties under such paragraph (a) who are parties to such action or actions) or (ii) the indemnifying party does not promptly retain counsel satisfactory to the indemnified party or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party. No indemnifying party shall (A) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent
(1) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on account of any indemnified party, or (B) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 5 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or
(ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Holder, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to above shall be deemed to include, subject to the limitations set forth in Section 5(b), any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments.
         The Company, each Subsidiary Guarantor and each Holder agree that it would not be just and equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (d). Notwithstanding any other provision of this paragraph
(d), no Holder shall be obligated to make contributions hereunder that in the aggregate exceed the total public offering price of the Registrable Notes purchased by such Holder under this Agreement, less the aggregate amount of any damages that such Holder has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section are several in proportion to the respective principal amount of Registrable Notes held by each Holder hereunder and not joint. For purposes of this paragraph (d), each person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Holder, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

(e) The Issuer and each of the Subsidiary Guarantors agree that the indemnity and contribution provisions of this Section 5 shall apply to the Initial Purchaser to the same extent, on the same conditions, as they apply to the Holders.

(f) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions of this Agreement, including, without limitation, the provisions of this Section 5, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 5 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act. The parties are advised that federal or state policy, as interpreted by the courts in certain jurisdictions, may be contrary to certain provisions of this Section 5, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 5 and further agree not to attempt to assert any such defense. 6. Miscellaneous. (a) Rule 144 and Rule 144A. For so long as the Company is subject to the reporting requirements of Sections 13 or 15 of the Exchange Act, the Company covenants that it will file the reports required to be filed by it under Sections 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the Commission thereunder. The Company further covenants that if it ceases to be so required to file such reports, it will upon the request of any Holder of Registrable Notes (i) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the Securities Act, (ii) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the Securities Act and it will take such further action as any Holder of Registrable Notes may reasonably request, and (iii) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Notes without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (y) Rule 144A under the Securities Act, as such Rule may be amended from time to time, or (z) any similar rules or regulations hereafter adopted by the Commission. Upon the request of any Holder of Registrable Notes, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

(b) No Inconsistent Agreements. The Company has not entered into nor will the Company on or after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

(c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Notes affected by such amendment, modification, supplement, waiver or departure; provided, however, that no amendment, modification, supplement or waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Notes unless consented to in writing by such Holder. (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder (other than the Initial Purchaser), at the most current address set forth on the records of the Registrar under the Indenture,
(ii) if to the Initial Purchaser, at the most current address given by such Initial Purchaser to the Company by means of a notice given in accordance with the provisions of this Section 6(d), which address initially is the address set forth in the Purchase Agreement; and (iii) if to the Company, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(d).
                  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

                  Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Notes, in any manner, whether by operation of law or otherwise, such Registrable Notes shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Notes, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

(f) Third Party Beneficiary. Each of the Holders shall be third party beneficiaries to the agreements made hereunder between the Company on the one hand, and the Initial Purchaser, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.
(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS. (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                          WASTE SYSTEMS INTERNATIONAL, INC.


                                                     By:
                                                           Name:
                                                           Title:

                                          WSI MEDICAL WASTE SYSTEMS, INC.


                                                     By:
                                                           Name:
                                                           Title:

                                          BIOSAFE SYSTEMS, INC.


                                                     By:
                                                           Name:
                                                           Title:

                                          WSI NEW YORK HOLDINGS, INC.


                                                     By:
                                                           Name:
                                                           Title:

                                          WSI OF NEW YORK, INC.


                                                     By:
                                                           Name:
                                                           Title:

                                          WSI VERMONT HOLDINGS, INC.


                                                     By:
                                                           Name:
                                                           Title:

                                           WSI OF VERMONT, INC.


                                                     By:
                                                           Name:
                                                           Title:

                                            WSI MORETOWN LANDFILL, INC.


                                                     By:
                                                           Name:
                                                           Title:

                                           WSI BURLINGTON TRANSFER STATION, INC.


                                                     By:
                                                           Name:
                                                           Title:

                                        WSI ST. JOHNSBURY TRANSFER STATION, INC.


                                                     By:
                                                           Name:
                                                           Title:

                                          WSI WAITSFIELD TRANSFER STATION, INC.


                                                     By:
                                                           Name:
                                                           Title:

                                              WSI MASSACHUSETTS HOLDINGS, INC.


                                                     By:
                                                           Name:
                                                           Title:

                                              WSI OF MASSACHUSETTS HAULING, INC.


                                                     By:
                                                           Name:
                                                           Title:

                                              WSI OF SOUTH HADLEY, INC.


                                                     By:
                                                           Name:
                                                           Title:

                                              WSI OXFORD TRANSFER STATION, INC.


                                                     By:
                                                           Name:
                                                           Title:

                                              WSI MARYLAND HOLDINGS, INC.


                                                     By:
                                                           Name:
                                                           Title:

                                              WSI PENNSYLVANIA HOLDINGS, INC.


                                                     By:
                                                           Name:
                                                           Title:

                                              WSI OF PENNSYLVANIA, INC.


                                                     By:
                                                           Name:
                                                           Title:

                                              WSI SANDY RUN LANDFILL, INC.


                                                     By:
                                                           Name:
                                                           Title:

                                             WSI ALTOONA TRANSFER STATION, INC.


                                                     By:
                                                           Name:
                                                           Title:

                                                     MOSTOLLER LANDFILL, INC.


                                                     By:
                                                           Name:
                                                           Title:

Confirmed and accepted as of the date first above written:

FIRST ALBANY CORPORATION



By:
                   Authorized Signatory

SCHEDULE I

          Subsidiary Guarantors of the Company

      Subsidiary:                                               Formed In:
      ----------                                                ---------
  WSI Medical Waste Systems, Inc.                                    Delaware
  BioSafe Systems, Inc.                                              Delaware
  WSI New York Holdings, Inc.                                        Delaware
  WSI of New York, Inc.                                              Delaware
  WSI Vermont Holdings, Inc.                                         Delaware
  WSI of Vermont, Inc.                                               Delaware
  WSI Moretown Landfill, Inc.                                        Delaware
  WSI Burlington Transfer Station, Inc.                              Delaware
  WSI St. Johnsbury Transfer Station, Inc.                           Delaware
  WSI Waitsfield Transfer Station, Inc.                              Delaware
  WSI Massachusetts Holdings, Inc.                                   Delaware
  WSI of Massachusetts Hauling, Inc.                                 Delaware
  WSI of South Hadley, Inc.                                          Delaware
  WSI Oxford Transfer Station, Inc.                                  Delaware
  WSI Maryland Holdings, Inc.                                        Delaware
  WSI Pennsylvania Holdings, Inc.                                    Delaware
  WSI of Pennsylvania, Inc.                                          Delaware
  WSI Sandy Run Landfill, Inc.                                       Delaware
  WSI Altoona Transfer Station, Inc.                                 Delaware
  Mostoller Landfill, Inc.                                        Pennsylvania

 EXHIBIT 4.4
-------------


================================================================================





================================================================================


                                     WARRANT
                          REGISTRATION RIGHTS AGREEMENT



                        WASTE SYSTEMS INTERNATIONAL, INC.


                      ----------------------------------------


              Warrants to Purchase 1,500,000 Shares of Common Stock

                      ----------------------------------------


                            Dated as of March 2, 1999


                                ------------------


                            FIRST ALBANY CORPORATION












===============================================================================

================================================================================


         This Warrant Registration Rights Agreement (the "Agreement") is made and entered into as of March 2, 1999, by and among Waste Systems International, Inc., a Delaware corporation (the "Issuer"), the subsidiaries of the Issuer and First Albany Corporation (the "Initial Purchaser"), which have agreed to purchase the Warrants of the Issuer issued pursuant to the Warrant Agreement (the "Warrant Agreement") between the Issuer and IBJ Whitehall Bank & Trust Company, a New York banking corporation, as warrant agent (the "Warrant Agent").

         The Warrants are being issued and sold in connection with the offering by the Issuer of 10,000 Units, each consisting of (i) $10,000 principal amount at maturity of 11 1/2% Senior Notes due 2006 (the "Notes") of the Issuer and
(ii) 150 Warrants to purchase one share of Common Stock each at an exercise price equal to $6.25 per share.

         This Agreement is made pursuant to the Purchase Agreement, dated February 25, 1999 (the "Purchase Agreement"), by and between the Issuer, the Subsidiary Guarantors (as defined in the Indenture) and the Initial Purchaser. In order to induce the Initial Purchaser to purchase the Warrants, the Issuer has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchaser set forth in Section 5(k) of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Warrant Agreement.

         The parties hereby agree as follows:

1.    DEFINITIONS

         As used in this Agreement, the following capitalized terms shall have the following meanings:

         Affiliate: As defined in Rule 144.

         Black Out Notice: As defined in Section 4(b) hereof.

         Black Out Period: As defined in Section 3(a) hereof.

         Closing Date: The date hereof.

         Commission: The Securities and Exchange Commission.

         Exchange Act: The Securities Exchange Act of 1934, as amended.

         Expiration Date: 5:00 p.m. New York City time on March 2, 2004.

         Holder: As defined in Section 2 hereof.

         Offering Memorandum: Any offering memorandum (whether the preliminary offering memorandum or the final offering memorandum, or any amendments or supplements to either such document), that has been prepared and delivered by the Company to the Initial Purchaser in connection with the offering and resale of the Units consisting of the Notes and the Warrants to purchase shares of the Company's common stock.

         Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

         Registrable Securities: The Registrable Warrants and the Registrable Warrant Shares; provided that a security ceases to be a Registrable Security when it is no longer a Transfer Restricted Security.

         Registrable Warrant Shares: All Warrant Shares issuable to the holders of Registrable Warrants upon exercise of such Registrable Warrants.

         Registrable Warrants: All Warrants originally issued pursuant to the Warrant Agreement.

         Registration Statement: Any registration statement of the Issuer relating to the registration for resale of Registrable Securities that is filed pursuant to the provisions of this Agreement and including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

         Rule 144: Rule 144 promulgated under the Securities Act.

         Securities Act: The Securities Act of 1933, as amended.

         Transfer Restricted Securities: The Registrable Securities upon original issuance thereof; provided that a Registrable Security is no longer a Transfer Restricted Security when such Registrable Security is sold to the public pursuant to Rule 144 or an effective Registration Statement.

2.    HOLDERS

         A  Person  is  deemed  to be a  holder  of  Registrable  Securities  (a
"Holder")   whenever  such  Person  is  the  holder  of  record  of  Registrable
Securities.

3.    SHELF REGISTRATION

(a) Shelf Registration. The Issuer shall prepare and cause to be filed with the Commission on or before the date 180 days after the Closing Date pursuant to Rule 415 under the Securities Act a Registration Statement on the appropriate form relating to resales of Registrable Securities by the Holders thereof and the registration of the issuance of the Warrant Shares upon exercise of the Warrants. The Issuer shall use its reasonable best efforts to cause the Registration Statement to be declared effective by the Commission on or before 240 days after the Closing Date.

         To the extent necessary to ensure that the Registration Statement is available for sales of Registrable Securities by the Holders thereof entitled to the benefit of this Section 3(a), the Issuer shall use its reasonable best efforts to keep any Registration Statement required by this Section 3(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Section 4(a) hereof and in conformity with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, until the earlier of (i) the time when the Registrable Securities covered by the Registration Statement can be sold pursuant to Rule 144 under the Securities Act without any limitations under clauses (c), (e), (f) and (h) of Rule 144 and (ii) two years from the Closing Date. Notwithstanding the foregoing, the Issuer shall not be required to amend or supplement the Registration Statement, any related prospectus or any document incorporated therein by reference, for a period (a "Black Out Period") not to exceed, for so long as this Agreement is in effect, an aggregate of 30 days in any calendar year, in the event that (i) an event occurs and is continuing as a result of which the Registration Statement, any related prospectus or any document incorporated therein by reference as then amended or supplemented would, in the Issuer's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii)(A) the Issuer determines in its good faith judgment that the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Issuer or (B) the disclosure otherwise relates to a material business transaction which has not yet been publicly disclosed.

(b) Liquidated Damages. In the event that either (i) the Registration Statement referred to in subsection (a) above is not filed with the Commission on or prior to the 180th calendar day following the Closing Date, (ii) such Registration Statement is not declared effective on or prior to the 240th calendar day following the Closing Date or (iii) the Registration Statement ceases to be effective at any time prior to the earlier of (A) the time when the Registrable Securities covered by the Registration Statement can be sold pursuant to Rule 144 under the Securities Act without any limitations under clauses (c), (e), (f) and (h) of Rule 144 and (B) two years from the Closing Date (each such event a "Registration Default"), then the per annum interest rate borne by the Notes shall be increased by 0.50% immediately following such Registration Default. Upon the filing of the Registration Statement or the effectiveness of the Registration Statement, as the case may be, the interest rate borne by the Notes from the date of such filing or effectiveness, as the case may be, will be reduced to the otherwise applicable interest rate set forth above; provided, however, that, if after such reduction in interest rate, a different event specified in clause (i), (ii), or (iii) above occurs, the interest rate may again be increased pursuant to the foregoing provisions. If an event has occurred and is continuing as a result of which the Registration Statement would be required to be amended or supplemented or which would otherwise cause the Registration Statement not to be effective and usable for resale of Registrable Securities during the period required by this Agreement, pursuant to which the Issuer has issued a Blackout Notice as provided in Section 4(b) hereof, and the aggregate number of days in any calendar year for which all such Blackout Notices are issued or required to be issued exceeds 30 days, then the interest rate borne by the Notes will be increased by 0.50% per annum following the date that such Registration Statement ceases to be usable beyond the Blackout Period permitted above. Upon the Issuer declaring that the Registration Statement is usable after the interest rate has been increased pursuant to the preceding sentence, the interest rate borne by the Notes will be reduced to the otherwise applicable interest rate if the Issuer is otherwise in compliance with this
Section 3(b), provided, however, that if after any such reduction in interest rate the Registration Statement again ceases to be usable beyond the period permitted above within the same calendar year, the interest rate will again be increased and thereafter reduced pursuant to the foregoing provisions.

         Notwithstanding the foregoing, in no event shall the interest rate borne by the Notes be increased pursuant to this Section 3(b) or Section 2(e) of the Note Registration Rights Agreement by an amount which exceeds an aggregate of 0.50% per annum above the otherwise applicable per annum interest rate determined without regard to both such provisions.

(c) Provision by Holders of Certain Information in Connection with the Registration Statement. No Holder of Registrable Securities may include any of its Registrable Securities for resale in any Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Issuer in writing, within 20 days after receipt of a request therefor, the information specified in
Item 507 or 508 of Regulation S-K, as applicable, of the Securities Act for use in connection with any Registration Statement or Prospectus or preliminary Prospectus included therein. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Issuer by such Holder not materially misleading. No such information shall be required with respect to the registration of the issuance of the Warrant Shares upon exercise of the Warrants.

4.    REGISTRATION PROCEDURES

         (a) Procedures. In connection with the Registration Statement and any related Prospectus required by this Agreement, the Issuer shall:

                  (i)  use  its   reasonable   best   efforts  to  effect   such
         registration to permit the sale of the Registrable Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Issuer pursuant to Section 3(c) hereof), and pursuant thereto the Issuer will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof;

                  (ii) use its reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 of this Agreement. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (B) not to be effective and usable for resale of Registrable Securities during the period required by this Agreement, the Issuer shall, subject to Section 3(a), file promptly an appropriate amendment to such Registration Statement or a supplement to the Prospectus, as applicable, curing such defect, and, in the case of an amendment, use its reasonable best efforts to cause such amendment to be declared effective as soon as practicable;

                  (iii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                  (iv) advise the Initial Purchaser promptly and, if requested by the Initial Purchaser, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or Blue Sky laws, the Issuer shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                  (v) subject to Section 4(a)(ii) and Section 3(b) hereof, if any fact or event contemplated by Section 4(a)(iv)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (vi) furnish to the Initial Purchaser, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Persons, if any, for a period of at least five Business Days, and the Issuer will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which the Initial Purchaser shall reasonably object within five Business Days after the receipt thereof. The Initial Purchaser shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or fails to comply with the applicable requirements of the Securities Act;

                  (vii) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the Initial Purchaser, make the Issuer's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as the Initial Purchaser may reasonably request;

                  (viii) make available, at reasonable times, for inspection by the Initial Purchaser and any attorney or accountant retained by the Initial Purchaser, all financial and other records, pertinent corporate documents of the Issuer and cause the Issuer's officers, directors and employees to supply all information reasonably requested by the Initial Purchaser, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

                  (ix) if requested by the Initial Purchaser, promptly include in the Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as the Initial Purchaser may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Registrable Securities and the use of the Registration Statement or Prospectus for market-making activities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Issuer is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

                  (x) furnish to the Initial Purchaser and each Holder upon request, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                  (xi) deliver to the Initial Purchaser and each Holder, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as the Initial Purchaser or such Holder reasonably may request; the Issuer hereby consents to the use (in accordance with law and subject to Section 4(b) hereof) of the Prospectus and any amendment or supplement thereto by each selling Person in connection with the offering and the sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto and all market-making activities of the Initial Purchaser, as the case may be;

                  (xii) prior to any public offering of Registrable Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Registrable Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided that the Issuer shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

                  (xiii) in connection with any sale of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and to register such Registrable Securities in such denominations and such names as the selling Holders may request at least two Business Days prior to such sale of Registrable Securities;

                  (xiv) use its reasonable best efforts to cause the disposition of the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities, subject to the proviso contained in clause (xiii) above;

                  (xv) provide a CUSIP number for all Registrable Securities not later than the effective date of a Registration Statement covering such Registrable Securities and provide the Warrant Agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

                  (xvi) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable (but not sooner than the filing deadline of the last quarterly report included therein), a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in Rule 158(c) under the Securities Act); and

                  (xvii)  provide  promptly  to  the  Initial  Purchaser,   upon
         request, each document filed with the Commission pursuant to the requirements of Section 13 or Section 15(d) of the Exchange Act.

         (b) Restrictions on Holders. Each Holder agrees by acquisition of a Registrable Security and the Initial Purchaser agree that, upon receipt of the notice from the Issuer of the commencement of a Black Out Period (in each case, a "Black Out Notice"), such Person will forthwith discontinue disposition of Registrable Securities pursuant to the applicable Registration Statement until such Person is advised in writing by the Issuer of the termination of the Black Out Period. Each Person receiving a Black Out Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Person's possession which have been replaced by the Issuer with more recently dated Prospectuses or (ii) deliver to the Issuer (at the Issuer's expense) all copies, other than permanent file copies, then in such Person's possession of the Prospectus covering such Registrable Securities that was current at the time of receipt of the Black Out Notice.

5.    REGISTRATION EXPENSES

         All expenses incident to the Issuer's performance of or compliance with this Agreement will be borne by the Issuer, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing Prospectuses (whether for sales, market-making or otherwise), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Issuer; (v) all application and filing fees in connection with listing the Warrant Shares on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Issuer (including the expenses of any special audit and comfort letters required by or incident to such performance).

         The Issuer will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Issuer.

6.    INDEMNIFICATION AND CONTRIBUTION

         (a) The Issuer and each of its subsidiaries, jointly and severally, agree to indemnify and hold harmless each Holder and each person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Holder or such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                           (i) any untrue statement or alleged untrue statement made by the Issuer or any of its subsidiaries of any material fact contained in the Offering Memorandum,

                           (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) any Registration Statement or Prospectus or any amendment or supplement thereto or (B) any application or other document, or any amendment or supplement thereto, executed by the Issuer or based upon written information furnished by or on behalf of the Issuer filed in any jurisdiction in order to qualify the Registrable Securities under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application"),

                           (iii) the omission or alleged omission to state in any Registration Statement or Prospectus or any amendment or supplement thereto, or any Application a material fact required to be stated in such Registration Statement or necessary to make the statements in such Registration Statement, at the time it became effective, not misleading, or required to be stated in such Prospectus or any supplement or amendment thereto or necessary to make the statements in such Prospectus, at the date thereof, in the light of the circumstances under which they were made, not misleading, and will reimburse, as incurred, each Holder and each such controlling person for any legal or other expenses reasonably incurred by such Holder or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Issuer and each of its subsidiaries, jointly and severally, will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement or Prospectus or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information relating to any Holder furnished to the Issuer by such Holder specifically for use therein. The foregoing indemnification with respect to any preliminary Prospectus or final Prospectus shall not inure to the benefit of any Holder (or to the benefit of any person controlling such Holder) if the person asserting any such losses, claims, damages, liabilities or expenses was not sent or delivered a copy of the final Prospectus (or the final Prospectus as amended or supplemented) at or prior to the written confirmation of the sale of Registrable Securities to such person and if the untrue statement or omission of a material fact contained in such preliminary Prospectus was corrected in the final Prospectus (or the final Prospectus as amended or supplemented) unless such corrected final Prospectus was not sent or delivered because the Company failed to timely provide such Holder with sufficient copies of such corrected final Prospectus. This indemnity agreement will be in addition to any liability which the Issuer and each of its subsidiaries, jointly and severally, may otherwise have to any Holder or to any person who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

         (b) Each Holder, severally and not jointly, agrees, by acquiring any Registrable Securities, to indemnify and hold harmless the Issuer, each of its directors, each of its executive officers and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Issuer, any such director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
(i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or Prospectus or any amendment or supplement thereto or any Application or (ii) the omission or alleged omission to state in any Registration Statement or Prospectus or any amendment or supplement thereto, or any Application a material fact required to be stated in such Registration Statement or necessary to make the statements in such Registration Statement, at the time it became effective, not misleading, or required to be stated in such Prospectus or any supplement or amendment thereto or necessary to make the statements in such Prospectus, at the date thereof, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information relating to any Holder furnished to the Issuer by such Holder specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Issuer or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or any action in respect thereof. In no event shall any Holder, its directors, officers or any person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Registrable Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Registrable Securities and (ii) the amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. This indemnity agreement will be in addition to any liability which such Holder may otherwise have.

         (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 6, notify the indemnifying party of the commencement thereof in writing; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 6. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume and control the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by such Holder in the case of paragraph (a) of this Section 6, representing the indemnified parties under such paragraph (a) who are parties to such action or actions) or (ii) the indemnifying party does not promptly retain counsel satisfactory to the indemnified party or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party. No indemnifying party shall (A) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent
(1) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on account of any indemnified party, or (B) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 6 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or such Holder, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to above shall be deemed to include, subject to the limitations set forth in Section 6(b), any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments.

         The Issuer, each of its subsidiaries and each Holder agree that it would not be just and equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (d). Notwithstanding any other provision of this paragraph
(d), no Holder shall be obligated to make contributions hereunder that in the aggregate exceed the total public offering price of the Registrable Securities purchased by such Holder under this Agreement, less the aggregate amount of any damages that such Holder has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section are several in proportion to the respective principal amount of Registrable Securities held by each Holder hereunder and not joint. For purposes of this paragraph (d), each person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Holder, and each director of the Issuer, each officer of the Issuer who signed the Registration Statement and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Issuer.

         (e) The Issuer and each of its subsidiaries agree that the indemnity and contribution provisions of this Section 6 shall apply to the Initial Purchaser to the same extent, on the same conditions, as they apply to the Holders.

         (f) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions of this Agreement, including, without limitation, the provisions of this Section 6, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 6 fairly allocate the risks in light of the ability of the parties to investigate the Issuer and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act. The parties are advised that federal or state policy, as interpreted by the courts in certain jurisdictions, may be contrary to certain provisions of this Section 6, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 6 and further agree not to attempt to assert any such defense.

7.    RULE 144

         The Issuer agrees with each Holder, so long as any Registrable Securities remain outstanding and during any period in which the Issuer is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Registrable Securities pursuant to Rule 144.

8.    MISCELLANEOUS

         (a) Remedies. The Issuer acknowledges and agrees that any failure by the Issuer to comply with its obligations under Section 3 hereof may result in material irreparable injury to the Initial Purchaser or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchaser or any Holder may obtain such relief as may be required to specifically enforce the Issuer's obligations under Section 3 hereof. The Issuer further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b) No Inconsistent Agreements. The Issuer will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuer's securities under any agreement in effect on the date hereof.

         (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of this Section 8(c), the Issuer has obtained the written consent of Holders of all outstanding Registrable Securities, and (ii) in the case of all other provisions hereof, the Issuer has obtained the written consent of Holders of a majority of the outstanding principal amount of Registrable Securities (excluding Registrable Securities held by the Issuer, any Subsidiary Guarantor, or any of their respective Affiliates); provided that this Agreement may be amended without the consent of any Holder pursuant to Section 22 of the Warrant Agreement.

         (d) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements granting rights to Holders made hereunder between the Issuer, on the one hand, and the Initial Purchaser, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

         (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                           (iv) if to a Holder, at the address set forth on the records of the Warrant Agent, with a copy to the Warrant Agent; and

                           (v)       if to the Issuer:

                                    Waste Systems International
                                    420 Bedford Street, Suite 300
                                    Lexington, MA  02173
                                    Telecopier:  (781) 862-2929
                                    Attention:  Chief Financial Officer


         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Warrant Agent at the address specified in the Warrant Agreement.

         (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms hereof or of the Purchase Agreement or the Warrant Agreement. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

         (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

         (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                     WASTE SYSTEMS INTERNATIONAL, INC.


                                       By
                                      Name:
                                     Title:


                                     WSI MEDICAL WASTE SYSTEMS, INC.


                                       By
                                      Name:
                                     Title:


                                     BIOSAFE SYSTEMS, INC.


                                       By
                                      Name:
                                     Title:


                                    WSI NEW YORK HOLDINGS, INC.


                                       By
                                      Name:
                                     Title:


                                    WSI OF NEW YORK, INC.


                                       By
                                      Name:
                                     Title:


                                   WSI VERMONT HOLDINGS, INC.


                                       By
                                      Name:
                                     Title:


                                   WSI OF VERMONT, INC.


                                       By
                                      Name:
                                     Title:


                                   WSI MORETOWN LANDFILL, INC.


                                       By
                                      Name:
                                     Title:


                                    WSI BURLINGTON TRANSFER STATION, INC.


                                       By
                                      Name:
                                     Title:


                                     WSI ST. JOHNSBURY TRANSFER STATION, INC.


                                       By
                                      Name:
                                     Title:


                                     WSI WAITSFIELD TRANSFER STATION, INC.


                                       By
                                      Name:
                                     Title:


                                     WSI MASSACHUSETTS HOLDINGS, INC.


                                       By
                                      Name:
                                     Title:

                                     WSI OF MASSACHUSETTS HAULING, INC.


                                       By
                                      Name:
                                     Title:


                                     WSI OF SOUTH HADLEY, INC.


                                       By
                                      Name:
                                     Title:


                                     WSI OXFORD TRANSFER STATION, INC.


                                       By
                                      Name:
                                     Title:


                                     WSI MARYLAND HOLDINGS, INC.


                                       By
                                      Name:
                                     Title:


                                     WSI PENNSYLVANIA HOLDINGS, INC.


                                       By
                                      Name:
                                     Title:

                                     WSI OF PENNSYLVANIA, INC.


                                       By
                                      Name:
                                     Title:

                                    WSI SANDY RUN LANDFILL, INC.


                                       By
                                      Name:
                                     Title:


                                    WSI ALTOONA TRANSFER STATION, INC.


                                       By
                                      Name:
                                     Title:


                                    MOSTOLLER LANDFILL, INC.


                                       By
                                      Name:
                                     Title:





Confirmed and accepted as of
the date first above written

FIRST ALBANY CORPORATION


By:
         Name:
         Title:

EXHIBIT 99
----------


                          Waste Systems International, Inc.
    Lexington Office Park, 420 Bedford Street, Suite 300, Lexington, MA 02173
                        Tel: 781-862-3000; Fax: 781-862-2929


FOR IMMEDIATE RELEASE:


Contact: Waste Systems International, Inc.
                  Bob Rivkin, Executive Vice President -
                  Acquisitions and CFO
-------------------------------------------------------------------------------


   WASTE SYSTEMS INTERNATIONAL, INC. ANNOUNCES CLOSING OF $100 MILLION SENIOR
                      UNSECURED NOTES OFFERING, 500,000
                              SHARE BUYBACK
                                  AND
                      TWELVE TUCK-IN ACQUISITIONS

Lexington, Massachusetts, March 2, 1999 - Waste Systems International, Inc. ("WSI") (NASDAQ: WSII), an integrated non-hazardous solid waste management company, announced today that it has completed the sale of $100 million in principal amount of seven-year 11.5% Senior Unsecured Notes through a private placement with institutional investors. The issuance of the Senior Unsecured Notes has been structured to allow secondary market trading under Rule 144A of the Act of 1933. The net proceeds of the offering will be used to complete a buyback of 500,000 shares of Common Stock, finance pending and future acquisitions, repayment of outstanding debt, as well as for general working capital purposes.

 "This financing allows WSI to continue pursuing its aggressive acquisition strategy," commented Philip Strauss, WSI's Chairman and Chief Executive Officer. "Over the last year, WSI has demonstrated its ability to effectively pursue its strategy of acquiring solid waste assets at prices the Company believes will provide opportunities for increased growth, profits and cash flow," Strauss added.

The Company also announced that it has closed or signed definitive agreements to acquire 12 tuck-in collection companies in its Central Pennsylvania, Central New York and Central Massachusetts markets. The combined aggregate annual revenues of the acquisitions are approximately $7.5 million.

 "These tuck-ins strengthen our presence in each of the respective markets and will help us to continue to increase our operating margins and cash flow in these regions," commented Philip W. Strauss, Chairman and Chief Executive Officer. "We are very pleased with the results of our acquisitions to date. Our pipeline of potential acquisitions remains strong," Strauss added.

WSI is an innovative solid waste management company. The Company currently has operations in Vermont, Central Pennsylvania, Central Massachusetts and Central New York which serve approximately 67,000 commercial, industrial and residential customers. The Company is also evaluating other acquisitions and opportunities primarily in Northeastern and Mid-Atlantic markets.

Certain matters discussed in the press release, including statements with regard to acquisition and growth plans, and prospects, are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the Company's ability to manage growth, a history of losses, the ability to identify, acquire and integrate acquisition targets, dependence on management, the uncertain ability to finance the Company's growth, limitations on landfill permitting and expansion, geographic concentration, and the other risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission. The Company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements.